Filed Pursuant to Rule 424(b)(3)
Securities Act File No. 333-274497
File No. 814-00908
Prospectus
Prospect Floating Rate and Alternative Income Fund, Inc.
Supplement No. 2 dated February 12, 2026

to

Prospectus dated October 28, 2025
This Supplement No. 2 dated February 12, 2026 (this “Supplement”) contains information which amends, supplements or modifies certain information contained in the prospectus of Prospect Floating Rate and Alternative Income Fund, Inc. (the “Company”, “our”, “us” or “we”), dated October 28, 2025 (as previously supplemented and amended, the “Prospectus”). This Supplement is a part of, and should be read in conjunction with, the Prospectus. The Prospectus has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and is available free of charge at www.sec.gov or by calling (877) 822-4276. Capitalized terms used in this Supplement have the same meanings as in the Prospectus, unless otherwise stated herein.
Before investing in shares of our common stock, you should read carefully the Prospectus and this Supplement and consider carefully our investment objective, risks, charges and expenses. You should also carefully consider the “Risk Factors” beginning on page 30 of the Prospectus before you decide to invest.

Filing of Form 10-Q
On February 11, 2026, we filed our Quarterly Report on Form 10-Q for the quarter ended December 31, 2025 (the "Form 10-Q") with the SEC. We have attached the Form 10-Q, excluding the exhibits thereto, to this Supplement as Annex A, which is incorporated herein by reference.

Annex A

Our Form 10-Q for the quarter ended December 31, 2025 is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q

☒    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended December 31, 2025
OR
☐    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Commission File Number 814-00908
Prospect Floating Rate and Alternative Income Fund, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	45-2460782
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 East 40th Street, 42nd Floor
New York, NY	10016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 448-0702

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files). Yes ☒ No ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of "large accelerated filer", "accelerated filer", "smaller reporting company", and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of February 11, 2026, the Registrant had 9,201,669 and 2,237 shares of Class A and Class I Common Stock outstanding, $0.001 par value per share, respectively. As of February 11, 2026, there were no shares of Class S or Class D Common Stock outstanding, $0.001 par value per share, respectively.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
TABLE OF CONTENTS

Forward-Looking Statements
Some of the statements in this quarterly report on Form 10-Q (the "Quarterly Report") constitute forward-looking statements, which relate to future events or our performance or financial condition. The forward-looking statements contained in this Quarterly Report involve risks, uncertainties and other factors, some of which are beyond our control, including, but not limited to, statements as to:
•our, or our portfolio companies’, future operating results;
•our business prospects and the prospects of our portfolio companies;
•the return or impact of current or future investments that we expect to make;
•our contractual arrangements and relationships with third parties;
•the willingness of our investment adviser to waive fees;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the impact of global events outside of our control, including the consequences of the ongoing conflict between Russia and Ukraine and in the Middle East, on our and our portfolio companies’ businesses and the global economy;
•the impact of alternative reference rates on our business and certain of our investments;
•uncertainty surrounding inflation and the financial stability of the United States, Europe, and China;
•trade negotiations and related government actions may create regulatory uncertainty for our portfolio companies and our investment strategies and adversely affect the profitability of our portfolio companies;
•the financial condition and ability of our current and prospective portfolio companies to achieve their objectives;
•difficulty in obtaining financing or raising capital, especially in the current credit and equity environment, and the impact of a protracted decline in the liquidity of credit markets on our and our portfolio companies’ business;
•the level, duration and volatility of prevailing interest rates and credit spreads, magnified by the current turmoil in the credit markets;
•the impact of alternative reference rates on our business and certain of our investments;
•adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;
•a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;
•the impact of changes in laws or regulations governing our operations or the operations of our portfolio companies;
•our regulatory structure and tax treatment, including our ability to operate as a business development company and a regulated investment company;
•the adequacy of our cash resources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments;
•the timing, form and amount of any dividend distributions;
•authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the Securities and Exchange Commission (the "SEC"), Internal Revenue Service, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and
•any of the other risks, uncertainties and other factors we identify in this Quarterly Report or in our Annual Report on Form 10-K for the year ended June 30, 2025.
Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words "trend," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "potential," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. The forward looking statements contained in this Quarterly Report involve risks and uncertainties and undue reliance should not be placed on them. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth as "Risk Factors" in this Quarterly Report, our Annual Report on Form 10-K and our other SEC filings.
We have based the forward-looking statements included in this report on information available to us on the date of this Quarterly Report, and we assume no obligation to update any such forward-looking statements. Actual results could differ materially from those anticipated in our forward-looking statements, and future results could differ materially from historical performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

Item 1. Consolidated Financial Statements

Assets	December 31, 2025	June 30, 2025
	(Unaudited)
Investments at fair value:
Non-control/non-affiliate investments (amortized cost of $71,950,376 and $88,404,806, respectively) (Notes 7 and 8)	$63,918,767	$85,016,596
Cash and cash equivalents	23,415,107	16,499,200
Deferred financing costs (Note 10)	866,543	530,441
Interest receivable	531,544	564,755
Due from Adviser (Note 4)	282,615	—
Receivable for repayments of portfolio investments	193,960	74,284
Prepaid expenses and other assets	75,975	133,985
Deferred offering costs	49,024	106,129
Total Assets	89,333,535	102,925,390

Liabilities
Senior Secured Revolving Credit Facility (Note 10)	—	45,500,000
OZK Credit Facility (Note 10)	37,040,732	—
Payable for open trades	14,987,702	14,988,042
Due to Administrator (Note 4)	2,015,442	2,015,442
Distributions payable	290,326	152,652
Interest payable	116,046	29,810
Accrued audit fees	92,500	133,750
Accrued expenses	44,820	68,489
Tax payable	26,328	—
Accrued legal fees	7,993	49,068
Total Liabilities	54,621,889	62,937,253
Commitments and Contingencies (Note 9)
Net Assets	$34,711,646	$39,988,137

Components of Net Assets
Common Stock, par value $0.001 per share (75,000,000 shares authorized; 9,141,175 and 8,895,933 Class A and Class I shares issued and outstanding, respectively) (Note 3)	$9,142	$8,897
Paid-in capital in excess of par (Note 3 and Note 6)	54,423,731	53,680,378
Distributions in excess of earnings (Note 6)	(19,721,227)	(13,701,138)
Net Assets	$34,711,646	$39,988,137

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

NET ASSET VALUE PER SHARE	December 31, 2025	June 30, 2025
	(Unaudited)
Class A Shares:
Net assets	$34,703,153	$39,978,083
Common Shares outstanding ($0.001 par value, 37,500,000 authorized)	9,138,938	8,893,696
Net asset value per share	$3.80	$4.50

Class I Shares:
Net assets	$8,493	$10,054
Common Shares outstanding ($0.001 par value, 12,500,000 authorized)	2,237	2,237
Net asset value per share	$3.80	$4.50

Class S Shares:
Net assets	—	—
Common Shares outstanding ($0.001 par value, 12,500,000 authorized)	—	—
Net asset value per share	—	—

Class D Shares:
Net assets	—	—
Common Shares outstanding ($0.001 par value, 12,500,000 authorized)	—	—
Net asset value per share	—	—

See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Investment Income
Interest income from non-control/non-affiliate investments	$1,916,298	$2,198,449	$4,076,098	$4,294,379
PIK interest income from non-control/non-affiliate investments	113,465	97,706	145,021	166,986
Total Investment Income	2,029,763	2,296,155	4,221,119	4,461,365

Operating Expenses
Interest expense and credit facility expenses (Note 10)	717,929	1,007,252	1,562,879	1,811,639
Base management fees (Note 4)	276,445	314,020	573,315	603,181
Administrator Costs (Note 4)	165,000	126,000	332,500	301,000
Audit and tax expense	83,750	100,000	168,593	254,500
Transfer agent’s fees and expenses	52,198	77,471	111,286	152,446
General and administrative	41,666	22,236	70,905	49,916
Offering costs	40,122	137,292	82,085	272,819
Legal expense	27,960	17,956	89,596	128,557
Insurance expense	18,646	31,907	34,872	63,815
Valuation services	18,274	13,581	24,274	29,887
Total Operating Expenses	1,441,990	1,847,715	3,050,305	3,667,760
Expense limitation reimbursement (Note 4)	(724,061)	(314,020)	(1,487,426)	(603,181)
Total Net Operating Expenses	717,929	1,533,695	1,562,879	3,064,579

Net Investment Income (Loss) before income taxes	1,311,834	762,460	2,658,240	1,396,786
Excise tax expense	26,328	—	26,328	—
Net Investment Income (Loss)	1,285,506	762,460	2,631,912	1,396,786

Net Realized Losses and Net Change in Unrealized Gains/(Losses) on Investments
Net realized losses:
Non-control/non-affiliate investments	(831,255)	(394,340)	(1,901,577)	(1,121,097)
Net realized losses	(831,255)	(394,340)	(1,901,577)	(1,121,097)
Net change in unrealized gains/(losses):
Non-control/non-affiliate investments	(2,658,325)	(34,438)	(4,643,399)	316,456
Net change in unrealized gains/(losses)	(2,658,325)	(34,438)	(4,643,399)	316,456
Net Realized Losses and Net Change in Unrealized Losses on Investments	(3,489,580)	(428,778)	(6,544,976)	(804,641)
Extinguishment of debt	—	—	(495,849)	—
Net Increase/(Decrease) in Net Assets Resulting from Operations	$(2,204,074)	$333,682	$(4,408,913)	$592,145

See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (Unaudited)

	Common Stock
For the Three Months Ended December 31, 2025	Common Stock Outstanding - Class A(1)	Common Stock Outstanding - Class I(1)	Par	Paid-in Capital in Excess of Par	Distributable Earnings (Loss)	Net Assets
Balance as of September 30, 2025	8,992,482	2,237	$8,996	$54,121,473	$(16,904,677)	$37,225,792
Net increase in net assets resulting from operations
Net investment income (losses)	—	—	—	—	1,285,506	1,285,506
Net realized gains (losses) on investments	—	—	—	—	(831,255)	(831,255)
Net change in unrealized gains (losses) on investments	—	—	—	—	(2,658,325)	(2,658,325)
Net increase (decrease) from operations	—	—	—	—	(2,204,074)	(2,204,074)
Distributions to Shareholders (Note 6)(2)
Class A:
Distributions from earnings	—	—	—	—	(969,175)	(969,175)
Net increase (decrease) from distributions	—	—	—	—	(969,175)	(969,175)
Class I:
Distributions from earnings	—	—	—	—	(239)	(239)
Net increase (decrease) from distributions	—	—	—	—	(239)	(239)
Capital Transactions (Note 3)
Class A:
Shares issued through reinvestment of distributions	198,978	—	199	875,008	—	875,207
Repurchase of common shares	(52,522)	—	(53)	(215,812)	—	(215,865)
Net increase (decrease) from share transactions	146,456	—	146	659,196	—	659,342
Tax Reclassification of Net Assets (Note 6)	—	—	—	(356,938)	356,938	—
Balance as of December 31, 2025	9,138,938	2,237	$9,142	$54,423,731	$(19,721,227)	$34,711,646
(1) In connection with the Multi-Class Offering, the Company authorized the issuance of separate classes of its common stock and designated such classes Class S, Class D and Class I common stock. The registration statement was declared effective by the SEC on May 10, 2024, however, as of December 31, 2025, there are no shares of Class S or Class D common stock outstanding.
(2) Tax character of distributions is not yet finalized for the respective fiscal period and will not be finalized until we file our tax return for our tax year ending December 31, 2025. See Note 2 and Note 6 within the accompanying notes to consolidated financial statements for further discussion on tax reclassification of net assets and tax basis components of dividends.
See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (Unaudited) (continued)

	Common Stock
For the Three Months Ended December 31, 2024	Common Stock Outstanding - Class A(1)	Common Stock Outstanding - Class I(1)	Par	Paid-in Capital in Excess of Par	Distributable Earnings (Loss)	Net Assets
Balance as of September 30, 2024(2)	8,840,005	—	$8,840	$54,033,631	$(12,956,290)	41,086,181
Net increase in net assets resulting from operations
Net investment income (losses)	—	—	—	—	762,460	762,460
Net realized (losses) on investments	—	—	—	—	(394,340)	(394,340)
Net change in unrealized gains (losses) on investments	—	—	—	—	(34,438)	(34,438)
Net increase (decrease) from operations	—	—	—	—	333,682	333,682
Distributions to Shareholders (Note 6)
Class A:
Distributions from earnings	—	—	—	—	(599,345)	(599,345)
Return of capital distributions	—	—	—	(274,641)	—	(274,641)
Net increase (decrease) from distributions	—	—	—	(274,641)	(599,345)	(873,986)
Class I:
Distributions from earnings	—	—	—	—	(189)	(189)
Return of capital distributions	—	—	—	(31)	—	(31)
Net increase (decrease) from distributions	—	—	—	(31)	(189)	(220)
Capital Transactions
Class A:
Shares issued through reinvestment of distributions	160,870	—	161	743,232	—	743,393
Repurchase of common shares	(102,793)	—	(102)	(468,627)	—	(468,729)
Net increase (decrease) from share transactions	58,077	—	59	274,605	—	274,664
Class I:
Shares issued	—	2,237	2	10,398	—	10,400
Net increase (decrease) from share transactions	—	2,237	2	10,398	—	10,400
Tax Reclassification of Net Assets (Note 6)	—	—	—	(355,308)	355,308	—
Balance as of December 31, 2024	8,898,082	2,237	$8,901	$53,688,654	$(12,866,834)	$40,830,721
(1) In connection with the Multi-Class Offering, the Company authorized the issuance of separate classes of its common stock and designated such classes Class S, Class D and Class I common stock. The registration statement was declared effective by the SEC on May 10, 2024, however, as of December 31, 2024, there are no shares of Class S or Class D common stock outstanding.
(2) Certain reclassifications have been made in the presentation of prior year and prior quarter amounts to conform to the presentation for the fiscal year ended June 30, 2024. See Note 2 and 6 within the accompanying notes to the consolidated financial statements for further discussion.
See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (Unaudited) (continued)

	Common Stock
For the Six Months Ended December 31, 2025	Common Stock Outstanding - Class A(1)	Common Stock Outstanding - Class I(1)	Par	Paid-in Capital in Excess of Par	Distributable Earnings (Loss)	Net Assets
Balance as of June 30, 2025	8,893,696	2,237	$8,897	$53,680,378	$(13,701,138)	$39,988,137
Net increase in net assets resulting from operations
Net investment income (losses)	—	—	—	—	2,631,912	2,631,912
Net realized gains (losses) on investments	—	—	—	—	(1,901,577)	(1,901,577)
Net realized losses on debt	—	—	—	—	(495,849)	(495,849)
Net change in unrealized gains (losses) on investments	—	—	—	—	(4,643,399)	(4,643,399)
Net increase (decrease) from operations	—	—	—	—	(4,408,913)	(4,408,913)
Distributions to Shareholders (Note 6)(2)
Class A:
Distributions from earnings	—	—	—	—	(1,967,625)	(1,967,625)
Net increase (decrease) from distributions	—	—	—	—	(1,967,625)	(1,967,625)
Class I:
Distributions from earnings	—	—	—	—	(489)	(489)
Net increase (decrease) from distributions	—	—	—	—	(489)	(489)
Capital Transactions (Note 3)
Class A:
Shares issued through reinvestment of distributions	363,604	—	364	1,614,293	—	1,614,657
Repurchase of common shares	(118,362)	—	(119)	(514,002)	—	(514,121)
Net increase (decrease) from share transactions	245,242	—	245	1,100,291	—	1,100,536
Tax Reclassification of Net Assets (Note 6)	—	—	—	(356,938)	356,938	—
Balance as of December 31, 2025	9,138,938	2,237	$9,142	$54,423,731	$(19,721,227)	$34,711,646
(1) In connection with the Multi-Class Offering, the Company authorized the issuance of separate classes of its common stock and designated such classes Class S, Class D and Class I common stock. The registration statement was declared effective by the SEC on May 10, 2024, however, as of December 31, 2025, there are no shares of Class S and Class D common stock outstanding.
(2) Tax character of distributions is not yet finalized for the respective fiscal period and will not be finalized until we file our tax return for our tax year ending December 31, 2025. See Note 2 and Note 6 within the accompanying notes to consolidated financial statements for further discussion on tax reclassification of net assets and tax basis components of dividends.
See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (Unaudited) (continued)

	Common Stock
For the Six Months Ended December 31, 2024	Common Stock Outstanding - Class A(1)	Common Stock Outstanding - Class I(1)	Par	Paid-in Capital in Excess of Par	Distributable Earnings (Loss)	Net Assets
Balance as of June 30, 2024(2)	6,661,373	$—	$6,662	$43,901,672	$(12,644,774)	31,263,560
Net increase in net assets resulting from operations
Net investment income (losses)	—	—	—	—	1,396,786	1,396,786
Net realized gains (losses) on investments	—	—	—	—	(1,121,097)	(1,121,097)
Net change in unrealized gains (losses) on investments	—	—	—	—	316,456	316,456
Net increase (decrease) from operations	—	—	—	—	592,145	592,145
Distributions to Shareholders (Note 6)
Class A:
Distributions from earnings	—	—	—	—	(1,169,324)	(1,169,324)
Return of capital distributions	—	—	—	(535,826)	—	(535,826)
Net increase (decrease) from distributions	—	—	—	(535,826)	(1,169,324)	(1,705,150)
Class I:
Distributions from earnings	—	—	—	—	(189)	(189)
Return of capital distributions	—	—	—	(31)	—	(31)
Net increase (decrease) from distributions	—	—	—	(31)	(189)	(220)
Capital Transactions
Class A:
Shares issued	2,096,436	—	2,096	9,997,904	—	10,000,000
Shares issued through reinvestment of distributions	290,911	—	291	1,361,862	—	1,362,153
Repurchase of common shares	(150,638)	—	(150)	(692,017)	—	(692,167)
Net increase (decrease) from share transactions	2,236,709	—	2,237	10,667,749	—	10,669,986
Class I:
Shares issued	—	2,237	2	10,398	—	10,400
Net increase (decrease) from share transactions	—	2,237	2	10,398	—	10,400
Tax Reclassification of Net Assets (Note 6)	—	—	—	(355,308)	355,308	—
Balance as of December 31, 2024	8,898,082	2,237	$8,901	$53,688,654	$(12,866,834)	$40,830,721
(1) In connection with the Multi-Class Offering, the Company authorized the issuance of separate classes of its common stock and designated such classes Class S, Class D and Class I common stock. The registration statement was declared effective by the SEC on May 10, 2024, however, as of December 31, 2024, there are no shares of Class S or Class D common stock outstanding.
(2) Certain reclassifications have been made in the presentation of prior year and prior quarter amounts to conform to the presentation for the fiscal year ended June 30, 2024. See Note 2 and 6 within the accompanying notes to the consolidated financial statements for further discussion.
See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net increase/(decrease) in net assets resulting from operations	$(4,408,913)	$592,145
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Repayments and sales of portfolio investments	20,354,403	12,924,933
Purchases of investments	(5,696,509)	(37,735,814)
Net change in unrealized (gains)/losses on investments	4,643,399	(316,456)
Net realized losses on investments	1,901,577	1,121,097
Net realized losses on extinguishment of debt	495,849	—
Net Reductions to Subordinated Structured Notes and related investment cost	179,940	387,267
Payment-in-kind interest	(145,021)	(166,986)
Amortization of premiums (accretion of purchase discounts) on investments, net	(139,621)	(161,877)
Amortization of deferred financing costs	127,154	210,055
Amortization of offering costs	82,085	272,819
Settlement of Treasury Bills	(342)	(257)
Changes in other assets and liabilities:
(Increase) Decrease in operating assets
Due from Adviser (Note 4)	(282,615)	—
Interest receivable	33,211	(302,410)
Receivable for repayments of portfolio investments	(119,676)	(99,949)
Prepaid expenses and other assets	58,010	50,615
Increase (Decrease) in operating liabilities
Interest payable	86,236	(147,623)
Accrued legal fees	(66,054)	(203,880)
Accrued audit fees	(41,250)	22,500
Excise tax payable (Note 6)	26,328	—
Accrued expenses	(23,669)	(74,963)
Payable for open trades	(340)	(1,183)
Due to Administrator (Note 5)	—	268,500
Net cash provided by/(used in) operating activities	17,064,182	(23,361,467)
Cash flows from financing activities:
Gross proceeds from shares sold	—	10,010,400
Distributions paid to stockholders	(215,781)	(255,526)
Repurchase of common stock	(514,121)	(692,167)
Borrowings under Senior Secured Revolving Credit Facility (Note 10)	3,400,000	36,900,000
Repayments under Senior Secured Revolving Credit Facility (Note 10)	(48,900,000)	(20,200,000)
Borrowings under OZK Credit Facility (Note 10)	48,175,000	—
Repayments under OZK Credit Facility (Note 10)	(11,134,268)	—
Financing costs paid and deferred	(959,105)	(19,201)
Net cash provided by/(used in) financing activities	(10,148,275)	25,743,506
Net increase (decrease) in Cash and Cash Equivalents	6,915,907	2,382,039
Cash and Cash Equivalents at beginning of period	16,499,200	15,406,421
Cash and Cash Equivalents at end of period	$23,415,107	$17,788,460
Supplemental disclosures:
Cash paid for interest	$1,255,418	$1,749,207
Non-cash financing activities:
Value of shares issued through reinvestment of distributions	$1,614,657	$1,362,153

See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2025 (Unaudited)

									December 31, 2025
Portfolio Company / Security Type(x)	Industry (r)	Acquisition Date	All-in Rate	Ref. Rate	Spread	PIK	Floor	Legal Maturity	Shares/Units	Principal	Amortized Cost (d)	Fair Value (c)	% of Net Assets
Non-Control/Non-Affiliate Investments (less than 5.00% voting control):
Senior Secured Loans-First Lien(k)
Aventiv Technologies, LLC - Second Out Super Priority First Lien Term Loan(h)(m)(n)	Telecommunications	6/28/2024	11.43%	3M SOFR	7.50%	11.43%	1.00%	3/31/2026		$89,243	$89,177	$89,243	0.26%
Aventiv Technologies, LLC - Second Out Super Priority First Lien Term Loan Bridge(h)(j)(n)		12/23/2024	13.96%	3M SOFR	10.00%		1.00%	3/31/2026		95,193	94,979	95,193	0.27%
BCPE North Star US Holdco 2, Inc.(f)(i)(j)	Beverage, Food & Tobacco	2/2/2022	7.83%	3M SOFR	4.00%		0.75%	6/9/2028		2,993,758	2,898,468	2,986,573	8.60%
Burgess Point Purchaser Corporation(f)(i)	Automotive	7/26/2024	9.19%	1M SOFR	5.35%		0.50%	7/25/2029		2,954,315	2,809,471	2,523,871	7.27%
Discovery Point Retreat, LLC(f)(h)	Healthcare & Pharmaceuticals	6/14/2024	11.68%	3M SOFR	7.75%		3.25%	6/14/2029		3,910,000	3,910,000	3,910,000	11.26%
DRI Holding Inc.(f)(h)(j)	Media: Advertising, Printing & Publishing	12/21/2021	9.07%	1M SOFR	5.25%		0.50%	12/21/2028		2,403,481	2,325,210	2,403,481	6.92%
Druid City Infusion, LLC - First Lien Term Loan(f)(h)	Healthcare & Pharmaceuticals	9/30/2024	11.17%	3M SOFR	7.50%		3.00%	10/4/2029		3,942,364	3,942,364	3,942,364	11.36%
Druid City Infusion, LLC - First Lien Convertible Note to Druid City Intermediate, Inc.(f)(h)(m)		9/30/2024	6.00%		2.00%	2.00%	—%	10/4/2033		51,273	51,273	98,783	0.28%
Emerge Intermediate, Inc.(h)(j)	Healthcare & Pharmaceuticals	2/26/2024	10.07%	3M SOFR	6.25%		1.00%	8/31/2027		5,264,114	5,264,114	4,816,663	13.88%
First Brands Group - First Lien Term Loan (g)(i)(o)(q)	Automotive	2/8/2024	10.99%	3M SOFR	7.00%	10.99%	1.00%	3/30/2027		2,040,054	1,967,705	11,016	0.03%
		3/8/2024	10.99%	3M SOFR	7.00%	10.99%	1.00%	3/30/2027		812,150	660,920	4,386	0.01%
First Brands Group - First Lien DIP Term Loan A (g)(i)(m)(q)	Automotive	10/2/2025	13.84%	3M SOFR	10.00%	8.45%	1.00%	6/29/2026		1,141,493	1,087,652	234,006	0.67%
First Brands Group - First Lien DIP Term Loan B (g)(i)(o)(q)	Automotive	11/10/2025	10.84%	3M SOFR	7.00%	10.84%	1.00%	6/29/2026		3,270,913	3,241,856	57,241	0.16%
Global Tel*Link Corporation (d/b/a ViaPath Technologies)(f)(h)	Telecommunications	8/6/2024	11.22%	1M SOFR	7.50%		3.00%	8/6/2029		4,925,006	4,842,872	4,893,486	14.10%
Healthcare Venture Partners, LLC(f)(h)	Healthcare & Pharmaceuticals	8/29/2025	11.67%	3M SOFR	8.00%		3.50%	8/29/2030		3,980,000	3,980,000	3,980,000	11.47%
Imperative Worldwide, LLC (f/k/a MAGNATE WORLDWIDE, LLC)(f)(h)	Transportation: Cargo	12/3/2024	9.17%	3M SOFR	5.50%		0.75%	12/30/2028		2,951,307	2,902,817	2,951,307	8.50%
iQOR Holdings, Inc.(f)(h)	Services: Consumer	6/11/2024	11.18%	3M SOFR	7.50%		2.50%	6/11/2029		4,507,947	4,507,947	4,507,947	12.99%
MoneyGram International, Inc.(f)(i)	Banking	4/23/2024	8.51%	3M SOFR	4.75%		0.50%	6/1/2030		2,947,500	2,904,013	1,981,015	5.71%
New WPCC Parent, LLC(f)(h)(j)(m)(t)	Healthcare & Pharmaceuticals	5/8/2025	13.22%	3M SOFR	9.50%		2.00%	5/9/2030		1,170,627	1,143,013	1,170,627	3.37%
Recovery Solutions Parent, LLC(f)(h)(t)	Healthcare & Pharmaceuticals	1/27/2025	11.17%	3M SOFR	7.50%		2.00%	1/27/2030		678,192	402,670	678,192	1.95%
Research Now Group, LLC & Dynata, LLC- First Lien First Out Term Loan(f)(h)(j)(n)	Services: Business	7/15/2024	9.14%	3M SOFR	5.00%		1.00%	7/15/2028		1,447,665	1,438,429	1,440,137	4.15%
Research Now Group, LLC & Dynata, LLC- First Lien Second Out Term Loan(h)(n)		7/15/2024	9.64%	3M SOFR	5.50%		1.00%	10/15/2028		1,283,630	1,273,355	1,197,883	3.45%
S&S Holdings LLC(f)(i)	Wholesale	7/16/2024	8.83%	3M SOFR	5.00%		0.50%	3/11/2028		2,953,488	2,934,164	2,959,691	8.53%

See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2025 (Unaudited)

									December 31, 2025
Portfolio Company / Security Type(x)	Industry (r)	Acquisition Date	All-in Rate	Ref. Rate	Spread	PIK	Floor	Legal Maturity	Shares/Units	Principal	Amortized Cost (d)	Fair Value (c)	% of Net Assets
Non-Control/Non-Affiliate Investments (less than 5.00% voting control):
Shoes West, LLC (d/b/a Taos Footwear) - First Lien Term Loan(f)(h)(s)	Consumer Goods: Non-Durable	1/23/2025	10.93%	3M SOFR	7.00%		3.00%	1/23/2030		$4,702,500	$4,702,500	$4,702,500	13.55%
Shoes West, LLC (d/b/a Taos Footwear) - First Lien Convertible Note to Taos Footwear(f)(h)(m)(s)			9.00%			2.00%	—%	1/23/2030		203,833	203,833	348,717	1.00%
Verify Diagnostics, LLC(f)(h)(u)	Healthcare & Pharmaceuticals	5/14/2025	13.95%	3M SOFR	10.28%		3.50%	5/15/2030		2,469,488	2,469,488	2,469,488	7.11%
WatchGuard Technologies, Inc.(f)(h)(j)	High Tech Industries	2/8/2024	8.97%	1M SOFR	5.25%		0.75%	6/30/2029		3,421,392	3,371,754	3,421,392	9.86%
Total Senior Secured Loans-First Lien											$65,420,044	$57,875,202	166.71%
Senior Secured Loans-Second Lien(k)
QC Holdings, LLC(a)(f)(h)(m)(w)	Finance	6/30/2025	23.50%	3M SOFR	18.50%		5.00%	6/30/2030		$2,500,000	$2,500,000	$2,500,000	7.20%
QC Holdings TopCo, LLC - Delayed Draw Term Loan(a)(h)(m)(w)(y)	Finance	9/29/2025	23.50%	3M SOFR	18.50%		5.00%	6/30/2030		57,387	57,387	57,387	0.17%
Total Senior Secured Loans-Second Lien											$2,557,387	$2,557,387	7.37%
Structured Subordinated Notes (a)(e)(h)(l)(k)
Apidos CLO XXVI(v)	Structured Finance	7/25/2019	—%	Residual Interest/Current Yield				7/18/2029		$250,000	$42,800	$42,125	0.12%
Carlyle Global Market Strategies CLO 2017-5, Ltd.(v)	Structured Finance	12/18/2017	—%	Residual Interest/Current Yield				1/22/2030		500,000	—	—	—%
Galaxy XIX CLO, Ltd.(v)	Structured Finance	12/5/2016	—%	Residual Interest/Current Yield				7/24/2030		246,767	—	—	—%
GoldenTree Loan Opportunities IX, Ltd.(v)	Structured Finance	7/19/2017	—%	Residual Interest/Current Yield				10/29/2029		250,000	—	—	—%
Madison Park Funding XIII, Ltd.(v)	Structured Finance	11/6/2015	—%	Residual Interest/Current Yield				4/22/2030		250,000	—	5,550	0.02%
Octagon Investment Partners XIV, Ltd.	Structured Finance	12/1/2017	—%	Residual Interest/Current Yield				7/16/2029		850,000	—	—	—%
Octagon Investment Partners XV, Ltd.	Structured Finance	5/23/2019	—%	Residual Interest/Current Yield				7/19/2030		500,000	—	—	—%
Octagon Investment Partners XXI, Ltd.(j)	Structured Finance	1/6/2016	—%	Residual Interest/Current Yield				2/14/2031		387,538	30,533	25,306	0.07%
Octagon Investment Partners 30, Ltd.(v)	Structured Finance	11/16/2017	—%	Residual Interest/Current Yield				3/17/2030		475,000	—	—	—%
Octagon Investment Partners 31, Ltd.(v)	Structured Finance	12/20/2019	—%	Residual Interest/Current Yield				7/20/2030		250,000	—	—	—%
Octagon Investment Partners 36, Ltd.	Structured Finance	12/20/2019	—%	Residual Interest/Current Yield				4/15/2031		500,000	16,938	14,700	0.04%
Octagon Investment Partners 39, Ltd.	Structured Finance	1/9/2020	—%	Residual Interest/Current Yield				10/21/2030		250,000	22,047	17,250	0.05%
OZLM XII, Ltd.(v)	Structured Finance	1/17/2017	—%	Residual Interest/Current Yield				4/30/2027		275,000	—	—	—%
Sound Point CLO II, Ltd.	Structured Finance	5/16/2019	—%	Residual Interest/Current Yield				1/26/2031		1,500,000	—	—	—%
Sound Point CLO VII-R, Ltd.	Structured Finance	8/23/2019	—%	Residual Interest/Current Yield				10/23/2031		150,000	—	—	—%
Sound Point CLO XVIII, Ltd.	Structured Finance	5/16/2019	—%	Residual Interest/Current Yield				1/21/2031		250,000	—	—	—%
THL Credit Wind River 2013-1 CLO, Ltd.	Structured Finance	11/1/2017	—%	Residual Interest/Current Yield				7/22/2030		325,000	—	—	—%
Venture XXXIV CLO, Ltd.	Structured Finance	7/30/2019	—%	Residual Interest/Current Yield				10/15/2031		250,000	18,322	15,450	0.04%
Voya IM CLO 2013-1, Ltd.(j)	Structured Finance	6/9/2016	—%	Residual Interest/Current Yield				10/15/2030		278,312	24,300	19,204	0.06%
Voya CLO 2016-1, Ltd.	Structured Finance	1/22/2016	—%	Residual Interest/Current Yield				1/21/2031		250,000	37,760	30,125	0.09%
Total Structured Subordinated Notes											$192,700	$169,710	0.49%
Common Equity/Other(g)(h)(k)
ACON IWP Investors I, L.L.C.	Healthcare & Pharmaceuticals	4/30/2015							472,357		$472,357	$677,500	1.95%
See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2025 (Unaudited)

									December 31, 2025
Portfolio Company / Security Type(x)	Industry (r)	Acquisition Date	All-in Rate	Ref. Rate	Spread	PIK	Floor	Legal Maturity	Shares/Units	Principal	Amortized Cost (d)	Fair Value (c)	% of Net Assets
Non-Control/Non-Affiliate Investments (less than 5.00% voting control):
Common Equity/Other(g)(h)(k)
FullBeauty Brands Holding, Common Stock	Retail	2/7/2019							72		198,026	—	—%
iQOR Holdings, Inc. (Bloom Aggregator, LP)	Services: Consumer	6/11/2024							50		50,000	74,707	0.22%
New WPCC Parent, LLC (Class A Common Stock) (t)	Healthcare & Pharmaceuticals	5/8/2025							18,449		93,822	226,736	0.65%
QC Holdings Topco, LLC(a)	Finance	6/30/2025							1,000		100,000	174,840	0.50%
Recovery Solutions Parent, LLC, Membership Interest (t)	Healthcare & Pharmaceuticals	1/27/2025							37,391		1,085,835	1,266,426	3.65%
Research Now Group, LLC & Dynata, LLC (Common Stock of New Insight Holdings, Inc)	Services: Business	6/14/2024							17,876		282,262	67,393	0.19%
Rising Tide Holdings, Inc., Common Stock	Consumer goods: Non-Durable	9/11/2023							2,500		997,560	—	—%
Total Common Equity/Other											$3,279,862	$2,487,602	7.17%

Preferred Stock(h)(k)
Discovery MSO HoldCo LLC(g)(m)(p)	Healthcare & Pharmaceuticals	6/14/2024				8.00%			55		$50,000	$77,876	0.22%
Healthcare Venture Partners, LLC - Series A Preferred Units of TCSPV Holdings IV, LLC(g)	Healthcare & Pharmaceuticals	8/29/2025							100,000		100,000	143,000	0.41%
New WPCC PARENT, LLC (Series A Preferred Stock)(m)(t)	Healthcare & Pharmaceuticals	5/8/2025				13.00%			17,452		196,529	246,773	0.71%
Shoes West, LLC (d/b/a Taos Footwear) - Preferred Equity(m)(s)	Consumer Goods: Non-Durable	1/23/2025				8.00%		2/28/2030	54		53,854	142,217	0.41%
Verify Diagnostic Holdings LLC(g)	Healthcare & Pharmaceuticals	5/14/2025				12.00%			100,000		100,000	219,000	0.63%
Total Preferred Stock											$500,383	$828,866	2.38%

Total Portfolio Investments											$71,950,376	$63,918,767	184.14%
(a)    Indicates assets that Prospect Floating Rate and Alternative Income Fund, Inc. (the "Company") believes do not represent "qualifying assets" under Section 55(a) of the Investment Company Act of 1940, as amended (the "1940 Act"). Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. Of the Company’s total investments as of December 31, 2025, 5% are non-qualifying assets as a percentage of total assets.
(b)    The majority of the investments bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate ("SOFR") which resets monthly, quarterly, or semiannually. For each such investment, the Company has provided the spread over SOFR or the prime lending rate ("Prime") and the current contractual interest rate in effect at December 31, 2025. Certain investments are subject to a SOFR or Prime interest rate floor. The one-month ("1M SOFR") and three-month ("3M SOFR") SOFR rates are based on the applicable SOFR rate for each investment on its reset date. As of December 31, 2025, the one-and-three month SOFR rates were 3.72% and 3.67%, respectively.
(c)    Fair value is determined by the Company’s Board of Directors (see Note 2).
(d)    See Note 6 for a discussion of the tax cost of the portfolio.
(e) The structured subordinated notes are considered equity positions in the Collateralized Loan Obligations ("CLOs"), which is referred to as "Subordinated Structured Notes", or "SSN". The CLO equity investments are entitled to recurring distributions which are generally equal to the excess cash flow generated from the underlying investments after payment of the contractual payments to debt holders and fund expenses. The current estimated yield is calculated using amortized cost based on the current projections of this excess cash flow taking into account assumptions which have been made regarding expected prepayments, losses and future reinvestment rates. These assumptions are periodically reviewed and adjusted. Ultimately, the actual yield may be higher or lower than the estimated yield if actual results differ from those used for the assumptions.
See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2025 (Unaudited)
(f) Security, or a portion thereof, is held by Prospect Flexible Funding, LLC (“PFF”), our wholly owned subsidiary and a bankruptcy remote special purpose entity, and is pledged as collateral for the OZK Credit Facility and such security is not available as collateral to our general creditors (see Note 10). The fair value of the investments used as collateral by the Company for the OZK Credit Facility at December 31, 2025 was $53,869,571, representing 84% of our total investments.
(g) Represents non-income producing security that has not paid interest or dividends in the year preceding the reporting date.
(h)    Investment(s) is (are) valued using significant unobservable inputs and are categorized as Level 3 investments in accordance with ASC 820. See Notes 2 and 8 within the accompanying notes to the consolidated financial statements.
(i) Investment is categorized as Level 2 investments in accordance with ASC 820. See Note 2 within the accompanying notes to the consolidated financial statements.
(j)     Acquisition date represents the date of the Company's initial investment. Follow-on acquisitions have occurred on the following dates to arrive at the Company's current investment (excluding effects of capitalized PIK interest, premium/original issue discount amortization/accretion, and partial repayments):

Portfolio Company	Investment	Follow-On Acquisition Dates	Follow-On Acquisitions (Excluding initial investment cost)
Aventiv Technologies, LLC	Aventiv Technologies, LLC - Second Out Super Priority First Lien Term Loan Bridge	1/2/2025	$12,629
BCPE North Star US Holdco 2, Inc	Senior Secured Loans-First Lien	6/10/2024, 7/1/2024, 7/11/2024	4,048,942
DRI Holding, Inc.	Senior Secured Loans-First Lien	5/16/2024	2,415,300
Emerge Intermediate, Inc.	Senior Secured Loans-First Lien	6/14/2024	131,333
New WPCC Parent, LLC	Senior Secured Loans-First Lien	9/13/2025	462,306
Octagon Investment Partners XXI, Ltd.	Structured Subordinated Notes	2/14/2019	35,015
Research Now Group, LLC & Dynata, LLC- First Lien Second Out Term Loan	Senior Secured Loans-First Lien	8/12/2024	2,925,712
Voya IM CLO 2013-1, Ltd.	Structured Subordinated Notes	10/17/2017, 7/1/2019	20,584
WatchGuard Technologies, Inc.	Senior Secured Loans-First Lien	6/26/2024, 7/17/2024	3,994,924
(k) The securities in which the Company has invested were acquired in transactions that were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). These securities may be resold only in transactions that are exempt from registration under the Securities Act.
(l) The effective yield has been estimated to be 0% as expected future cash flows are anticipated to not be sufficient to repay the investment at cost. If the expected investment proceeds increase, there is a potential for future investment income from the investment. Distributions, once received, will be recognized as return of capital, and when called, any remaining unamortized investment costs will be written off if the actual distributions are less than the amortized investment cost. To the extent that the cost basis of the SSN is fully recovered, any future distributions will be recorded as realized gains.
(m)     The interest rate on these investments, excluding those on non-accrual, contains a paid-in-kind ("PIK") provision, whereby the issuer has either the option or the obligation to make interest payments with the issuance of additional securities. The interest rate in the schedule represents the current interest rate in effect for these investments. The following table provides additional details on these PIK investments, including the maximum annual PIK interest rate allowed under the existing credit agreements, as of and for the six months ended December 31, 2025:

Security Name	PIK Rate - Capitalized	PIK Rate - Paid as cash	Maximum Current PIK Rate
Aventiv Technologies, LLC - Second Out Super Priority First Lien Term Loan	11.43%	—%	11.43%	(A)
Druid City Infusion, LLC - First Lien Convertible Note	2.00%	—%	2.00%
Emerge Intermediate, Inc. - First Lien Term Loan	4.00%	—%	4.00%	(B)
First Brands Group - First Lien DIP Term Loan A	8.45%	—%	8.45%
New WPCC Parent, LLC. - Series A Preferred Stock	13.00%	—%	13.00%
QC Holdings TopCo, LLC - Second Lien Term Loan	—%	14.00%	14.00%	(C)
QC Holdings TopCo, LLC - Delayed Draw Term Loan	—%	14.00%	14.00%	(C)
Shoes West, LLC (d/b/a Taos Footwear) - First Lien Convertible Note to Taos Footwear	2.00%	—%	2.00%
Shoes West, LLC (d/b/a Taos Footwear) - Preferred Equity	8.00%	—%	8.00%
(A) On December 29, 2023, the Aventiv Technologies, LLC Second Out Super Priority First Lien Term Loan and Second Out Super Priority First Lien Bridge Loan was amended to allow a portion of interest accruing in cash to be payable in kind. On March 28, 2025, the Aventiv Technologies, LLC Third Out Super Priority First Lien Term Loan was amended to allow a portion of interest accruing in cash to be payable in kind.
(B) On November 28, 2025, the Emerge Intermediate, Inc. First Lien term loan investment paid and capitalized interest as PIK. As of December 31, 2025 interest is accruing in cash.
(C)The Amended QC Holdings TopCo, LLC Senior Secured Term Loan Agreement dated September 30, 2025, allows for a portion of interest accruing in cash to be payable in kind.

(n) The Company has entered into an intercreditor agreement that entitles the Company to the “last out" tranche of the first lien secured loans, whereby the "first out" tranche will receive priority as to the "last out" tranche with respect to payments of principal, interest, and any other amounts due thereunder. Therefore, the Company receives a higher interest rate than the "first out" lenders and the Consolidated Schedule of Investments above reflects such higher rate.
(o)    Investment on non-accrual status as of the reporting date (See Note 2).
(p)    Discovery Point Retreat, LLC, Discovery MSO LLC, Eating Disorder Solutions of Texas LLC, and Discovery Point Retreat Waxahachie, LLC are joint borrowers on the First Lien Term Loan.
See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2025 (Unaudited)
(q)     First Brands Group and certain of its affiliates filed voluntary petitions for Chapter 11 bankruptcy protection.
(r)    The following table shows the composition of our investment portfolio at fair value by control designation, investment type and by industry as of December 31, 2025:

Industry	Senior Secured Loans-First Lien	Senior Secured Loans-Second Lien	Structured Subordinated notes	Equity(B)	Fair Value Total	Fair Value % of Net Assets
Healthcare & Pharmaceuticals	$21,066,117	$—	$—	$2,857,311	$23,923,428	69%
Consumer Goods: Non-Durable	5,051,217	—	—	142,217	5,193,434	15%
Telecommunications	5,077,922	—	—	—	5,077,922	15%
Services: Consumer	4,507,947	—	—	74,707	4,582,654	13%
High Tech Industries	3,421,392	—	—	—	3,421,392	10%
Beverage, Food & Tobacco	2,986,573	—	—	—	2,986,573	9%
Wholesale	2,959,691	—	—	—	2,959,691	9%
Transportation: Cargo	2,951,307	—	—	—	2,951,307	9%
Automotive	2,830,520	—	—	—	2,830,520	8%
Finance	—	2,557,387	—	174,840	2,732,227	8%
Services: Business	2,638,020	—	—	67,393	2,705,413	8%
Media: Advertising, Printing & Publishing	2,403,481	—	—	—	2,403,481	7%
Banking	1,981,015	—	—	—	1,981,015	6%
Structured Finance (A)	—	—	169,710	—	169,710	—%
Total Portfolio	$57,875,202	$2,557,387	$169,710	$3,316,468	$63,918,767	186%

(A) Our SSN investments do not have industry concentrations and as such have been separated in the tables above.
(B) Equity, unless specifically stated otherwise, includes our investments in preferred stock, common stock, membership interests, net profits interests, net operating income interests, net revenue interests, overriding royalty interests, escrows receivable, and warrants.
The following shows the composition of our investment portfolio at amortized cost by control designation, investment type and by industry as of December 31, 2025:

Industry	Senior Secured Loans-First Lien	Senior Secured Loans-Second Lien	Structured Subordinated notes	Equity(B)	Amortized Cost Total
Healthcare & Pharmaceuticals	$21,162,922	$—	$—	$2,098,543	$23,261,465
Automotive	9,767,604	—	—	—	9,767,604
Consumer Goods: Non-Durable	4,906,333	—	—	1,051,414	5,957,747
Telecommunications	5,027,028	—	—	—	5,027,028
Services: Consumer	4,507,947	—	—	50,000	4,557,947
High Tech Industries	3,371,754	—	—	—	3,371,754
Services: Business	2,711,784	—	—	282,262	2,994,046
Wholesale	2,934,164	—	—	—	2,934,164
Banking	2,904,013	—	—	—	2,904,013
Transportation: Cargo	2,902,817	—	—	—	2,902,817
Beverage, Food & Tobacco	2,898,468	—	—	—	2,898,468
Finance	—	2,557,387	—	100,000	2,657,387
Media: Advertising, Printing & Publishing	2,325,210	—	—	—	2,325,210
Retail	—	—	—	198,026	198,026
Structured Finance	—	—	192,700	—	192,700
Total Portfolio	$65,420,044	$2,557,387	$192,700	$3,780,245	$71,950,376

(A) Our SSN investments do not have industry concentrations and as such have been separated in the tables above.
(B) Equity, unless specifically stated otherwise, includes our investments in preferred stock, common stock, membership interests, net profits interests, net operating income interests, net revenue interests, overriding royalty interests, escrows receivable, and warrants.
(s) Shoes West, LLC and Shoes West Distribution, LLC are joint borrowers on the First Lien Term Loan A and First Lien Term Loan B.
(t) Our position in New WPCC Parent and Recovery Solutions stemmed from a restructuring of Wellpath, Inc. of which we held a first lien term loan and DIP financing loans.
(u) The investment represents a unitranche loan with characteristics of a traditional first lien senior secured loan, but which pursuant to an agreement among lenders is divided among unaffiliated lenders into “first out” and “last out” tranches yielding different interest rates, where our investment is the “last out” tranche(s) of such unitranche loan, subject to payment priority in favor of a first out tranche held by an unaffiliated lender; or, the Company has entered into an intercreditor agreement that entitles the Company to the “last out” tranche of the first lien secured loans, whereby the “first out” tranche will receive priority as to the “last out” tranche(s) with respect to payments of principal, interest, and any other amounts
See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2025 (Unaudited)
due thereunder. Therefore, the Company may receive a higher interest rate than the “first out” lenders and the Consolidated Schedule of Investments above reflects such higher rate, as applicable.
(v)     Security was called for redemption and the liquidation of the underlying loan portfolio is ongoing.
(w) As of December 31, 2025, an affiliated fund of our Investment Advisor owns 95.40% of the equity in QC Holdings TopCo, LLC and is considered a controlling beneficial interest per the 1940 Act.
(x)    As defined in the 1940 Act, we are deemed to be an “Affiliated company” of these portfolio companies because we own more than 5% of the portfolio company’s outstanding voting securities. There were no transactions with affiliated investments during the six months ended December 31, 2025.

Affiliated Companies	Fair Value at June 30, 2025	Gross Additions (Cost)	Gross Reductions (Cost)	Net unrealized gains (losses)	Fair Value at December 31, 2025	Interest income	Dividend income	Other income	Net realized gains (losses)
	—	—	—	—	—	—	—	—	—
Total	$—	$—	$—	$—	$—	$—	$—	$—	$—
(y)    On September 29, 2025, PFLOAT committed to a $187,133 second-lien delayed draw term loan, of which $57,387 is drawn as of December 31, 2025.

See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF JUNE 30, 2025

						June 30, 2025
Portfolio Company / Security Type	Industry (r)(u)	Acquisition Date	Coupon/Yield (b)	Floor	Legal Maturity	Principal/ Quantity	Amortized Cost (d)	Fair Value (c)	% of Net Assets
Non-Control/Non-Affiliate Investments (less than 5.00% voting control):
Senior Secured Loans-First Lien(f)(k)
Aventiv Technologies, LLC - Third Out Super Priority First Lien Term Loan (i)(j)(m)(n)	Telecommunications	3/28/2024	9.65% (3M SOFR+5.09%)	1.00	3/31/2026	$3,202,711	$3,174,893	$2,287,376	5.72%
Aventiv Technologies, LLC - Second Out Super Priority First Lien Term Loan(h)(m)(n)		6/28/2024	12.06% (3M SOFR+7.50%)	1.00	3/31/2026	84,422	84,514	84,422	0.21%
Aventiv Technologies, LLC - Second Out Super Priority First Lien Term Loan Bridge(h)(j)(n)		12/23/2024	14.59% (3M SOFR+10.00%)	1.00	3/31/2026	95,193	93,354	95,193	0.24%
Amneal Pharmaceuticals LLC(i)	Healthcare & Pharmaceuticals	4/22/2024	9.83% (1M SOFR+5.50%)	—	5/4/2028	2,905,660	2,893,170	2,960,287	7.40%
BCPE North Star US Holdco 2, Inc.(i)(j)	Beverage, Food & Tobacco	2/2/2022	8.44% (3M SOFR+4.00%)	0.75	6/9/2028	5,009,381	4,820,318	4,954,278	12.39%
Burgess Point Purchaser Corporation(i)	Automotive	7/26/2024	9.65% (1M SOFR+5.35%)	0.50	7/25/2029	2,969,543	2,821,071	2,551,135	6.38%
CareerBuilder, LLC(h)(j)(m)(o)	Services: Consumer	4/13/2023	6.94% (1M SOFR+2.50%) plus 4.25% PIK	1.00	7/31/2026	745,615	719,993	10,066	0.03%
Discovery Point Retreat, LLC(h)	Healthcare & Pharmaceuticals	6/14/2024	12.31% (3M SOFR+7.75%)	3.25	6/14/2029	3,940,000	3,940,000	3,940,000	9.85%
DRI Holding Inc.(h)(j)	Media: Advertising, Printing & Publishing	12/21/2021	9.68% (1M SOFR+5.25%)	0.50	12/21/2028	3,415,967	3,293,835	3,413,576	8.54%
Druid City Infusion, LLC - First Lien Term Loan(h)	Healthcare & Pharmaceuticals	9/30/2024	11.80% (3M SOFR+7.50%)	3.00	10/4/2029	4,963,043	4,963,043	4,963,043	12.41%
Druid City Infusion, LLC - First Lien Convertible Note to Druid City Intermediate, Inc.(h)(m)		9/30/2024	6.00% plus 2.00% PIK	—	10/4/2033	50,752	50,752	80,929	0.20%
Emerge Intermediate, Inc.(h)(m)(n)	Healthcare & Pharmaceuticals	2/26/2024	6.00% plus 4.50% PIK	1.00	8/31/2027	5,186,659	5,186,659	4,843,302	12.11%
First Brands Group(i)	Automotive	2/8/2024	9.54% (3M SOFR+5.00%)	1.00	3/30/2027	1,969,152	1,967,705	1,865,771	4.67%
		3/8/2024	9.54% (3M SOFR+5.00%)	1.00	3/30/2027	3,939,631	3,902,776	3,728,860	9.32%
Global Tel*Link Corporation (d/b/a ViaPath Technologies)(h)	Telecommunications	8/6/2024	11.83% (1M SOFR+7.50%)	3.00	8/6/2029	4,962,500	4,844,386	4,888,559	12.23%
Imperative Worldwide, LLC (f/k/a MAGNATE WORLDWIDE, LLC)(h)	Transportation: Cargo	12/3/2024	9.80% (3M SOFR+5.50%)	0.75	12/30/2028	4,466,250	4,386,823	4,466,250	11.17%
iQOR Holdings, Inc.(h)	Services: Consumer	6/11/2024	11.81% (3M SOFR+7.50%)	2.50	6/11/2029	4,570,447	4,570,447	4,570,447	11.43%
MoneyGram International, Inc.(h)	Banking	4/23/2024	9.07% (3M SOFR+4.75%)	0.50	6/1/2030	2,962,500	2,926,825	2,682,544	6.71%
New WPCC Parent, LLC (h)(m)(t)	Healthcare & Pharmaceuticals	5/8/2025	13.80% (3M SOFR+9.50%)	2.00	5/9/2030	825,238	825,238	825,238	2.06%
PlayPower, Inc.-First Lien Term Loan(h)	Consumer goods: Durable	8/28/2024	9.55% (3M SOFR+5.25%)	0.75	8/28/2030	4,310,859	4,222,652	4,296,202	10.74%
PlayPower, Inc.-First Lien Revolving Line of Credit - Commitment(h)(q)						—	—	—	—%
Recovery Solutions Parent, LLC(h)	Healthcare & Pharmaceuticals	1/27/2025	11.80% (3M SOFR+7.50%)	2.00	1/27/2030	681,533	391,227	681,533	1.70%
Research Now Group, LLC & Dynata, LLC- First Lien First Out Term Loan(h)(j)	Services: Business	7/15/2024	9.59% (3M SOFR+5.00%)	1.00	7/15/2028	2,955,013	2,926,551	2,923,690	7.31%
Research Now Group, LLC & Dynata, LLC- First Lien Second Out Term Loan(h)		7/15/2024	10.09% (3M SOFR+5.50%)	1.00	10/15/2028	1,290,146	1,284,051	1,122,427	2.81%
S&S Holdings LLC(i)	Wholesale	7/16/2024	9.42% (3M SOFR+5.00%)	0.50	3/11/2028	2,968,992	2,957,298	2,916,144	7.29%
Shoes West, LLC (d/b/a Taos Footwear) - First Lien Term Loan(h)(s)	Consumer Goods: Non-Durable	1/23/2025	11.56% (3M SOFR+7.00%)	3.00	1/23/2030	4,726,250	4,726,250	4,726,250	11.82%
Shoes West, LLC (d/b/a Taos Footwear) - First Lien Convertible Note to Taos Footwear(h)(m)(s)			9.00% plus 2.00% PIK	—	1/23/2030	201,762	201,762	252,767	0.63%
Verify Diagnostics, LLC(h)(x)	Healthcare & Pharmaceuticals	5/14/2025	14.58% (3M SOFR+10.28%)	3.50	5/15/2030	2,500,000	2,500,000	2,450,000	6.13%

See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF JUNE 30, 2025 (Continued)

						June 30, 2025
Portfolio Company / Security Type	Industry (r)(u)	Acquisition Date	Coupon/Yield (b)	Floor	Legal Maturity	Principal/ Quantity	Amortized Cost (d)	Fair Value (c)	% of Net Assets
Senior Secured Loans-First Lien (Continued)(f)(k)
WatchGuard Technologies, Inc.(h)(j)	High Tech Industries	2/8/2024	9.58% (1M SOFR+5.25%)	0.75	6/30/2029	$4,939,073	$4,867,983	$4,915,366	12.29%
Total Senior Secured Loans-First Lien							$79,543,576	$77,495,655	193.80%

Senior Secured Loans-Second Lien(f)(k)
QC Holdings, LLC(a)(h)(w)	Finance	6/30/2025	24.00% (3M SOFR+19.00%)	5.00	6/30/2030	$2,500,000	$2,500,000	$2,500,000	6.25%
Shutterfly Finance, LLC(i)(m)	Media: Diversified and Production	6/9/2023	9.33% (3M SOFR+5.00%)	1.00	10/1/2027	1,873,803	1,839,325	1,749,570	4.38%
Total Senior Secured Loans-Second Lien							$4,339,325	$4,249,570	10.63%

Structured Subordinated Notes (a)(f)(e)(h)(l)(k)
Apidos CLO XXIV	Structured Finance	5/17/2019	Residual Interest, current yield 0%	N/A	10/20/2030	$250,000	$102,206	$77,000	0.19%
Apidos CLO XXVI(v)	Structured Finance	7/25/2019	Residual Interest, current yield 0%	N/A	7/18/2029	250,000	96,650	80,000	0.20%
Carlyle Global Market Strategies CLO 2017-5, Ltd.(v)	Structured Finance	12/18/2017	Residual Interest, current yield 0%	N/A	1/22/2030	500,000	4,281	9,700	0.02%
Galaxy XIX CLO, Ltd.(v)	Structured Finance	12/5/2016	Residual Interest, current yield 0%	N/A	7/24/2030	246,767	—	—	—%
GoldenTree Loan Opportunities IX, Ltd.(v)	Structured Finance	7/19/2017	Residual Interest, current yield 0%	N/A	10/29/2029	250,000	—	—	—%
Madison Park Funding XIII, Ltd.(v)	Structured Finance	11/6/2015	Residual Interest, current yield 0%	N/A	4/22/2030	250,000	—	12,875	0.03%
Madison Park Funding XIV, Ltd.	Structured Finance	11/16/2015	Residual Interest, current yield 0%	N/A	10/22/2030	250,000	95,293	73,625	0.18%
Octagon Investment Partners XIV, Ltd.	Structured Finance	12/1/2017	Residual Interest, current yield —%	N/A	7/16/2029	850,000	—	—	—%
Octagon Investment Partners XV, Ltd.	Structured Finance	5/23/2019	Residual Interest, current yield 0%	N/A	7/19/2030	500,000	60,795	60,350	0.15%
Octagon Investment Partners XXI, Ltd.(j)	Structured Finance	1/6/2016	Residual Interest, current yield 0%	N/A	2/14/2031	387,538	112,058	86,576	0.22%
Octagon Investment Partners 30, Ltd.(v)	Structured Finance	11/16/2017	Residual Interest, current yield 0%	N/A	3/17/2030	475,000	7,365	16,340	0.04%
Octagon Investment Partners 31, Ltd.(v)	Structured Finance	12/20/2019	Residual Interest, current yield 0%	N/A	7/20/2030	250,000	2,425	2,200	0.01%
Octagon Investment Partners 36, Ltd.	Structured Finance	12/20/2019	Residual Interest, current yield 0%	N/A	4/15/2031	500,000	90,770	70,950	0.18%
Octagon Investment Partners 39, Ltd.	Structured Finance	1/9/2020	Residual Interest, current yield 0%	N/A	10/21/2030	250,000	76,834	57,300	0.14%
OZLM XII, Ltd.(v)	Structured Finance	1/17/2017	Residual Interest, current yield —%	N/A	4/30/2027	275,000	—	—	—%
Sound Point CLO II, Ltd.	Structured Finance	5/16/2019	Residual Interest, current yield 0%	N/A	1/26/2031	1,500,000	907	750	—%
Sound Point CLO VII-R, Ltd.	Structured Finance	8/23/2019	Residual Interest, current yield 0%	N/A	10/23/2031	150,000	—	—	—%
Sound Point CLO XVIII, Ltd.	Structured Finance	5/16/2019	Residual Interest, current yield 0%	N/A	1/21/2031	250,000	30,954	22,425	0.06%
THL Credit Wind River 2013-1 CLO, Ltd.	Structured Finance	11/1/2017	Residual Interest, current yield 0%	N/A	7/22/2030	325,000	14,976	10,693	0.03%
Venture XXXIV CLO, Ltd.	Structured Finance	7/30/2019	Residual Interest, current yield 0%	N/A	10/15/2031	250,000	73,912	54,800	0.14%
Voya IM CLO 2013-1, Ltd.(j)	Structured Finance	6/9/2016	Residual Interest, current yield 0%	N/A	10/15/2030	278,312	39,977	29,752	0.07%
See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF JUNE 30, 2025 (Continued)

						June 30, 2025
Portfolio Company / Security Type	Industry (r)(u)	Acquisition Date	Coupon/Yield (b)	Floor	Legal Maturity	Principal/ Quantity	Amortized Cost (d)	Fair Value (c)	% of Net Assets
Structured Subordinated Notes (a)(f)(e)(h)(l)(k)
Voya CLO 2016-1, Ltd.	Structured Finance	1/22/2016	Residual Interest, current yield 0%	N/A	1/21/2031	$250,000	$55,518	$43,925	0.11%
Total Structured Subordinated Notes							$864,921	$709,261	1.77%

Common Equity/Other(f)(g)(h)(k)
ACON IWP Investors I, L.L.C. - 472,357 units	Healthcare & Pharmaceuticals	4/30/2015	N/A	N/A	N/A		$472,357	$617,500	1.54%
AP Special Sits Camaro Holdings, LLC(y) - 553 units	Healthcare & Pharmaceuticals	1/2/2025	N/A	N/A	N/A		—	—	—%
FullBeauty Brands Holding, Common Stock - 72 units	Retail	2/7/2019	N/A	N/A	N/A		198,026	—	—%
iQOR Holdings, Inc. (Bloom Aggregator, LP) - 50 units	Services: Consumer	6/11/2024	N/A	N/A	N/A		50,000	75,151	0.19%
New WPCC Parent, LLC (Class A Common Stock) (t) - 18,449 units	Healthcare & Pharmaceuticals	5/8/2025	N/A	N/A	N/A		93,822	142,240	0.35%
QC Holdings Topco, LLC(a) - 1,000 units	Finance	6/30/2025	N/A	N/A	N/A		100,000	100,000	0.25%
Recovery Solutions Parent, LLC, Membership Interest - 37,391 units	Healthcare & Pharmaceuticals	1/27/2025	N/A	N/A	N/A		1,085,835	987,491	2.47%
Research Now Group, LLC & Dynata, LLC (Common Stock of New Insight Holdings, Inc) - 17,876 units	Services: Business	6/14/2024	N/A	N/A	N/A		282,262	138,718	0.35%
Rising Tide Holdings, Inc., Common Stock - 2,500 units	Consumer goods: Non-Durable	9/11/2023	N/A	N/A	N/A		997,560	—	—%
Total Common Equity/Other							$3,279,862	$2,061,100	5.15%

Preferred Stock(f)(g)(h)(k)
Discovery MSO HoldCo LLC(m)(p) - 53 units	Healthcare & Pharmaceuticals	6/14/2024	8.00% PIK	N/A	N/A		$50,000	$68,802	0.17%
New WPCC PARENT, LLC (Series A Preferred Stock) (t) - 17,452 units	Healthcare & Pharmaceuticals	5/8/2025	N/A	N/A	N/A		177,122	231,764	0.58%
Shoes West, LLC (d/b/a Taos Footwear) - Preferred Equity(m)(s) - 50 units	Consumer Goods: Non-Durable	1/23/2025	8.00% PIK	N/A	N/A		50,000	90,444	0.23%
Verify Diagnostic Holdings LLC - 100,000 units	Healthcare & Pharmaceuticals	5/14/2025	N/A	N/A	N/A		100,000	110,000	0.28%
Total Preferred Stock							$377,122	$501,010	1.25%

Total Portfolio Investments							$88,404,806	$85,016,596	212.60%
(a)    Indicates assets that the Company believes do not represent "qualifying assets" under Section 55(a) of the Investment Company Act of 1940, as amended (the "1940 Act"). Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. Of the Company’s total investments as of June 30, 2025, 4% are non-qualifying assets as a percentage of total assets.
(b)    The majority of the investments bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate ("SOFR") which resets monthly, quarterly, or semiannually. For each such investment, the Company has provided the spread over SOFR or the prime lending rate ("Prime") and the current contractual interest rate in effect at June 30, 2025. Certain investments are subject to a SOFR or Prime interest rate floor. The one-month ("1M SOFR") and three-month ("3M SOFR") SOFR rates are based on the applicable SOFR rate for each investment on its reset date. As of June 30, 2025, the one-and-three month SOFR rates were 4.32% and 4.29%, respectively.
(c)    Fair value is determined by the Company’s Board of Directors (see Note 2).
(d)    See Note 6 for a discussion of the tax cost of the portfolio.
(e) The structured subordinated notes are considered equity positions in the Collateralized Loan Obligations ("CLOs"), which is referred to as "Subordinated Structured Notes", or "SSN". The CLO equity investments are entitled to recurring distributions which are generally equal to the excess cash flow generated from the underlying investments after payment of the contractual payments to debt holders and fund expenses. The current estimated yield is calculated using amortized cost based on the current projections of this excess cash flow taking into account assumptions which have been made regarding expected prepayments, losses and future reinvestment rates. These assumptions are periodically reviewed and adjusted. Ultimately, the actual yield may be higher or lower than the estimated yield if actual results differ from those used for the assumptions.
(f) Security is held by the Company and is pledged as collateral for the Senior Secured Revolving Credit Facility (see Note 10). The fair value of the investments used as collateral by the Company for the Senior Secured Revolving Credit Facility at June 30, 2025 was $85,016,596, representing 100% of our total investments.
(g) Represents non-income producing security that has not paid interest or dividends in the year preceding the reporting date.
(h)    Investment(s) is (are) valued using significant unobservable inputs and are categorized as Level 3 investments in accordance with ASC 820. See Notes 2 and 8 within the accompanying notes to the consolidated financial statements.
(i) Investment is categorized as Level 2 investments in accordance with ASC 820. See Note 2 within the accompanying notes to the consolidated financial statements.
See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF JUNE 30, 2025 (Continued)
(j)     Acquisition date represents the date of the Company's initial investment. Follow-on acquisitions have occurred on the following dates to arrive at the Company's current investment (excluding effects of capitalized PIK interest, premium/original issue discount amortization/accretion, and partial repayments):

Portfolio Company	Investment	Follow-On Acquisition Dates	Follow-On Acquisitions (Excluding initial investment cost)
Aventiv Technologies, LLC	Aventiv Technologies, LLC - Second Out Super Priority First Lien Term Loan Bridge	1/2/2025	$12,629
BCPE North Star US Holdco 2, Inc	Senior Secured Loans-First Lien	6/10/2024, 7/1/2024, 7/11/2024	4,048,942
CareerBuilder, LLC	Senior Secured Loans-First Lien	6/5/2020	690,000
DRI Holding, Inc.	Senior Secured Loans-First Lien	5/16/2024	2,415,300
Emerge Intermediate, Inc.	Senior Secured Loans-First Lien	6/14/2024	131,333
Octagon Investment Partners XXI, Ltd.	Structured Subordinated Notes	2/14/2019	35,015
Research Now Group, LLC & Dynata, LLC- First Lien Second Out Term Loan	Senior Secured Loans-First Lien	8/12/2024	2,925,712
Voya IM CLO 2013-1, Ltd.	Structured Subordinated Notes	10/17/2017, 7/1/2019	20,584
WatchGuard Technologies, Inc.	Senior Secured Loans-First Lien	6/26/2024, 7/17/2024	3,994,924
(k) The securities in which the Company has invested were acquired in transactions that were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). These securities may be resold only in transactions that are exempt from registration under the Securities Act.
(l) The effective yield has been estimated to be 0% as expected future cash flows are anticipated to not be sufficient to repay the investment at cost. If the expected investment proceeds increase, there is a potential for future investment income from the investment. Distributions, once received, will be recognized as return of capital, and when called, any remaining unamortized investment costs will be written off if the actual distributions are less than the amortized investment cost. To the extent that the cost basis of the SSN is fully recovered, any future distributions will be recorded as realized gains.
(m)     The interest rate on these investments, excluding those on non-accrual, contains a paid-in-kind ("PIK") provision, whereby the issuer has either the option or the obligation to make interest payments with the issuance of additional securities. The interest rate in the schedule represents the current interest rate in effect for these investments. The following table provides additional details on these PIK investments, including the maximum annual PIK interest rate allowed under the existing credit agreements, as of and for the year ended June 30, 2025:

Security Name	PIK Rate - Capitalized	PIK Rate - Paid as cash	Maximum Current PIK Rate
Aventiv Technologies, LLC - Third Out Super Priority First Lien Term Loan	9.65%	—%	9.65%	(A)
Aventiv Technologies, LLC - Second Out Super Priority First Lien Term Loan	12.06%	—%	12.06%	(A)
Discovery MSO HoldCo LLC	8.00%	—%	8.00%
Druid City Infusion, LLC - First Lien Convertible Note	2.00%	—%	2.00%
Emerge Intermediate, Inc.	4.50%	—%	4.50%
New WPCC Parent, LLC. - First Lien Term Loan	—%	8.00%	8.00%
QC Holdings TopCo, LLC - Second Lien Term Loan	—%	14.50%	14.50%	(B)
Shoes West, LLC (d/b/a Taos Footwear) - First Lien Convertible Note to Taos Footwear	2.00%	—%	2.00%
Shoes West, LLC (d/b/a Taos Footwear) - Preferred Equity	8.00%	—%	8.00%
(A) On December 29, 2023, the Aventiv Technologies, LLC Second Out Super Priority First Lien Term Loan and Second Out Super Priority First Lien Bridge Loan was amended to allow a portion of interest accruing in cash to be payable in kind. On March 28, 2025, the Aventiv Technologies, LLC Third Out Super Priority First Lien Term Loan was amended to allow a portion of interest accruing in cash to be payable in kind.
(B) The QC Holdings TopCo, LLC Senior Secured Term Loan Agreement, dated June 30, 2025, allows for a portion of interest accruing in cash to be payable in kind. The first interest payment was due September 30, 2025.

(n) The Company has entered into an intercreditor agreement that entitles the Company to the “last out" tranche of the first lien secured loans, whereby the "first out" tranche will receive priority as to the "last out" tranche with respect to payments of principal, interest, and any other amounts due thereunder. Therefore, the Company receives a higher interest rate than the "first out" lenders and the Consolidated Schedule of Investments above reflects such higher rate.
(o)    Investment on non-accrual status as of the reporting date (See Note 2).
(p)    Discovery Point Retreat, LLC, Discovery MSO LLC, Eating Disorder Solutions of Texas LLC, and Discovery Point Retreat Waxahachie, LLC are joint borrowers on the First Lien Term Loan.
(q)    On August 28, 2024, PFLOAT committed to a $656,566 first-lien revolving line of credit, which is undrawn as of June 30, 2025.
(r)    The following table shows the composition of our investment portfolio at fair value by control designation, investment type and by industry as of June 30, 2025:

See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF JUNE 30, 2025 (Continued)

Industry	Senior Secured Loans-First Lien	Senior Secured Loans-Second Lien	Structured Subordinated notes	Equity(B)	Fair Value Total	Fair Value % of Net Assets
Healthcare & Pharmaceuticals	$20,744,332	$—	$—	$2,157,797	$22,902,129	57%
Automotive	8,145,766	—	—	—	8,145,766	20%
Telecommunications	7,355,550	—	—	—	7,355,550	18%
Consumer Goods: Non-Durable	4,979,017	—	—	90,444	5,069,461	13%
Beverage, Food & Tobacco	4,954,278	—	—	—	4,954,278	12%
High Tech Industries	4,915,366	—	—	—	4,915,366	12%
Services: Consumer	4,580,513	—	—	75,151	4,655,664	12%
Transportation: Cargo	4,466,250	—	—	—	4,466,250	11%
Services: Business	4,046,117	—	—	138,718	4,184,835	10%
Consumer Goods: Durable	4,296,202	—	—	—	4,296,202	11%
Media: Advertising, Printing & Publishing	3,413,576	—	—	—	3,413,576	9%
Wholesale	2,916,144	—	—	—	2,916,144	7%
Banking	2,682,544	—	—	—	2,682,544	7%
Finance	—	2,500,000	—	100,000	2,600,000	7%
Media: Diversified and Production	—	1,749,570	—	—	1,749,570	4%
Structured Finance (A)	—	—	709,261	—	709,261	2%
Total Portfolio	$77,495,655	$4,249,570	$709,261	$2,562,110	$85,016,596	213%

(A) Our SSN investments do not have industry concentrations and as such have been separated in the tables above.
(B) Equity, unless specifically stated otherwise, includes our investments in preferred stock, common stock, membership interests, net profits interests, net operating income interests, net revenue interests, overriding royalty interests, escrows receivable, and warrants.
The following shows the composition of our investment portfolio at amortized cost by control designation, investment type and by industry as of June 30, 2025:

Industry	Senior Secured Loans-First Lien	Senior Secured Loans-Second Lien	Structured Subordinated notes	Equity(B)	Amortized Cost Total
Healthcare & Pharmaceuticals	$20,750,089	$—	$—	$1,979,136	$22,729,225
Automotive	8,691,552	—	—	—	8,691,552
Telecommunications	8,197,147	—	—	—	8,197,147
Consumer Goods: Non-Durable	4,928,012	—	—	1,047,560	5,975,572
Services: Consumer	5,290,440	—	—	50,000	5,340,440
High Tech Industries	4,867,983	—	—	—	4,867,983
Beverage, Food & Tobacco	4,820,318	—	—	—	4,820,318
Services: Business	4,210,602	—	—	282,262	4,492,864
Transportation: Cargo	4,386,823	—	—		4,386,823
Consumer Goods: Durable	4,222,652	—	—	—	4,222,652
Media: Advertising, Printing & Publishing	3,293,835	—	—	—	3,293,835
Wholesale	2,957,298	—	—	—	2,957,298
Banking	2,926,825	—	—	—	2,926,825
Finance	—	2,500,000	—	100,000	2,600,000
Media: Diversified and Production	—	1,839,325	—	—	1,839,325
Structured Finance	—	—	864,921	—	864,921
Retail	—	—	—	198,026	198,026
Total Portfolio	$79,543,576	$4,339,325	$864,921	$3,656,984	$88,404,806

(A) Our SSN investments do not have industry concentrations and as such have been separated in the tables above.
(B) Equity, unless specifically stated otherwise, includes our investments in preferred stock, common stock, membership interests, net profits interests, net operating income interests, net revenue interests, overriding royalty interests, escrows receivable, and warrants.
(s) Shoes West, LLC and Shoes West Distribution, LLC are joint borrowers on the First Lien Term Loan A and First Lien Term Loan B.
(t) Our position in New WPCC Parent stemmed from a restructuring of Wellpath, Inc. of which we held a first lien term loan.
(u) As of June 30, 2025, certain industries classifications have been revised compared to June 30, 2024 to align with updated industry structures.
(v) Security was called for redemption and the liquidation of the underlying loan portfolio is ongoing.
(w) As of June 30, 2025, an affiliated fund of our Investment Advisor owns a 99.55% equity interest in QC Holdings TopCo, LLC (“QC TopCo”). QC TopCo owns 100% of QC Holdings, LLC (“QC Holdings”), representing 95.40% fully diluted ownership and a controlling beneficial interest in QC Holdings by the affiliated fund per the 1940 Act.
(x) The investment represents a unitranche loan with characteristics of a traditional first lien senior secured loan, but which pursuant to an agreement among lenders is divided among unaffiliated lenders into “first out” and “last out” tranches yielding different interest rates, where our investment is the “last out” tranche(s) of such unitranche loan, subject to payment priority in favor of a first out tranche held by an unaffiliated lender; or, the Company has entered into an intercreditor agreement that entitles the Company to the “last out” tranche of the first lien secured loans, whereby the
See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF JUNE 30, 2025 (Continued)
“first out” tranche will receive priority as to the “last out” tranche(s) with respect to payments of principal, interest, and any other amounts due thereunder. Therefore, the Company may receive a higher interest rate than the “first out” lenders and the Consolidated Schedule of Investments above reflects such higher rate, as applicable.
(y) We hold warrants in AP Special Sits Camaro Holdings, LLC which is the parent company of Careerbuilder LLC, in which we own a first-lien term loan investment.

See notes to consolidated financial statements

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 1 - NATURE OF OPERATIONS
Prospect Floating Rate and Alternative Income Fund, Inc. (the "Company", "PFLOAT", "our", "us", "we"), incorporated in Maryland on April 29, 2011, is an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"). Our investment objective is to generate current income and, as a secondary objective, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns. Under normal market conditions, we will invest at least 80% of our net assets (plus any borrowings for investment purposes) in floating rate loans and other income producing investments. We intend to meet our investment objective by primarily lending to and investing in the debt of privately-owned U.S. middle market companies, which we define as companies with annual revenue between $50 million and $2.5 billion. We expect that at least 70% of our portfolio of investments will consist primarily of directly originated or syndicated senior secured first lien loans, directly originated or syndicated senior secured second lien loans, and to a lesser extent, subordinated debt, and that up to 30% of our portfolio of investments will consist of other securities, including private equity (both common and preferred), dividend-paying equity, royalties, and the equity and junior debt tranches of a type of pools of broadly syndicated loans known as collateralized loan obligations ("CLOs"), which we also refer to as subordinated structured notes ("SSNs"). Pursuant to our Articles of Incorporation, as amended, restated and supplemented, the Company is authorized to issue 75,000,000 shares of common stock with a par value of $0.001 per share. Additionally, the Company is authorized to issue 25,000,000 shares of preferred stock with a par value of $0.001 per share. Effective September 19, 2022, the Company engaged Preferred Capital Securities, LLC (the "Dealer Manager") as the Company’s dealer manager for the Company’s offering to "accredited investors" (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act")) of shares of its common stock (the "Private Offering") on the terms and conditions set forth in the Company’s confidential private placement memorandum. The Company is relying on the exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act in connection with the Private Offering. On September 13, 2023, the Company filed with the SEC an initial registration statement on Form N-2 for the offer and sale of up to $300,000,000 shares of its Class S, Class D and Class I common stock (the "Multi-Class Offering"). In connection with the Multi-Class Offering, the Company authorized the issuance of separate classes of its common stock and designated such classes Class S, Class D and Class I common stock, respectively. The registration statement was declared effective by the SEC on May 10, 2024.
On April 20, 2021, we entered into the Investment Advisory Agreement with the Adviser, which was unanimously approved by the Company’s Board of Directors, including by all of the directors who are not "interested persons" (as defined in the 1940 Act), on February 18, 2021, subject to stockholder approval of the Investment Advisory Agreement. The Company’s stockholders approved the Investment Advisory Agreement at a Special Meeting of Stockholders held on March 31, 2021.
On November 5, 2021, we amended and restated the Investment Advisory Agreement (the "Amended and Restated Advisory Agreement") to reduce the advisory fees payable thereunder, effective as of January 1, 2022 and until the one-year anniversary of the listing of our common stock on a national securities exchange. The Amended and Restated Advisory Agreement was unanimously approved by our Board of Directors, including by all of the directors who are not "interested persons" (as defined in the 1940 Act), and became effective on January 1, 2022. The Amended and Restated Advisory Agreement was most recently approved by our Board of Directors, including all of our directors who are not "interested persons" (as defined in the 1940 Act), on June 18, 2025. See "Note 4 - Related Party Transactions and Arrangements - Investment Advisory Agreement" for additional information.
The Adviser was formed in Delaware as a private investment management firm and is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended, or the Advisers Act. The Adviser oversees the management of our activities and is responsible for making the investment decisions with respect to our investment portfolio, subject to the oversight of our Board of Directors.
On May 16, 2019, we formed a wholly-owned subsidiary, TP Flexible Funding, LLC (the "SPV"), a Delaware limited liability company and a bankruptcy remote special purpose entity, which holds certain of our portfolio loan investments that were used as collateral for the Credit Facility (as defined in Note 10) at the SPV. This subsidiary has been consolidated since operations commenced. On and effective August 5, 2020, the Company changed the name of the SPV to Prospect Flexible Funding, LLC.
We consolidate certain of our wholly owned companies formed by us in order to facilitate our investment strategy. The following company is included in our consolidated financial statements and is referred to as the “Consolidated Holding Company”: Prospect Discovery Holdings I, Inc.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Consolidation. The accompanying interim consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and, pursuant to the requirements for reporting on Form 10-Q, ASC 946, Financial Services - Investment Companies (“ASC 946”), and Articles 6 and 10 of Regulation S-X. Accordingly, certain disclosures accompanying the annual consolidated financial statements prepared in accordance with GAAP are omitted. The current period’s results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending June 30, 2026. Under the 1940 Act, ASC 946, and the regulations pursuant to Article 6 of Regulation S-X, we are precluded from consolidating any entity other than another investment company or an operating company which provides substantially all of its services to benefit us. Our consolidated financial statements include the accounts of PFLOAT, the SPV and the Consolidated Holding Company. All intercompany balances and transactions have been eliminated in consolidation.
Management Estimates and Assumptions. The preparation of the consolidated financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of income, expenses, and gains and losses during the reported period. Changes in the economic environment, financial markets, creditworthiness of the issuers of our investment portfolio and any other parameters used in determining these estimates could cause actual results to differ, and these differences could be material.
Cash and Cash Equivalents. All cash balances are maintained with high credit quality financial institutions. Cash and cash equivalents consist of demand deposits and highly liquid investments (e.g., U.S. treasury notes) with original maturities of three months or less. Cash held at financial institutions may exceed the Federal Deposit Insurance Corporation ("FDIC") insured limit. The Company has not incurred any losses on these accounts, and the credit risk exposure is mitigated by the financial strength of the banking institutions where the amounts are held. Cash and cash equivalents are carried at cost, which approximates fair value. Cash equivalents are classified as Level 1 in the fair value hierarchy. As of December 31, 2025 and June 30, 2025, cash equivalents were $14,987,702 and $14,988,042, respectively. Our cash equivalents as of December 31, 2025 consisted of U.S. treasury notes with maturity dates of January 8, 2026 and January 13, 2026. Our cash equivalents as of June 30, 2025 consisted of a U.S. treasury note with a maturity date of July 8, 2025.
Investment Transactions. Investments are recognized when we assume an obligation to acquire a financial instrument and assume the risks for gains or losses related to that instrument. Specifically, we record all security transactions on a trade date basis. We determine the fair value of our investments on a quarterly basis (as discussed in Investment Valuation below), with quarter over quarter fluctuations in fair value reflected as a net change in unrealized gains (losses) from investments in the Consolidated Statements of Operations. Investments are derecognized when we assume an obligation to sell a financial instrument and forego the risks for gains or losses related to that instrument. Realized gains or losses on the sale of investments are calculated using the specific identification method. Amounts for investments and or cash equivalents traded but not yet settled are reported in payable for open trades or receivable for investments sold in the Consolidated Statements of Assets and Liabilities. Amounts for principal repayments from our investments are reported in receivable for repayments of portfolio investments. As of December 31, 2025 and June 30, 2025, we had one asset going through bankruptcy.
Investment Valuation. As a BDC, and in accordance with the 1940 Act, we fair value our investment portfolio on a quarterly basis, with any unrealized gains and losses reflected in net increase (decrease) in net assets resulting from operations on our Consolidated Statements of Operations. To value our investments, we follow the guidance of ASC 820, Fair Value Measurement ("ASC 820"), that defines fair value, establishes a framework for measuring fair value in conformity with GAAP, and requires disclosures about fair value measurements. In accordance with ASC 820, the fair value of our investments is defined as the price that we would receive upon selling an investment in an orderly transaction to an independent buyer in the principal or most advantageous market in which that investment is transacted.
ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:
Level 1. Quoted prices in active markets for identical assets or liabilities, accessible by us at the measurement date.
Level 2. Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.
Level 3. Unobservable inputs for the asset or liability.
In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Our Board of Directors has established procedures for the valuation of our investment portfolio. These procedures are detailed below.
Investments for which market quotations are readily available are valued at such market quotations.
For most of our investments, market quotations are not available. With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, due to factors such as volume and frequency of price quotes, our Board of Directors has approved a multi-step valuation process each quarter, as described below.
1. Each portfolio company or investment is reviewed by our investment professionals with independent valuation firms engaged by our Board of Directors.
2. The independent valuation firms prepare independent valuations for each investment based on their own independent assessments and issue their report.
3. The Audit Committee of our Board of Directors reviews and discusses with the independent valuation firms the valuation reports, and then makes a recommendation to the Board of Directors of the value for each investment.
4. The Board of Directors discusses valuations and determines the fair value of each investment in our portfolio in good faith based on the input of the Adviser, the respective independent valuation firm and the Audit Committee.
For intra-quarter periods and pursuant to Rule 2a-5, the Board of Directors has designated the Adviser as the valuation designee (the "Valuation Designee") for the purpose of performing fair value determinations for investments for which market quotations are not readily available, or when such market quotations are deemed not to represent fair value. The Board of Directors has approved a multi-step valuation process for such intra-quarter investment valuations, as described below, and such investments are classified in Level 3 of the fair value hierarchy:
1.The Adviser will start with the most recent quarterly valuations determined pursuant to the process described above.
2.The Adviser will calculate the estimated earnings per share for each investment in order to adjust the valuation of that investment for income that is expected to be realized.
3.The Adviser will consider other factors that should be taken into account in order to adjust the valuations, including, market changes in expected returns for similar investments; performance improvement or deterioration which would change the margin added to the base interest rate charged; the nature and realizable value of any collateral; the issuer’s ability to make payments and its earnings and discounted cash flow; the markets in which the issuer does business; comparisons to publicly traded securities; and other relevant factors.
Our non-CLO investments that are classified as Level 3 are valued utilizing a yield technique, enterprise value ("EV") technique, net asset value technique, asset recovery technique, discounted cash flow technique, or a combination of techniques, as appropriate. The yield technique uses loan spreads for loans and other relevant information implied by market data involving identical or comparable assets or liabilities. Under the EV technique, the EV of a portfolio company is first determined and allocated over the portfolio company’s securities in order of their preference relative to one another (i.e., "waterfall" allocation). To determine the EV, we typically use a market (multiples) valuation approach that considers relevant and applicable market trading data of guideline public companies, transaction metrics from precedent merger and acquisitions transactions, and/or a discounted cash flow technique. The net asset value technique, an income approach, is used to derive a value of an underlying investment by dividing a relevant earnings stream by an appropriate capitalization rate. For this purpose, we consider capitalization rates for similar properties as may be obtained from guideline public companies and/or relevant transactions. The asset recovery technique is intended to approximate the net recovery value of an investment based on, among other things, assumptions regarding liquidation proceeds based on a hypothetical liquidation of a portfolio company’s assets. The discounted cash flow technique converts future cash flows or earnings to a range of fair values from which a single estimate may be derived utilizing an appropriate discount rate. The fair value measurement is based on the net present value indicated by current market expectations about those future amounts.
In applying these methodologies, additional factors that we consider in valuing our investments may include, as we deem relevant: security covenants, call protection provisions, and information rights; the nature and realizable value of any collateral; the portfolio company’s ability to make payments; the principal markets in which the portfolio company does business; publicly available financial ratios of peer companies; the principal market; and enterprise values, among other factors.
Our investments in CLOs are classified as Level 3 fair value measured securities under ASC 820 and are valued using a discounted multi-path cash flow model. The CLO structures are analyzed to identify the risk exposures and to determine an appropriate call date (i.e., expected maturity). These risk factors are sensitized in the multi-path cash flow model using Monte Carlo simulations, which is a simulation used to model the probability of different outcomes, to generate probability-weighted (i.e., multi-path) cash flows from the underlying assets and liabilities. These cash flows are discounted using appropriate market discount rates, and relevant data in the CLO market as well as certain benchmark credit indices are considered, to determine the

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
value of each CLO investment. In addition, we generate a single-path cash flow utilizing our best estimate of expected cash receipts, and assess the reasonableness of the implied discount rate that would be effective for the value derived from the multi-path cash flows. We are not responsible for and have no influence over the asset management of the portfolios underlying the CLO investments we hold, as those portfolios are managed by non-affiliated third-party CLO collateral managers. The main risk factors are default risk, prepayment risk, interest rate risk, downgrade risk, and credit spread risk.
Investment Risks
Our investments are subject to a variety of risks. Those risks include the following:
Market Risk
Market risk represents the potential loss that can be caused by a change in the fair value of the financial instrument.
Credit Risk
Credit risk represents the risk that we would incur if the counterparties failed to perform pursuant to the terms of their agreements with us.
Credit Spread Risk
Credit spread risk represents the risk that with higher interest rates comes a higher risk of defaults.
Default Risk
Default risk is the risk that a borrower will be unable to make the required payments on their debt obligation.
Downgrade Risk
Downgrade risk results when rating agencies lower their rating on a bond which are usually accompanied by bond price declines.
Liquidity Risk
Liquidity risk represents the possibility that we may not be able to rapidly adjust the size of our investment positions in times of high volatility and financial stress at a reasonable price.
Interest Rate Risk
Interest rate risk represents a change in interest rates, which could result in an adverse change in the fair value of an interest-bearing financial instrument.
Prepayment Risk
Many of our debt investments allow for prepayment of principal without penalty. Downward changes in interest rates may cause prepayments to occur at a faster than expected rate, thereby effectively shortening the maturity of the security and making us less likely to fully earn all of the expected income of that security and reinvesting in a lower yielding instrument.
Other Risks
Political developments, including civil conflicts and war, sanctions or other measures by the United States or other governments, natural disasters, public health crises and other events outside the Company’s control can directly or indirectly have a material adverse impact on the Company and our portfolio companies.
Structured Credit Related Risk
CLO investments may be riskier and less transparent to us than direct investments in underlying companies. CLOs typically will have no significant assets other than their underlying senior secured loans. Therefore, payments on CLO investments are and will be payable solely from the cash flows from such senior secured loans.
Investment Classification. We are a non-diversified company within the meaning of the 1940 Act. As required by the 1940 Act, we classify our investments by level of control. As defined in the 1940 Act, "Control Investments" are those where there is the ability or power to exercise a controlling influence over the management or policies of a company. Control is generally deemed to exist when a company or individual possesses or has the right to acquire within 60 days or less, a beneficial ownership of more than 25% of the voting securities of an investee company. Under the 1940 Act, "Affiliate Investments" are defined by a lesser degree of influence and are deemed to exist through the possession outright or via the right to acquire within 60 days or less, beneficial ownership of 5% or more of the outstanding voting securities of another person. "Non-Control/Non-Affiliate Investments" are those that are neither Control Investments nor Affiliate Investments.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
As a BDC, we must not acquire any assets other than "qualifying assets" specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions). As of December 31, 2025 and June 30, 2025, our qualifying assets as a percentage of total assets stood at 95.33% and 96.04%, respectively.
Revenue Recognition. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Accretion of such purchase discounts or amortization of such premiums is calculated using the effective interest method as of the settlement date and adjusted only for material amendments or prepayments. Upon the prepayment of a loan or bond, any unamortized discount or premium is recorded as interest income. The Company records dividend income on the ex-dividend date. The Company does not accrue as a receivable interest or dividends on loans and securities if it has reason to doubt its ability to collect such income. Loans are placed on non-accrual status when there is reasonable doubt that principal or interest will be collected. Unpaid accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans are either applied to the cost basis or interest income, depending upon management’s judgment of the collectability of the loan receivable. Non-accrual loans are restored to accrual status when past due principal and interest is paid and in management’s judgment, is likely to remain current and future principal and interest collections when due are probable. Interest received and applied against cost while a loan is on non-accrual, and payment-in-kind ("PIK") interest capitalized but not recognized while on non-accrual, is recognized prospectively on the effective yield basis through maturity of the loan when placed back on accrual status, to the extent deemed collectible by management. As of December 31, 2025, approximately 0.08% of our total assets at fair value were on non-accrual status. As of June 30, 2025, approximately 0.01% of our total assets at fair value were on non-accrual status. Upfront structuring fees are recorded as fee income when earned. The Company records prepayment premiums on loans and securities as fee income when it receives such amounts.
Some of our loans and other investments may have contractual PIK interest or dividends. PIK income computed at the contractual rate is accrued into income and reflected as receivable up to the capitalization date. PIK investments offer issuers the option at each payment date of making payments in cash or in additional securities. When additional securities are received, they typically have the same terms, including maturity dates and interest rates as the original securities issued. On these payment dates, we capitalize the accrued interest (reflecting such amounts in the basis as additional securities received). PIK generally becomes due at maturity of the investment or upon the investment being called by the issuer. At the point that we believe PIK is not fully expected to be realized, the PIK investment will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are reversed from the related receivable through interest or dividend income, respectively. We do not reverse previously capitalized PIK interest or dividends. Upon capitalization, PIK is subject to the fair value estimates associated with their related investments. PIK investments on non-accrual status are restored to accrual status if we believe that PIK is expected to be realized.
Interest income from investments in Structured Subordinated Notes (typically preferred shares, income notes or subordinated notes of CLO funds) is recorded based on an estimation of an effective yield to expected maturity utilizing assumed future cash flows in accordance with ASC 325-40, Beneficial Interest in the Securitized Financial Assets. The Company monitors the expected cash inflows from CLO equity investments, including the expected residual payments, and the estimated effective yield is determined and updated periodically.
The Company recognizes realized losses for certain CLO equity investments when the Company determines that a CLO’s expected remaining cash flows do not exceed amortized cost basis. In such situations, the amortized cost basis of the CLO is written down and recognized as a realized loss.
Due from and to Adviser. Amounts due from the Adviser are for amounts waived under the ELA, respectively (as such terms are defined in Note 4) and amounts due to the Adviser are for base management fees, incentive fees, operating expenses and offering and organization expenses paid on our behalf. All balances due from and to the Adviser are settled quarterly.
Payment-In-Kind Interest. The Company has certain investments in its portfolio that contain a PIK interest provision, which represents contractual interest or dividends that are added to the principal balance and recorded as income. For the three months ended December 31, 2025 and 2024, PIK interest included in interest income totaled $113,465 and $97,706, respectively. For the six months ended December 31, 2025 and 2024, PIK interest included in interest income totaled $145,021 and $166,986, respectively. To maintain regulated investment company ("RIC") tax treatment, and to avoid corporate tax, substantially all of this income must be paid out to the stockholders in the form of distributions, even though the Company has not yet collected the cash.
Offering Costs and Expenses. The Company will incur certain costs and expenses in connection with offering shares of its common stock. These costs and expenses principally relate to certain costs and expenses for advertising and sales, printing and marketing costs, professional and filing fees. Offering costs incurred by the Company were capitalized to deferred offering costs on the Consolidated Statements of Assets and Liabilities and will be amortized to expense over the 12 month period following the effectiveness of the registration to sell shares of its common stock on a straight line basis.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Dividends and Distributions. Dividends and distributions to common stockholders are recorded on the record date. The amount, if any, to be paid as a monthly dividend or distribution is approved by our Board of Directors quarterly and generally depends on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board of Directors deems relevant from time to time. Net realized capital gains, if any, are distributed at least annually. Our distributions may exceed our earnings, and therefore, portions of the distributions that we make may be a return of the money originally invested and represent a return of capital distribution to shareholders for tax purposes.
Financing Costs. We record origination expenses related to our Senior Secured Revolving Credit Facility and our OZK Credit Facility (both as defined herein) as deferred financing costs. These expenses are deferred and amortized as part of interest expense using the straight-line method over the stated life of the obligation of our Senior Secured Revolving Credit Facility and our OZK Credit Facility. (See Note 10 for further discussion.)
Per Share Information. Net increase or decrease in net assets resulting from operations per share is calculated using the weighted average number of common stock outstanding for the period presented. (See Note 11 for further discussion.)
Net Realized and Net Change in Unrealized Gains or Losses. Gains or losses on the sale of investments are calculated by using the specific identification method. The Company measures realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized, but considering unamortized upfront fees. Net change in unrealized gains or losses reflects the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized gains or losses when gains or losses are realized.
Federal and State Income Taxes. The Company has elected to be treated as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and intends to continue to comply with the requirements of the Code applicable to RICs. As a RIC, the Company is required to distribute at least 90% of its investment company taxable income and intends to distribute (or retain through a deemed distribution) all of its investment company taxable income and net capital gain to stockholders; therefore, the Company has made no provision for income taxes. The character of income and gains that the Company will distribute is determined in accordance with income tax regulations that may differ from GAAP. Book and tax basis differences relating to stockholder dividends and distributions and other permanent book and tax differences are reclassified to paid-in capital.
If the Company does not distribute (or is not deemed to have distributed) at least 98% of its annual ordinary income and 98.2% of its net capital gains in the calendar year earned, it will generally be required to pay an excise tax equal to 4% of the amount by which 98% of its annual ordinary income and 98.2% of its capital gains exceeds the distributions from such taxable income for the year. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such taxable income, it accrues excise taxes, if any, on estimated excess taxable income. As of December 31, 2025, the Company expects to have no excise tax due for the 2024 calendar year. For the three and six months ended December 31, 2025, the Company has accrued $26,328 of excise tax.
If the Company fails to satisfy the annual distribution requirement or otherwise fails to qualify as a RIC in any taxable year, it would be subject to tax on all of its taxable income at the regular corporate income tax rate. The Company would not be able to deduct distributions to stockholders, nor would it be required to make distributions. Distributions would generally be taxable to the Company’s individual and other non-corporate taxable stockholders as ordinary dividend income eligible for the reduced maximum rate applicable to qualified dividend income to the extent of its current and accumulated earnings and profits, provided certain holding period and other requirements are met. Subject to certain limitations under the Code, corporate distributions would be eligible for the dividends-received deduction. To qualify again to be taxed as a RIC in a subsequent year, the Company would be required to distribute to its shareholders its accumulated earnings and profits attributable to non-RIC years. In addition, if the Company failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, it would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.
The Company follows ASC 740, Income Taxes ("ASC 740"). ASC 740 provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the consolidated financial statements. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing our tax returns to determine whether the tax positions are "more-likely-than-not" of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are recorded as a tax benefit or expense in the current year. As of December 31, 2025, the Company did not record any unrecognized tax benefits or liabilities. Management’s determinations regarding ASC 740 may be

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
subject to review and adjustment at a later date based upon factors including, but not limited to, an on-going analysis of tax laws, regulations and interpretations thereof. Although the Company files both federal and state income tax returns, its major tax jurisdiction is federal. The Company’s federal tax returns for the taxable years ended December 31, 2022 and thereafter remain subject to examination by the Internal Revenue Service.
Taxable Subsidiaries. Certain of our consolidated subsidiaries are subject to U.S. federal and state corporate-level income taxes. As of December 31, 2025, and June 30, 2025, no net tax benefit or expense was recorded since they did not result in a material provision for income taxes. As of December 31, 2025, and June 30, 2025, the net deferred tax asset or liability was not material to the financial statements after taking into account valuation allowances.
Segment Reporting
In accordance with ASC Topic 280 - Segment Reporting (“ASC 280”), the Company has determined that it has a single operating and reporting segment. As a result, the Company’s segment accounting policies are the same as described herein and the Company does not have any intra-segment sales and transfers of assets.
Recent Accounting Pronouncements
The Company considers the applicability and impact of all accounting standard updates ("ASU") issued by the Financial Accounting Standards Board ("FASB"). ASUs not listed were assessed by the Company and either determined to be not applicable or expected to have minimal impact on its consolidated financial statements.
In December 2023, the FASB issued ASU No. 2023-09, "Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”)," which intends to improve the transparency of income tax disclosures. ASU No. 2023-09 is effective for fiscal years beginning after December 15, 2024 and is to be adopted on a prospective basis with the option to apply retrospectively. The Company has adopted ASU 2023-09 effective September 30, 2025 and concluded that the application of this guidance did not have a material impact on its consolidated financial statements.

NOTE 3 - SHARE TRANSACTIONS
Below is a summary of transactions with respect to shares of common stock of the Company during the three months ended December 31, 2025 and 2024 and the the six months ended December 31, 2025 and 2024. There were no shares transactions with Class I Common stock for the three and six months ended December 31, 2025.

	Three Months Ended December 31, 2025		Six Months Ended December 31, 2025
	PFLOAT Class A Common Stock		PFLOAT Class A Common Stock
	Shares	Amount	Shares	Amount
Shares issued through reinvestment of distributions	198,978	$875,207	363,604	$1,614,657
Repurchase of common stock	(52,522)	(215,865)	(118,362)	(514,121)
Net increase/(decrease) from capital transactions	146,456	$659,342	245,242	$1,100,536

	Three Months Ended December 31, 2024		Six Months Ended December 31, 2024
	PFLOAT Class A Common Stock		PFLOAT Class A Common Stock
	Shares	Amount	Shares	Amount
Shares issued	—	$—	2,096,436	$10,000,000
Shares issued through reinvestment of distributions	160,870	743,393	290,911	1,362,153
Repurchase of common stock	(102,793)	(468,729)	(150,638)	(692,167)
Net increase/(decrease) from capital transactions	58,077	$274,664	2,236,709	$10,669,986

	Three Months Ended December 31, 2024		Six Months Ended December 31, 2024
	PFLOAT Class I Common Stock		PFLOAT Class I Common Stock
	Shares	Amount	Shares	Amount
Shares issued	2,237	$10,400	2,237	$10,400
Shares issued through reinvestment of distributions	—	—	—	—
Repurchase of common stock	—	—	—	—
Net increase/(decrease) from capital transactions	2,237	$10,400	2,237	$10,400

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
On June 28, 2024, the Company accepted a subscription agreement from the Adviser for the sale of $10.0 million of the Company’s Class A common stock at a purchase price per Share equal to the Company’s net asset value per Share as of June 30, 2024. A total of 2,096,436 shares were issued on July 1, 2024. The offer and sale of these shares are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

Share Repurchase Program
The Company may conduct quarterly tender offers pursuant to its share repurchase program. The Company’s Board of Directors will consider the following factors, among others, in making its determination regarding whether to cause the Company to offer to repurchase shares of common stock and under what terms:
•    the effect of such repurchases on the Company’s qualification as a RIC (including the consequences of any necessary asset sales);
•    the liquidity of the Company’s assets (including fees and costs associated with disposing of assets);
•    the Company’s investment plans and working capital requirements;
•    the relative economies of scale with respect to the Company’s size;
•    the Company’s history in repurchasing shares of common stock or portions thereof; and
•    the condition of the securities markets.
The Company currently intends to limit the number of shares of common stock to be repurchased during any calendar year to the number of shares of common stock it can repurchase with the cash retained as a result of issuing shares under its distribution reinvestment plan to those stockholders who have elected to receive their distributions in the form of additional shares rather than in cash. At the discretion of the Company’s Board of Directors, the Company may also use cash on hand, cash available from borrowings and cash from the liquidation of securities investments as of the end of the applicable period to repurchase shares of common stock. In addition, the Company will limit the number of shares of common stock to be repurchased in any calendar year to 10% of the weighted average number of shares of common stock outstanding in the prior calendar year, or 2.5% in each calendar quarter, though the actual number of shares of common stock that the Company offers to repurchase may be less in light of the limitations noted above.
Our Board of Directors reserves the right, in its sole discretion, to limit the number of shares to be repurchased for each class by applying the limitations on the number of shares to be repurchased, noted above, on a per class basis. We further anticipate that we will offer to repurchase such shares on each date of repurchase at a price equal to the net asset value per share on each date of repurchase. If the amount of repurchase requests exceeds the number of shares we seek to repurchase, we will repurchase shares on a pro-rata basis. As a result, we may repurchase less than the full amount of shares that stockholders submit for repurchase. If we do not repurchase the full amount of the shares that stockholders have requested to be repurchased, or we determine not to make repurchases of our shares, stockholders may not be able to dispose of their shares. Any periodic repurchase offers will be subject in part to our available cash and compliance with the 1940 Act.
Below is a summary of transactions with respect to shares of common stock during each tender offer:

Quarterly Offer Date	Repurchase Effective Date	Class A Shares Repurchased	Class I Shares Repurchased	Percentage of Shares Tendered That Were Repurchased	Repurchase Price Per Share	Aggregate Consideration for Repurchased Shares

Six months ended December 31, 2025
September 30, 2025	August 22, 2025	65,840	—	100%	$4.53	$298,256
December 31, 2025	November 18, 2025	52,522	—	100%	$4.11	$215,865
Total for the six months ended December 31, 2025		118,362	—			514,121

Year ended June 30, 2025
September 30, 2024	September 23, 2024	47,845	—	15%	$4.67	$223,438
December 31, 2024	November 25, 2024	102,793	—	45%	$4.56	468,729
March 31, 2025	February 21, 2025	151,171	—	100%	$4.61	696,902
June 30, 2025	May 20, 2025	155,049	—	100%	$4.46	691,519
Total for the year ended June 30, 2025		456,858	—			$2,080,588

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
NOTE 4 - RELATED PARTY TRANSACTIONS AND ARRANGEMENTS
Administration Agreement
The Administrator, an affiliate of the Adviser, became the administrator for the Company pursuant to an administrative agreement, as amended and restated as of June 17, 2019 (the "Administration Agreement"). The Administrator performs, oversees and arranges for the performance of administrative services necessary for the operation of the Company. These services include, but are not limited to, accounting, finance and legal services. For providing these services, facilities and personnel, the Company reimburses the Administrator for the Company’s actual and allocable portion of expenses and overhead incurred by the Administrator in performing its obligations under the Administration Agreement, including rent and the Company’s allocable portion of the costs of its CCO and chief financial officer and their respective staffs.
For the three months ended December 31, 2025 and 2024, allocation of overhead from the Administrator to the Company was $165,000 and $106,000, respectively, of which $165,000 was waived by the Administrator under the Expense Limitation Agreement during the three months ended December 31, 2025. The Administrator did not waive any overhead during the three months ended December 31, 2024.
For the six months ended December 31, 2025 and 2024, allocation of overhead from the Administrator to the Company was $332,500 and $271,000, respectively, of which $332,500 was waived by the Administrator under the Expense Limitation Agreement during the six months ended December 31, 2025. The Administrator did not waive any overhead during the six months ended December 31, 2024.
During the three months ended December 31, 2025 and 2024, $0 and $20,000, respectively, of US Bank, BNY and Sumitomo Mitsui Banking Corporation ("SMBC") fees are being included within the Administrator costs incurred by the Company.
During the six months ended December 31, 2025 and 2024, $2,500 and $30,000, respectively, of US Bank, BNY and SMBC fees are being included within the Administrator costs incurred by the Company.
As of December 31, 2025 and June 30, 2025, $2,015,442 and $2,015,442, respectively, was payable to the Administrator, US Bank and SMBC by the Company.
Investment Advisory Agreement
On April 20, 2021, the Company entered into the Investment Advisory Agreement with the Adviser, which was unanimously approved by the Company’s Board of Directors, including by all of the directors who are not "interested persons" (as defined in the 1940 Act), on February 18, 2021, subject to stockholder approval of the Investment Advisory Agreement. The Company’s stockholders approved the Investment Advisory Agreement at a Special Meeting of Stockholders held on March 31, 2021.
On November 5, 2021, we amended and restated the Investment Advisory Agreement to reduce the advisory fees payable thereunder, effective as of January 1, 2022 and until the one-year anniversary of the listing of our common stock on a national securities exchange (the "Listing Anniversary"), as further discussed below. The Amended and Restated Advisory Agreement was unanimously approved by our Board of Directors, including by all of the directors who are not "interested persons" (as defined in the 1940 Act), and became effective on January 1, 2022. Under the Amended and Restated Advisory Agreement, we reduced the base management fee from an annual rate of 1.75% to 1.20% and eliminated the incentive fee payable thereunder, effective as of January 1, 2022 and until the Listing Anniversary. Until such effective date, the advisory fees payable to the Adviser were as set forth in the Investment Advisory Agreement. The Amended and Restated Advisory Agreement has an initial two-year term and may be continued thereafter for successive one-year periods if such continuance is approved in the manner provided for under Section 15 of the 1940 Act.
The Investment Advisory Agreement, as amended and restated, is further discussed below.
Investment Advisory Agreement
Pursuant to the Investment Advisory Agreement, we pay the Adviser a fee for investment advisory and management services consisting of a base management fee and an incentive fee. The cost of both the base management fee payable to the Adviser and any incentive fees it earns will ultimately be borne by our stockholders. See "Amended and Restated Advisory Agreement" below for additional information.
Base Management Fee
The base management fee was calculated at an annual rate of 1.75% (0.4375% quarterly) of our average total assets, which includes any borrowings for investment purposes. For the first quarter of our operations commencing with the date of the Investment Advisory Agreement, the base management fee was calculated based on the average value of our total assets as of the date of the Investment Advisory Agreement and at the end of the calendar quarter in which the date of the Investment Advisory Agreement fell, and was appropriately adjusted for any share issuances or repurchases during the then current calendar quarter. Subsequently, the base management fee is payable quarterly in arrears, and is calculated based on the average

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
value of our total assets at the end of the two most recently completed calendar quarters, and is appropriately adjusted for any share issuances or repurchases during the then current calendar quarter. Base management fees for any partial month or quarter is appropriately pro-rated. At the Adviser’s option, the base management fee for any period may be deferred, without interest thereon, and paid to the Adviser at any time subsequent to any such deferral as the Adviser determines.
Incentive Fee
The incentive fee consisted of two parts: (1) the subordinated incentive fee on income and (2) the capital gains incentive fee.
Incentive Fee- Subordinated Incentive Fee on Income
The first part of the incentive fee, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears based upon our "pre-incentive fee net investment income" for the immediately preceding calendar quarter. For purpose of this fee "pre-incentive fee net investment income" means interest income, dividend income and distribution cash flows from equity investments and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, expenses reimbursed under the Investment Advisory Agreement and the Administration Agreement, any interest expense and dividends paid on any issued and outstanding preferred shares, but excluding the organization and offering expenses and incentive fees on income and capital gains). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a preferred return, or "hurdle," of 1.5% per quarter (6.0% annualized) and a "catch-up" feature measured as of the end of each calendar quarter as discussed below. The subordinated incentive fee on income for each calendar quarter is paid to our Adviser as follows: (1) no incentive fee is payable to our Adviser in any calendar quarter in which our pre-incentive fee net investment income does not exceed the fixed preferred return rate of 1.5%; (2) 100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the fixed preferred return but is less than or equal to 1.875% in any calendar quarter (7.5% annualized); and (3) 20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 1.875% in any calendar quarter (7.5% annualized). This reflects that once the fixed preferred return is reached and the catch-up is achieved, 20.0% of all pre-incentive fee net investment income thereafter is allocated to our Adviser. These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.
Incentive Fee- Capital Gains Incentive Fee
The second part of the incentive fee, which is referred to as the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 20.00% of our realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year; provided that the incentive fee determined as of December 31, 2021 will be calculated for a period of shorter than twelve calendar months to take into account any net realized capital gains, if any, computed net of all realized capital losses and unrealized capital depreciation for the period commencing as of the date of the Investment Advisory Agreement and ending on December 31, 2021. In determining the capital gains incentive fee payable to our Adviser, we calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each investment that has been in our portfolio. For the purpose of this calculation, an "investment" is defined as the total of all rights and claims which may be asserted against a portfolio company arising from our participation in the debt, equity, and other financial instruments issued by that company. Aggregate realized capital gains, if any, equal the sum of the differences between the aggregate net sales price of each investment and the aggregate amortized cost basis of such investment when sold or otherwise disposed. Aggregate realized capital losses equal the sum of the amounts by which the aggregate net sales price of each investment is less than the aggregate amortized cost basis of such investment when sold or otherwise disposed. Aggregate unrealized capital depreciation equals the sum of the differences, if negative, between the aggregate valuation of each investment and the aggregate amortized cost basis of such investment as of the applicable calendar year-end. At the end of the applicable calendar year, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive fee involves netting aggregate realized capital gains against aggregate realized capital losses on a since-inception basis and then reducing this amount by the aggregate unrealized capital depreciation. If this number is positive, then the capital gains incentive fee payable is equal to 20.00% of such amount, less the aggregate amount of any capital gains incentive fees paid since inception. Operating expenses are not taken into account when determining capital gains incentive fees.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Amended and Restated Advisory Agreement
On November 5, 2021, we amended and restated the Investment Advisory Agreement to reduce the base management fee from an annual rate of 1.75% (0.4375% quarterly) to 1.20% (0.30% quarterly) and eliminate the incentive fee payable thereunder, effective as of January 1, 2022 and until the Listing Anniversary. As such, until the Listing Anniversary, the base management fee will be calculated at an annual rate of 1.20% (0.30% quarterly) and the Adviser will not be entitled to any incentive fee. Following the Listing Anniversary (1) the base management fee will be calculated at an annual rate of 1.75% (0.4375% quarterly), commencing with the first base management fee calculation that occurs after such anniversary, and (2) the Adviser will be entitled to receive the same incentive fee, including the subordinated incentive fee on income and the capital gains incentive fee, as set forth in the Investment Advisory Agreement and discussed above, commencing with the first calendar quarter after such anniversary. The Amended and Restated Advisory Agreement became effective on January 1, 2022. Until such effective date, the advisory fees payable to the Adviser were as set forth in the Investment Advisory Agreement. See "Investment Advisory Agreement" above.
During the three months ended December 31, 2025 and 2024, the total base management fee incurred by the Adviser was $276,445 and $314,020, respectively, which was waived by the Adviser under the Expense Limitation Agreement.
During the six months ended December 31, 2025 and 2024, the total base management fee incurred by the Adviser was $573,315 and $603,181, respectively, which was waived by the Adviser under the Expense Limitation Agreement.
As of December 31, 2025 and June 30, 2025, the total base management fee due to the Adviser after the waiver was $0 and $0, respectively.
Co-Investments
On January 13, 2020, (amended on August 2, 2022), the parent company of the Adviser received an exemptive order from the SEC (the "Order"),which superseded a prior co-investment exemptive order granted on February 10, 2014, granting the ability to negotiate terms other than price and quantity of co-investment transactions with other funds managed by the Adviser or certain affiliates, including Prospect Capital Corporation ("PSEC") and Priority Income Fund, Inc. ("PRIS"), where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions included therein.
Under the terms of the relief permitting us to co-invest with other funds managed by our Adviser or its affiliates, a "required majority" (as defined in Section 57(o) of the 1940 Act) of the Company’s independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Company and its stockholders and do not involve overreaching of the Company or its stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Company’s stockholders and is consistent with the Company’s investment objective and strategies. In certain situations where co-investment with one or more funds managed by the Adviser or its affiliates is not covered by the Order, such as when there is an opportunity to invest in different securities of the same issuer, the personnel of the Adviser or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. Moreover, except in certain circumstances, when relying on the Order, the Company will be unable to invest in any issuer in which one or more funds managed or owned by the Adviser or its affiliates has previously invested.
Officers and Directors
Certain officers and directors of the Company are also officers and directors of the Adviser and its affiliates. There were no fees paid to the independent directors of the Company as the Company did not exceed the minimum net asset value required (i.e., greater than $100 million) to receive a fee for the three and six months ended December 31, 2025 and 2024. The officers do not receive any direct compensation from the Company.
Expense Limitation and Expense Reimbursement Agreements
Expense Limitation Agreement with the Adviser
On and effective April 20, 2021, we entered into a new expense limitation agreement with the Adviser, as amended and restated on July 7, 2021, to extend the period during which the Adviser was required to waive its investment advisory fees under the Investment Advisory Agreement, from September 30, 2021 to June 30, 2022 (the "First Amended and Restated ELA"). On August 23, 2022, we entered into the Second Amended and Restated Expense Limitation Agreement (the "Second Amended and Restated ELA") to extend the period during which the Adviser was required to waive its investment advisory fees under the Investment Advisory Agreement from June 30, 2022 to December 31, 2022. On April 24, 2023, we entered into a Third Amended and Restated Expense Limitation Agreement (the "Third Amended and Restated ELA") to extend the period during which the Adviser was required to waive its investment advisory fees under the Investment Advisory Agreement from December 31, 2022 to June 30, 2024. On May 13, 2024, we entered into a Fourth Amended and Restated Expense Limitation

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Agreement (the "Fourth Amended and Restated ELA") to extend the period during which the Adviser will be required to waive its investment advisory fees under the Investment Advisory Agreement from June 30, 2024 to December 31, 2024. Other than the change in time periods, the terms and conditions of the Fourth Amended and Restated ELA are identical to those of the First Amended and Restated ELA, the Second Amended and Restated ELA, and the Third Amended and Restated ELA. On February 12, 2025, we entered into a Fifth Amended and Restated Expense Limitation Agreement (the "Fifth Amended and Restated ELA") to extend the period during which the Adviser will be required to waive its investment advisory fees under the Investment Advisory Agreement from December 31, 2024 to June 30, 2025 as well as reduce the Annual Limit (as defined below) from 8.00% to 4.00%, as discussed below.

On July 25, 2025, the Company entered into a Sixth Amended and Restated Expense Limitation Agreement (the "Sixth Amended and Restated ELA" and, together with the First Amended and Restated ELA, the Second Amended and Restated ELA, the Third Amended and Restated ELA, the Fourth Amended and Restated ELA, and the Fifth Amended and Restated ELA, the "ELA") with the Adviser, which amended and restated the ELA, which was previously amended and restated on July 7, 2021, August 23, 2022, April 24, 2023 May 13, 2024, and February 12, 2025 to extend the period during which the Adviser has agreed to waive its investment advisory fees under the Investment Advisory Agreement, dated April 20, 2021, by and between the Company and the Adviser, and also requires the Adviser to reimburse the Company for certain other expenses in order to limit the Company’s operating expenses to an annual rate, expressed as a percentage of the Company’s average quarterly net assets, equal to 0.00%. The Sixth Amended and Restated ELA is in effect from July 1, 2025 until the quarter ending December 31, 2026. The Sixth Amended and Restated ELA permits for expenses waived or reimbursed by the Adviser to be recouped by the Adviser in accordance with the terms of the Sixth Amended and Restated ELA. However, pursuant to the terms of the Sixth Amended and Restated ELA, given the 0.00% annual rate, the expenses waived or reimbursed by the Adviser under the Sixth Amended and Restated ELA will effectively not be subject to recoupment. Other than these changes, the terms and conditions of the Sixth Amended and Restated ELA are identical to those of the Fifth Amended and Restated ELA.
For purposes of the ELA, the term "Operating Expenses" with respect to the Company, is defined to include all expenses necessary or appropriate for the operation of the Company, including but not limited to our Adviser’s base management fee, any and all costs and expenses that qualify as line item "operating" expenses in the consolidated financial statements of the Company as the same are filed with the SEC and other expenses described in the Investment Advisory Agreement, but does not include any portfolio transaction or other investment-related costs (including brokerage commissions, dealer and underwriter spreads, prime broker fees and expenses and dividend expenses related to short sales), shareholder servicing and/or distribution fees, interest expenses and other financing costs, extraordinary expenses and acquired fund fees and expenses. Upfront shareholder transaction expenses, such as sales commissions, dealer manager fees and similar expenses, are not Operating Expenses. Our Adviser waived expenses, pursuant to the ELA, in an amount of $724,061 and $314,020 for the three months ended December 31, 2025 and 2024, respectively, and in an amount of $1,487,426 and $603,181 for the six months ended December 31, 2025 and 2024, respectively.
As of December 31, 2025, pursuant to the Sixth Amended and Restated ELA, we are due $282,615 from our Adviser. This amount includes all of the Company's Operating Expenses. As of June 30, 2025, there was no amount due from the Adviser.
Any amount waived pursuant to the ELA is subject to repayment to our Adviser (an "ELA Reimbursement") by us within three years of the date on which the waiver was made by our Adviser and subject to the terms of the ELA. If the ELA is terminated or expires pursuant to its terms, our Adviser will maintain its right to repayment for any waiver it has made under the ELA, subject to the Repayment Limitations (discussed below).
Any ELA Reimbursement can be made solely in the event that we have sufficient excess cash on hand at the time of any proposed ELA Reimbursement and shall be limited to the lesser of (i) the excess of the Applicable Annual Limit, as defined below, applicable to such quarter over the Company’s actual Operating Expenses for such quarter and (ii) the amount of ELA Reimbursement which, when added to the Company’s expenses for such quarter, permits the Company to pay the then-current aggregate quarterly distribution to its shareholders, at a minimum annualized rate of at least 6.00% (based on the gross offering prices of Company shares) (the "Distribution") from the sum of (x) the Company’s net investment income (loss) for such quarter plus (y) the Company’s net realized gains (losses) for such quarter (collectively, the "Repayment Limitations"). For the purposes of the calculations pursuant to (i) and (ii) of the preceding sentence, any ELA Reimbursement will be treated as an expense of the Company for such quarter. In the event that the Company is unable to make a full payment of any ELA Reimbursements due for any applicable quarter because the Company does not have sufficient excess cash on hand, any such unpaid amount shall become a payable of the Company for accounting purposes and shall be paid when the Company has sufficient cash on hand (subject to the Repayment Limitations); provided, that in the case of any ELA Reimbursements, such payment shall be made no later than the date that is three years after the date on which the applicable waiver was made by our Adviser. For purposes of the Repayment Limitations, the “Applicable Annual Limit” is the lesser of (i) the Annual Limit in place at the time that the waiver was made or (ii) any Annual Limit in place at the time of such ELA Reimbursement.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Period Ended	ELA Reimbursement waived by the Adviser	ELA Reimbursement Payment to the Adviser	Unreimbursed ELA Amounts	Annual Limit	Operating Expense Ratio	Annualized Distribution Rate	Eligible to be Repaid Through
December 31, 2022	105,950	—	105,950	8.00%	3.30%	7.49%	December 31, 2025
March 31, 2023	105,279	—	105,279	8.00%	3.33%	7.18%	March 31, 2026
June 30, 2023	99,018	—	99,018	8.00%	2.79%	6.97%	June 30, 2026
September 30, 2023	83,359	—	83,359	8.00%	4.06%	7.85%	September 30, 2026
December 31, 2023	74,073	—	74,073	8.00%	5.00%	7.43%	December 31, 2026
March 31, 2024	105,128	—	105,128	8.00%	3.14%	7.51%	March 31, 2027
June 30, 2024	184,993	—	184,993	8.00%	2.75%	7.57%	June 30, 2027
September 30, 2024	289,161	—	289,161	8.00%	2.82%	7.64%	September 30, 2027
December 31, 2024	314,020	—	314,020	4.00%	2.06%	8.59%	December 31, 2027
March 31, 2025	312,824	—	312,824	4.00%	2.36%	8.72%	March 31, 2028
June 30, 2025	244,340	—	244,340	4.00%	2.03%	4.97%	June 30, 2028
September 30, 2025	763,365	—	763,365	0.00%	1.98%	10.87%	September 30, 2028
December 31, 2025	724,062	—	724,062	0.00%	2.01%	10.89%	December 31, 2028
Total	$3,405,572		$3,405,572
Dealer Manager Agreement
On May 13, 2024, we entered into the dealer manager agreement (“Dealer Manager Agreement”) with the Dealer Manager. Pursuant to the terms of the Dealer Manager Agreement, we pay the Dealer Manager over time a shareholder servicing and/or distribution fee with respect to our outstanding Class S and Class D shares equal to 0.85% and 0.25%, respectively, per annum of the aggregate NAV of our outstanding Class S and Class D shares, including any Class S and Class D shares issued pursuant to our distribution reinvestment plan, which is included in the 10% underwriting compensation limit. The shareholder servicing and/or distribution fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers for ongoing shareholder services performed by such participating brokers.
Our Adviser or an affiliate may also pay directly, or reimburse the Dealer Manager if the Dealer Manager pays on our behalf, any organization and offering expenses (other than any underwriting compensation, including upfront selling commissions and shareholder servicing and/or distribution fees, subject to FINRA Rule 2310). Additionally, our Adviser will pay the Dealer Manager a distribution services fee of 0.848% of the sales price of each share sold, except for sales arranged by our Adviser, an affiliate of our Adviser, or their respective personnel.
License Agreement
We entered into a license agreement with an affiliate of our Adviser, pursuant to which the affiliate granted us a non-exclusive, royalty free license to use the "Prospect" name. Under this license agreement, we have the right to use such name for so long as our Adviser or another affiliate of the Adviser is our investment adviser. Other than with respect to this limited license, we have no legal right to the "Prospect" name or logo.
NOTE 5 - DISTRIBUTIONS
The following table reflects the cash distributions per share that the Company declared on its common stock during the six months ended December 31, 2025 and 2024:

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Distributions
For the Six Months Ended December 31, 2025	PFLOAT Class A Common Stock, per share	PFLOAT Class A Common Stock, Amount Distributed	PFLOAT Class I Common Stock, per share	PFLOAT Class I Common Stock, Amount Distributed
July 25, 2025	$0.03428	$305,897	$0.03428	$77
August 29, 2025	0.04285	382,143	0.04285	96
September 26, 2025	0.03452	310,410	0.03452	77
October 31, 2025	0.04315	390,644	0.04315	95
November 28, 2025	0.03176	288,276	0.03176	71
December 26, 2025	0.03176	290,255	0.03176	73
Total for the Six Months Ended December 31, 2025		$1,967,625		$489

	Distributions
For the Six Months Ended December 31, 2024	PFLOAT Class A Common Stock, per share	PFLOAT Class A Common Stock, Amount Distributed	PFLOAT Class I Common Stock, per share	PFLOAT Class I Common Stock, Amount Distributed
July 26, 2024	$0.02724	$239,396	$—	$—
August 30, 2024	0.03650	322,325	—	—
September 27, 2024	0.03048	269,443	—	—
October 25, 2024	0.03048	270,932	0.03048	68
December 2, 2024	0.03780	333,979	0.03780	84
December 27, 2024	0.03024	269,075	0.03024	68
Total for the Six Months Ended December 31, 2024		$1,705,150		$220
The Company has adopted an "opt in" distribution reinvestment plan for its stockholders. As a result, if the Company makes a cash distribution, its stockholders will receive distributions in cash unless they specifically "opt in" to the distribution reinvestment plan so as to have their cash distributions reinvested in additional shares of the Company’s common stock. However, certain state authorities or regulators may impose restrictions from time to time that may prevent or limit a stockholder’s ability to participate in the distribution reinvestment plan.
The Company may fund its cash distributions to stockholders from any sources of funds legally available to it, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to the Company on account of preferred and common equity investments in portfolio companies and expense reimbursements from the Adviser. The Company has not established limits on the amount of funds it may use from available sources to make distributions.
During the three months ended December 31, 2025 and 2024, the Company's officers and directors did not purchase any shares of our stock. During the six months ended December 31, 2025, the Company's officers and directors did not purchase any shares of our stock. During the six months ended December 31, 2024, the Company accepted subscriptions from the Adviser for the sale of $10.0 million of the Company’s Class A common stock and a total of 2,096,436 shares were issued.
NOTE 6 - INCOME TAXES
While our fiscal year end for financial reporting purposes is June 30 of each year, our taxable year end is December 31 of each year. The information presented in this footnote is based on our taxable year end for each period presented, unless otherwise specified.
For income tax purposes, distributions made to stockholders are reported as ordinary income, capital gains, non-taxable return of capital, or combination thereof.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The tax character of distributions paid to the Company's shareholders during the taxable years ended December 31, 2025 and 2024 were as follows:

	Taxable Year Ended
	December 31, 2025		December 31, 2024
Ordinary income	$3,487,407		$2,046,754
Return of capital	—		642,930
Total distributions paid to stockholders	$3,487,407	(1)	$2,689,684	(2)
(1)    For the taxable year ended December 31, 2025, $38,250 of the 2024 declared distributions are allocable to 2025 for federal income tax purposes and are reported on the 2025 Form 1099-DIV.
(2)    For the taxable year ended December 31, 2024, $87,789 of the 2023 declared distributions are allocable to 2024 for federal income tax purposes and are reported on the 2024 Form 1099-DIV. For the taxable year ended December 31, 2024, $38,250 of the 2024 declared distributions are allocable to 2025 for federal income tax purposes and will be reported on the 2025 Form 1099-DIV.
As of September 12, 2024 when our prior annual report on Form 10-K was filed for the fiscal year ended June 30, 2024, we estimated our distributions for the fiscal and taxable years disclosed therein to be distributions of ordinary income. Subsequent to September 12, 2024, we obtained more information from our underlying investments as to the character of the distributions for the taxable year ended December 31, 2024, which resulted in changes to distributions previously disclosed in our annual report on Form 10-K for the fiscal year ended June 30, 2024. As a result of these changes, our total distributable loss on our Consolidated Statements of Assets and Liabilities in our annual report on Form 10-K for the fiscal year ended June 30, 2024 changed from $12,387,890 to $12,644,774, with $256,884 being reclassified to ordinary income from return of capital.
The Company's cost basis of investments as of December 31, 2025 for tax purposes was $72,873,236, resulting in an estimated net unrealized loss of $8,954,469. The gross unrealized gains and losses as of December 31, 2025 were $2,049,706 and $11,004,175, respectively. The Company's cost basis of investments as of June 30, 2025 for tax purposes was $88,771,185, resulting in an estimated net unrealized loss of $3,754,589. The gross unrealized gains and losses as of June 30, 2025 were $1,675,136 and $5,429,725, respectively.
Taxable income generally differs from net increase (decrease) in net assets resulting from operations for financial reporting purposes due to temporary and permanent differences in the recognition of income and expenses, and generally excludes net unrealized gains or losses, as unrealized gains or losses are generally not included in taxable income until they are realized. The following reconciles the net increase (decrease) in net assets resulting from operations to taxable income for the taxable years ended December 31, 2025 and 2024.

	Taxable Year Ended December 31, 2025	Taxable Year Ended December 31, 2024
Net increase (decrease) in net assets resulting from operations	$(3,814,243)	$102,228
Net realized (gains) losses on investments	2,880,695	3,366,992
Net change in unrealized (gains) losses on investments	5,307,259	(1,783,495)
Other temporary book-to-tax differences	115,853	(33,001)
Permanent differences	356,938	355,308
Taxable income (loss) before deductions for distributions	$4,846,502	$2,008,032
Capital losses in excess of capital gains earned in a taxable year may generally be carried forward and used to offset capital gains, subject to certain limitations. For the taxable year ended December 31, 2025 and December 31, 2024, we had capital loss carryforwards of $9,373,790 and $7,727,035, respectively, available for use in later taxable years. The unused balance each year will be carried forward and utilized as gains are realized, subject to limitations. While our ability to utilize losses in the future depends upon a variety of factors that cannot be known in advance, some of the Company’s capital loss carryforwards may become permanently unavailable due to limitations by the Code.
As of our most recent taxable year ended December 31, 2025, we had undistributed ordinary income in excess of cumulative distributions, capital gain in excess of cumulative distributions, and capital loss carryforwards as follows:

Tax Year Ended December 31, 2025
Undistributed ordinary income	$1,359,095
Undistributed long-term capital gains	$—
Capital loss carryforwards	$(9,373,790)

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
In general, we make certain adjustments to the classification of net assets as a result of permanent book-to-tax differences, which may include merger-related items, differences in the book and tax basis of certain assets and liabilities, amortization of offering costs, expense payments, nondeductible federal excise taxes and net operating losses, among other items. During the taxable year ended December 31, 2025, we increased overdistributed net investment income by $356,938 and decreased capital in excess of par value by $356,938. During the taxable year ended December 31, 2024, we increased overdistributed net investment income by $355,308 and decreased capital in excess of par value by $355,308. Due to the difference between our fiscal and taxable year end, the reclassifications for the taxable year ended December 31, 2025 were recorded in the fiscal year ending June 30, 2026 and the reclassifications for the taxable year ended December 31, 2024 were recorded in the fiscal year ended June 30, 2025.
NOTE 7 - INVESTMENT PORTFOLIO
The original cost basis of debt and equity securities acquired, including follow-on investments for existing portfolio companies, payment-in-kind interest, and structuring fees, totaled $1,190,281 and $4,967,899 during the three months ended December 31, 2025 and 2024, respectively.
The original cost basis of debt and equity securities acquired, including follow-on investments for existing portfolio companies, payment-in-kind interest, and structuring fees, totaled $5,931,531 and $38,005,505 during the six months ended December 31, 2025 and 2024, respectively.
The original cost basis of debt and equity securities disposed from noncash restructured investments totaled $3,241,856 and $961,877 during the three months ended December 31, 2025 and 2024, respectively.
The original cost basis of debt and equity securities disposed from noncash restructured investments totaled $3,241,856 and $2,902,218 during the six months ended December 31, 2025 and 2024, respectively.
Debt repayments and considerations from sales of debt and equity securities, excluding noncash restructured investments, of approximately $3,259,121 and $5,212,294 were received during the three months ended December 31, 2025 and 2024, respectively.
Debt repayments and considerations from sales of debt and equity securities, excluding noncash restructured investments, of approximately $20,354,402 and $12,924,933 were received during the six months ended December 31, 2025 and 2024, respectively.
Debt repayments and considerations from sales of debt and equity securities, including noncash restructured investments, of approximately $6,500,976 and $6,174,171 were received during the three months ended December 31, 2025 and 2024, respectively.
Debt repayments and considerations from sales of debt and equity securities, including noncash restructured investments, of approximately $23,596,258 and $15,827,151 were received during the six months ended December 31, 2025 and 2024, respectively.
As of December 31, 2025 and June 30, 2025, 94% and 91%, respectively, of the Company's portfolio was invested in floating rate investments based on fair value, totaling $60,154,799 and $77,277,488, respectively. As of December 31, 2025 and June 30, 2025, 94% and 90% respectively, of the Company's portfolio was invested in floating rate investments based on amortized cost, totaling $67,915,025 and $79,308,649, respectively.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The following tables summarize the composition of the Company’s investment portfolio at amortized cost and fair value as of December 31, 2025 and June 30, 2025:

	December 31, 2025
	Investments at Amortized Cost(1)	Investments at Fair Value	Fair Value Percentage of Total Portfolio
Senior Secured Loans-First Lien	$65,420,044	$57,875,202	91%
Senior Secured Loans-Second Lien	2,557,387	2,557,387	4%
Structured Subordinated Notes	192,700	169,710	—%
Common Equity/Other	3,279,862	2,487,602	4%
Preferred Equity	500,383	828,866	1%
Total Portfolio Investments	$71,950,376	$63,918,767	100%

	June 30, 2025
	Investments at Amortized Cost(1)	Investments at Fair Value	Fair Value Percentage of Total Portfolio
Senior Secured Loans-First Lien	$79,543,576	$77,495,655	91%
Senior Secured Loans-Second Lien	4,339,325	4,249,570	5%
Structured Subordinated Notes	864,921	709,261	1%
Common Equity/Other	3,279,862	2,061,100	2%
Preferred Equity	377,122	501,010	1%
Total Portfolio Investments	$88,404,806	$85,016,596	100%

(1) Amortized cost represents the original cost adjusted for PIK interest and the amortization of premiums and/or accretion of discounts, as applicable, on investments.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The table below describes investments by industry classification and enumerates the percentage, by fair value, of the total portfolio assets in such industries as of December 31, 2025 and June 30, 2025:

	December 31, 2025
Industry	Investments at Fair Value	Percentage of Portfolio
Healthcare & Pharmaceuticals	$23,923,428	37%
Consumer Goods: Non-Durable	5,193,434	8%
Telecommunications	5,077,922	8%
Services: Consumer	4,582,654	7%
High Tech Industries	3,421,392	5%
Beverage, Food & Tobacco	2,986,573	5%
Wholesale	2,959,691	5%
Transportation: Cargo	2,951,307	5%
Automotive	2,830,520	4%
Finance	2,732,227	4%
Services: Business	2,705,413	4%
Media: Advertising, Printing & Publishing	2,403,481	4%
Banking	1,981,015	3%
Structured Finance (1)	169,710	1%
Total	$63,918,767	100%

(1) Our SSN investments do not have industry concentrations and as such have been separated in the tables above.

	June 30, 2025
Industry	Investments at Fair Value	Percentage of Portfolio
Healthcare & Pharmaceuticals	$22,902,129	27%
Automotive	8,145,766	10%
Telecommunications	7,355,550	9%
Consumer Goods: Non-Durable	5,069,461	6%
Beverage, Food & Tobacco	4,954,278	6%
High Tech Industries	4,915,366	6%
Services: Consumer	4,655,664	5%
Transportation: Cargo	4,466,250	5%
Consumer Goods: Durable	4,296,202	5%
Services: Business	4,184,835	5%
Media: Advertising, Printing & Publishing	3,413,576	4%
Wholesale	2,916,144	3%
Banking	2,682,544	3%
Finance	2,600,000	3%
Media: Diversified and Production	1,749,570	2%
Structured Finance(1)	709,261	1%
Total	$85,016,596	100%

(1) Our SSN investments do not have industry concentrations and as such have been separated in the tables above.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS
The following table presents the fair value of our investments that are measured at fair value on a recurring basis disaggregated into the three levels of the ASC 820 valuation hierarchy as of December 31, 2025 and June 30, 2025, respectively:

	As of December 31, 2025
	Level 1	Level 2	Level 3	Total
Portfolio Investments
Senior Secured Loans-First Lien	$—	$10,757,799	$47,117,403	$57,875,202
Senior Secured Loans-Second Lien	—	—	2,557,387	2,557,387
Structured Subordinated Notes	—	—	169,710	169,710
Common Equity/Other	—	—	2,487,602	2,487,602
Preferred Equity	—	—	828,866	828,866
Total Portfolio Investments	$—	$10,757,799	$53,160,968	$63,918,767

	As of June 30, 2025
	Level 1	Level 2	Level 3	Total
Portfolio Investments
Senior Secured Loans-First Lien	$—	$21,263,851	$56,231,804	$77,495,655
Senior Secured Loans-Second Lien	—	1,749,570	2,500,000	4,249,570
Structured Subordinated Notes	—	—	709,261	709,261
Common Equity/Other	—	—	2,061,100	2,061,100
Preferred Equity	—	—	501,010	501,010
Total Portfolio Investments	$—	$23,013,421	$62,003,175	$85,016,596

Investments for which market quotations are readily available are typically valued at such market quotations. In order to validate market quotations, management and the independent valuation firm look at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. These investments are classified as Level 1 or Level 2 in the fair value hierarchy.
The fair value of debt investments specifically classified as Level 2 in the fair value hierarchy are generally valued by an independent pricing agent or more than one principal market maker, if available, otherwise a principal market maker or a primary market dealer. We generally value over-the-counter securities by using the prevailing bid and ask prices from dealers during the relevant period end, which were provided by an independent pricing agent and screened for validity by such service.
In determining the range of values for debt instruments where market quotations are not available, and are therefore classified as Level 3 in the fair value hierarchy, except CLOs and debt investments in controlling portfolio companies, management and the independent valuation firm estimated corporate and security credit ratings and identified corresponding yields to maturity for each loan from relevant market data. A discounted cash flow technique was then applied using the appropriate yield to maturity as the discount rate, to determine a range of values. In determining the range of values for equity investments of portfolio companies , the enterprise value was determined by applying a market approach such as using earnings before interest, taxes, depreciation and amortization ("EBITDA") multiples, net income and/or book value multiples for similar guideline public companies and/or similar recent investment transactions and/or an income approach, such as the discounted cash flow technique. The enterprise value technique may also be used to value debt investments which are credit impaired. For stressed debt and equity investments, asset recovery analysis was used.
In determining the range of values for our investments in CLOs, the independent valuation firm uses a discounted multi-path cash flow model. The valuations were accomplished through the analysis of the CLO deal structures to identify the risk exposures from the modeling point of view as well as to determine an appropriate call date (i.e., expected maturity). These risk factors are sensitized in the multi-path cash flow model using Monte Carlo simulations to generate probability-weighted (i.e., multi-path) cash flows for the underlying assets and liabilities. These cash flows are discounted using appropriate market discount rates, which consider relevant data in the CLO market and certain benchmark credit indices, to determine the value of each CLO investment. In addition, we generate a single-path cash flow utilizing our best estimate of expected cash receipts, and assess the reasonableness of the implied discount rate that would be effective for the value derived from the corresponding multi-path cash flow model.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Our portfolio consists of residual interests in CLOs, which involve a number of significant risks. CLOs are typically very highly levered (10 - 14 times), and therefore the residual interest tranches that we invest in are subject to a higher degree of risk of total loss. In particular, investors in CLO residual interests indirectly bear risks of the underlying loan investments held by such CLOs. We generally have the right to receive payments only from the CLOs, and generally do not have direct rights against the underlying borrowers or the entity that sponsored the CLOs. While the CLOs we target generally enable the investor to acquire interests in a pool of senior loans without the expenses associated with directly holding the same investments, the prices of indices and securities underlying our CLOs will rise or fall. These prices (and, therefore, the prices of the CLOs) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. The failure by a CLO investment in which we invest to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in its payments to us. In the event that a CLO fails certain tests, holders of debt senior to us would be entitled to additional payments that would, in turn, reduce the payments we would otherwise be entitled to receive. Separately, we may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting CLO or any other investment we may make. If any of these occur, it could materially and adversely affect our operating results and cash flows.
The interests we have acquired in CLOs are generally thinly traded or have only a limited trading market. CLOs are typically privately offered and sold, even in the secondary market. As a result, investments in CLOs may be characterized as illiquid securities. In addition to the general risks associated with investing in debt securities, CLO residual interests carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) our investments in CLO tranches will likely be subordinate to other senior classes of note tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the CLO investment or unexpected investment results. Our net asset value may also decline over time if our principal recovery with respect to CLO residual interests is less than the cost of those investments. Our CLO investments and/or the CLOs’ underlying senior secured loans may prepay more quickly than expected, which could have an adverse impact on our value. These investments are classified as Level 3 in the fair value hierarchy.
An increase in interest rates would materially increase the CLO’s financing costs. Since most of the collateral positions within the CLOs have interest rate floors, there may not be corresponding increases in investment income (if interest rates increase but stay below the interest rate floor of such investments) resulting in materially smaller distribution payments to the residual interest investors.
We hold more than a 10% interest in certain foreign corporations that are treated as controlled foreign corporations ("CFC") for U.S. federal income tax purposes (including our residual interest tranche investments in CLOs). Therefore, we are treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporations in an amount equal to our pro rata share of the corporation’s income for that taxable year (including both ordinary earnings and capital gains). We are required to include such deemed distributions from a CFC in our taxable income and we are required to distribute at least 90% of such income to maintain our RIC status, regardless of whether or not the CFC makes an actual distribution during such year.
If we acquire shares in "passive foreign investment companies" ("PFICs") (including residual interest tranche investments in CLOs that are PFICs), we may be subject to federal income tax on a portion of any "excess distribution" or gain from the disposition of such shares even if such income is distributed as a taxable dividend to our stockholders. Certain elections may be available to mitigate or eliminate such tax on excess distributions, but such elections (if available) will generally require us to recognize our share of the PFIC’s income for each year regardless of whether we receive any distributions from such PFICs. We must nonetheless distribute such income to maintain our status as a RIC.
Legislation known as FATCA and regulations thereunder impose a withholding tax of 30% on payments of U.S. source interest and dividends to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its United States account holders and its United States owners. Most CLOs in which we invest will be treated as non-U.S. financial entities for this purpose, and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which we invest fails to properly comply with these reporting requirements, it could reduce the amounts available to distribute to residual interest and junior debt holders in such CLO vehicle, which could materially and adversely affect our operating results and cash flows.
If we are required to include amounts in income prior to receiving distributions representing such income, we may have to sell some of our investments at times and/or at prices management would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose.
A portion of the Company’s portfolio is concentrated in CLOs, which is subject to a risk of loss if that sector experiences a market downturn. The Company is subject to credit risk in the normal course of pursuing its investment objectives. The Company’s maximum risk of loss from credit risk for the portfolio of CLO investments is the inability of the CLOs collateral managers to return up to the cost value due to defaults occurring in the underlying loans of the CLOs.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Investments in CLOs residual interests generally offer less liquidity than other investment grade or high-yield corporate debt, and may be subject to certain transfer restrictions. The Company’s ability to sell certain investments quickly in response to changes in economic and other conditions and to receive a fair price when selling such investments may be limited, which could prevent the Company from making sales to mitigate losses on such investments. In addition, CLOs are subject to the possibility of liquidation upon an event of default of certain minimum required coverage ratios, which could result in full loss of value to the CLOs interests and junior debt investors.
The fair value of the Company’s investments may be significantly affected by changes in interest rates. The Company’s investments in senior secured loans through CLOs are sensitive to interest rate levels and volatility. In the event of a significant rising interest rate environment and/or economic downturn, loan defaults may increase and result in credit losses which may adversely affect the Company’s cash flow, fair value of its investments and operating results. In the event of a declining interest rate environment, a faster than anticipated rate of prepayments is likely to result in a lower than anticipated yield.
The significant unobservable input used to value our investments based on the yield technique and discounted cash flow technique is the market yield (or applicable discount rate) used to discount the estimated future cash flows expected to be received from the underlying investment, which includes both future principal and interest/dividend payments. Increases or decreases in the market yield (or applicable discount rate) would result in a decrease or increase, respectively, in the fair value measurement. Management and the independent valuation firms may consider the following factors when selecting market yields or discount rates: risk of default, rating of the investment and comparable company investments, and call provisions.
The significant unobservable inputs used to value our investments based on the EV analysis may include market multiples of specified financial measures such as EBITDA, net income, or book value of identified guideline public companies, implied valuation multiples from precedent M&A transactions, and/or discount rates applied in a discounted cash flow technique. The independent valuation firm identifies a population of publicly traded companies with similar operations and key attributes to that of the portfolio company. Using valuation and operating metrics of these guideline public companies and/or as implied by relevant precedent transactions, a range of multiples of the latest twelve months EBITDA, or other measure such as net income or book value, is typically calculated. The independent valuation firm utilizes the determined multiples to estimate the portfolio company’s EV generally based on the latest twelve months EBITDA of the portfolio company (or other meaningful measure). Increases or decreases in the multiple would result in an increase or decrease, respectively, in EV which would result in an increase or decrease in the fair value measurement of the debt of controlled companies and/or equity investment, as applicable. In certain instances, a discounted cash flow analysis may be considered in estimating EV, in which case, discount rates based on a weighted average cost of capital and application of the capital asset pricing model may be utilized.
Changes in market yields, discount rates, EBITDA multiples, each in isolation, may change the fair value measurement of certain of our investments. Generally, an increase in market yields, discount rates, or a decrease in EBITDA (or other) multiples may result in a decrease in the fair value measurement of certain of our investments.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which we have recorded it.
In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the currently assigned valuations.
Changes in Valuation Techniques
During the six months ended December 31, 2025, the valuation methodology for Druid City Infusion, LLC (“Druid City”) for the Convertible First Lien Term Loan changed from a combination of the yield analysis, Black-Scholes Option Pricing Method, and enterprise value waterfall, to solely the enterprise value waterfall, given Druid City’s continued performance in excess of underwriting expectations, which resulted in comparable valuation outcomes across methodologies and a valuation increasingly driven by expected recovery rather than optionality. The fair value of our investment in the Convertible First Lien Term Loan increased to $98,783 as of December 31, 2025, a premium of $47,510 from its amortized cost, compared to the $30,177 unrealized premium recorded at June 30, 2025.
During the six months ended December 31, 2025, the valuation methodology for WatchGuard Technologies, Inc. for the First Lien Term Loan changed from the a combination of the yield analysis and market quotes to solely the yield analysis, given market quotes were less active in the current period. As a result, the fair value of our investment increased to $3,421,392, as of December 31, 2025, a premium of $49,638 to its amortized cost, compared to the $47,382 unrealized premium recorded at June 30, 2025.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The following table shows industries that comprise of greater than 10% of our portfolio at fair value as of December 31, 2025 and June 30, 2025:

	December 31, 2025
	Cost	Fair Value	% of Portfolio
Healthcare & Pharmaceuticals	$23,261,465	$23,923,428	37%
All Other Industries	48,688,911	39,995,339	63%
Total	$71,950,376	$63,918,767	100%

	June 30, 2025
	Cost	Fair Value	% of Portfolio
Healthcare & Pharmaceuticals	$22,729,225	$22,902,129	27%
All Other Industries	65,675,581	62,114,467	73%
Total	$88,404,806	$85,016,596	100%
As of December 31, 2025, investments in California and South Carolina comprised 11.9% and 10.7%, respectively, of our investments at fair value, with a cost of $7,285,397 and $6,649,488 and a fair value of $7,596,915 and $6,811,488, respectively.
As of June 30, 2025, investments in California and New Jersey comprised 12.0% and 10.8%, respectively, of our investments at fair value, with a cost of $10,111,172 and $10,269,586, respectively, and a fair value of $10,232,607 and $9,158,337, respectively.
The following is a reconciliation for the three and six months ended December 31, 2025 and 2024 of investments for which significant unobservable inputs (Level 3) were used in determining fair value:

	Non-Control/Non-Affiliate Investments (less than 5.00% voting control)
	Senior Secured Loans - First Lien	Senior Secured Loans - Second Lien	Structured Subordinated Notes	Preferred Equity	Common Equity/Other	Total
Fair Value at September 30, 2025	$50,111,613	$2,557,387	$366,014	$738,583	$2,322,276	$56,095,873
Net realized gains (losses) on investments	(649,548)	—	(181,657)	—	—	(831,205)
Net change in unrealized gains (losses) on investments	727,966	—	53,044	67,021	165,326	1,013,357
Net realized and unrealized gains (losses) on investments	78,418	—	(128,613)	67,021	165,326	182,152
Purchases of investments	—	—	—	—	—	—
Payment-in-kind interest	79,369	—	—	23,262	—	102,631
Accretion (amortization) of purchase discount and premium, net	76,446	—	—	—	—	76,446
Net Reductions to Subordinated Structured Notes and related investment cost	—	—	(67,691)	—	—	(67,691)
Repayments and sales of portfolio investments	(3,228,443)	—	—	—	—	(3,228,443)
Transfers into Level 3(1)	—	—	—	—	—	—
Transfers out of Level 3(1)	—	—	—	—	—	—
Fair Value at December 31, 2025	$47,117,403	$2,557,387	$169,710	$828,866	$2,487,602	$53,160,968

Net change in unrealized gains (losses) attributable to Level 3 investments still held at the end of the period	$125,237	$—	$53,044	$67,021	$165,326	$410,628

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Non-Control/Non-Affiliate Investments (less than 5.00% voting control)
	Senior Secured Loans - First Lien	Senior Secured Loans - Second Lien	Structured Subordinated Notes	Preferred Equity	Common Equity/Other	Total
Fair Value at June 30, 2025	$56,231,804	$2,500,000	$709,261	$501,010	$2,061,100	$62,003,175
Net realized gains (losses) on investments	(576,639)	—	(418,030)	—	—	(994,669)
Net change in unrealized gains (losses) on investments	731,870	—	132,672	204,594	426,502	1,495,638
Net realized and unrealized gains (losses) on investments	155,231	—	(285,358)	204,594	426,502	500,969
Purchases of investments	4,462,306	57,387	—	100,000	—	4,619,693
Payment-in-kind interest	110,925	—	—	23,262	—	134,187
Accretion (amortization) of purchase discount and premium, net	127,099	—	—	—	—	127,099
Net Reductions to Subordinated Structured Notes and related investment cost	—	—	(179,940)	—	—	(179,940)
Repayments and sales of portfolio investments	(11,287,418)	—	(74,253)	—	—	(11,361,671)
Transfers into Level 3(1)	—	—	—	—	—	—
Transfers out of Level 3(1)	(2,682,544)	—	—	—	—	(2,682,544)
Fair Value at December 31, 2025	$47,117,403	$2,557,387	$169,710	$828,866	$2,487,602	$53,160,968

Net change in unrealized gains (losses) attributable to Level 3 investments still held at the end of the period	$95,493	$—	$85,797	$204,594	$426,502	$812,386

(1)Transfers are assumed to have occurred at the beginning of the quarter during which the asset was transferred. During the six months ended December 31, 2025, one of our first lien loans transferred out of Level 3 to Level 2 due to an increase in the level of market activity during the period.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Non-Control/Non-Affiliate Investments (less than 5.00% voting control)
	Senior Secured Loans - First Lien	Senior Secured Loans - Second Lien	Structured Subordinated Notes	Preferred Equity	Common Equity/Other	Total
Fair Value at September 30, 2024	$52,968,985	$1,594,778	$2,551,477	$100,069	$952,222	$58,167,531
Net realized gains (losses) on investments	—	—	(394,194)	—	—	(394,194)
Net change in unrealized gains (losses) on investments	80,148	38,244	36,443	(39,216)	164,619	280,238
Net realized and unrealized gains (losses) on investments	80,148	38,244	(357,751)	(39,216)	164,619	(113,956)
Purchases of investments	5,832,070	—	—	—	—	5,832,070
Restructuring of investments	(961,877)	—	—	—	—	(961,877)
Payment-in-kind interest	78,879	18,827	—	—	—	97,706
Accretion (amortization) of purchase discount and premium, net	102,809	(5,599)	—	—	—	97,210
Net Reductions to Subordinated Structured Notes and related investment cost	—	—	(215,294)	—	—	(215,294)
Repayments and sales of portfolio investments	(5,136,451)	(17,640)	—	—	—	(5,154,091)
Transfers into Level 3(1)	7,641,484	—	—	—	—	7,641,484
Transfers out of Level 3(1)	—	—	—	—	—	—
Fair Value at December 31, 2024	60,606,047	1,628,610	1,978,432	60,853	1,116,841	$65,390,783

Net change in unrealized gains (losses) attributable to Level 3 investments still held at the end of the period	$144,877	$38,244	$36,443	$(39,216)	$164,619	$344,967

(1) Transfers are assumed to have occurred at the beginning of the quarter during which the asset was transferred. During the three months ended December 31, 2024, none of our first lien loans transferred out of Level 3 to Level 2. During the three months ended December 31, 2024, two of our first lien loans transferred out of Level 2 to Level 3 due to a decrease in the level of market activity during the period and thus these investments were valued using observable inputs such as market yield analysis and indicative dealer quotes.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Non-Control/Non-Affiliate Investments (less than 5.00% voting control)
	Senior Secured Loans - First Lien	Senior Secured Loans - Second Lien	Structured Subordinated Notes	Preferred Equity	Common Equity/Other	Total
Fair Value at June 30, 2024	$36,140,975	$1,559,701	$2,956,672	$100,000	$743,301	$41,500,649
Net realized gains (losses) on investments	—	—	(871,345)	—	(297,076)	(1,168,421)
Net change in unrealized gains (losses) on investments	463,357	61,814	280,372	(39,147)	91,278	857,674
Net realized and unrealized gains (losses) on investments	463,357	61,814	(590,973)	(39,147)	(205,798)	(310,747)
Purchases of investments	27,852,956	—	—	—	—	27,852,956
Restructuring of investments	(1,541,215)	—	—	—	579,338	(961,877)
Payment-in-kind interest	129,120	37,866	—	—	—	166,986
Accretion (amortization) of purchase discount and premium, net	264,557	(13,131)	—	—	—	251,426
Net Reductions to Subordinated Structured Notes and related investment cost	—	—	(387,267)	—	—	(387,267)
Repayments and sales of portfolio investments	(10,345,187)	(17,640)	—	—	—	(10,362,827)
Transfers into Level 3(1)	7,641,484	—	—	—	—	7,641,484
Transfers out of Level 3(1)	—	—	—	—	—	—
Fair Value at December 31, 2024	$60,606,047	$1,628,610	$1,978,432	$60,853	$1,116,841	$65,390,783

Net change in unrealized gains (losses) attributable to Level 3 investments still held at the end of the period	$121,981	$61,814	$280,372	$(39,147)	$91,278	$516,298

(1) Transfers are assumed to have occurred at the beginning of the quarter during which the asset was transferred. During the six months ended December 31, 2024, none of our first lien loans transferred out of Level 3 to Level 2. During the six months ended December 31, 2024, two of our first lien loans transferred out of Level 2 to Level 3 due to a decrease in the level of market activity during the period and thus these investments were valued using observable inputs such as market yield analysis and indicative dealer quotes.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The following table provides quantitative information regarding significant unobservable inputs used in the fair value measurement of Level 3 investments as of December 31, 2025:

			Unobservable Inputs
Asset Category	Fair Value	Primary Valuation Technique	Inputs	Range				Weighted Average

Senior Secured First Lien Debt	$44,636,649	Discounted Cash Flow (Yield Analysis)	Market yield	7.57%	to	17.76%		11.18%
Senior Secured First Lien Debt	184,436	Enterprise Value Waterfall (Market Approach)	EBITDA multiple	4.25x	to	7.75x		6.00x
		Enterprise Value Waterfall (Discounted cash flow)	Discount Rate	15.50%	to	17.50%		16.50%
Senior Secured First Lien Debt	348,717	Discounted Cash Flow (Yield Analysis)	Market yield	13.14%	to	13.14%		13.14%
		Option Pricing Model	Expected Volatility	50.00%	to	60.00%		60.00%
Senior Secured First Lien Debt	1,947,602	Enterprise Value Waterfall (Market Approach)	EBITDA multiple	6.00x	to	9.00x		7.10x
Senior Secured Loans-Second Lien	2,557,387	Enterprise Value Waterfall (Market Approach)	EBITDA multiple	6.00x	to	7.00x		6.00x
Common Equity/Other	2,487,602	Enterprise Value Waterfall (Market Approach)	EBITDA multiple	4.00x	to	9.25x		7.60x
Common Equity/Other	—	Enterprise Value Waterfall (Market Approach)	Revenue Multiple	0.28x	to	0.48x		0.38x
			Recoverable Amount	n/a	to	n/a		n/a
Preferred Equity	296,876	Option Pricing Model	Expected Volatility	60.00%	to	70.00%		66.30%
		Enterprise Value Waterfall (Market approach)	EBITDA multiple	5.50x	to	7.25x		6.70x
Preferred Equity	531,989	Enterprise Value Waterfall (Market approach)	EBITDA multiple	4.25x	to	7.75x		6.50x
Subordinated Structured Notes	169,710	Discounted Cash Flow	Discount rate	12.12%	to	12.85%	(1)(2)	12.41%	(1)(2)
	$53,160,968
(1) Represents the implied discount rate based on our internally generated single-cash flows that is derived from the fair value estimated by the corresponding multi-path cash flow model utilized by the independent valuation firm.
(2) Excludes investments that have been called for redemption or are currently marked to zero fair market value.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The following table provides quantitative information regarding significant unobservable inputs used in the fair value measurement of Level 3 investments as of June 30, 2025:

			Unobservable Inputs
Asset Category	Fair Value	Primary Valuation Technique	Inputs	Range				Weighted Average

Senior Secured First Lien Debt	$51,519,112	Discounted Cash Flow (Yield Analysis)	Market yield	7.84%	to	15.85%		10.88%
Senior Secured First Lien Debt	179,615	Enterprise Value Waterfall (Market Approach)	EBITDA multiple	4.75x	to	7.75x		6.25x
		Enterprise Value Waterfall (Discounted cash flow)	Discount Rate	15.00%	to	17.00%		16.00%
Senior Secured First Lien Debt	2,682,544	Market Quotes	Indicative Dealer Quotes	89.68%	to	91.43%		90.55%
Senior Secured First Lien Debt	252,767	Discounted Cash Flow (Yield Analysis)	Market yield	17.21%	to	17.21%		17.21%
		Option Pricing Model	Expected Volatility	45.00%	to	55.00%		55.00%
Senior Secured First Lien Debt	80,929	Discounted Cash Flow (Yield Analysis)	Market yield	26.38%	to	26.38%		26.38%
		Option Pricing Model	Expected Volatility	45%	to	55%		55%
		Enterprise Value Waterfall (Market Approach)	EBITDA multiple	8.00x	to	9.00x		9.00x
Senior Secured First Lien Debt	1,506,771	Enterprise Value Waterfall (Market Approach)	EBITDA multiple	5.50x	to	7.50x		6.45x
Senior Secured First Lien Debt	10,066	Liquidation Scenario	EBITDA multiple	1.00x	to	1.00x		1.00x
Senior Secured Loans-Second Lien	2,500,000	Enterprise Value Waterfall (Market Approach)	Purchase Price	N/A	to	N/A		N/A
Common Equity/Other	1,961,100	Enterprise Value Waterfall (Market Approach)	EBITDA multiple	4.00x	to	9.00x		7.22x
Common Equity/Other	100,000	Enterprise Value Waterfall (Market Approach)	Purchase Price	N/A	to	N/A		N/A
Common Equity/Warrants	—	Enterprise Value Waterfall (Market Approach)	Revenue multiple	0.00x	to	0.45x		0.00x
Preferred Equity	178,802	Option Pricing Model	Expected Volatility	55.00%	to	70.00%		64.00%
		Enterprise Value Waterfall (Market approach)	EBITDA multiple	3.25x	to	6.75x		4.90x
Preferred Equity	322,208	Enterprise Value Waterfall (Market approach)	EBITDA multiple	5.50x	to	7.25x		6.35x
Subordinated Structured Notes	709,261	Discounted Cash Flow	Discount rate	15.21%	to	17.32%	(1)(2)	16.61%	(1)(2)
	$62,003,175
(1) Represents the implied discount rate based on our internally generated single-cash flows that is derived from the fair value estimated by the corresponding multi-path cash flow model utilized by the independent valuation firm.
(2) Excludes investments that have been called for redemption or are currently marked to zero fair market value.
For the three months ended December 31, 2025 and 2024, there were no structuring fees recognized as part of interest income on the Consolidated Statements of Operations.
For the six months ended December 31, 2025 and 2024, there were $90,000 and $102,705 structuring fees recognized as part of interest income on the Consolidated Statements of Operations.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
For the three months ended December 31, 2025 and 2024, there were accelerated original issue discounts due to repayments of $51,932 and $64,729, respectively, included in interest income.
For the six months ended December 31, 2025 and 2024, there were accelerated original issue discounts due to repayments of $57,976 and $227,840, respectively, included in interest income.
For the three and six months ended December 31, 2025 and 2024, there was no early repayment income included in interest income.
Financial Instruments Disclosed, But Not Carried at Fair Value
The following table presents the carrying value and fair value of the Company’s financial liabilities disclosed, but not carried, at fair value as of December 31, 2025 and the level of each financial liability within the fair value hierarchy:

	Carrying value	Fair Value	Level 1	Level 2	Level 3
OZK Credit Facility(1)	$37,040,732	$37,040,732	$—	$—	$37,040,732
	$37,040,732	$37,040,732	$—	$—	$37,040,732

(1)As of December 31, 2025, the fair value of the OZK Credit Facility was $37,040,732, the balance outstanding, and is categorized as Level 3 under ASC 820. The fair value of the OZK Credit Facility approximates the carrying value since the OZK Credit Facility bears a floating rate and re-prices to market frequently.

The following table presents the carrying value and fair value of the Company’s financial liabilities disclosed, but not carried, at fair value as of June 30, 2025 and the level of each financial liability within the fair value hierarchy:

	Carrying value	Fair Value	Level 1	Level 2	Level 3
Senior Secured Revolving Credit Facility(1)	$45,500,000	$45,500,000	$—	$—	$45,500,000
	$45,500,000	$45,500,000	$—	$—	$45,500,000

(1)As of June 30, 2025, the fair value of the Senior Secured Revolving Credit Facility was $45,500,000, the balance outstanding, and is categorized as Level 3 under ASC 820. The fair value of the Senior Revolving Credit Facility approximates the carrying value since the Senior Secured Revolving Credit Facility bears a floating rate and re-prices to market frequently.

NOTE 9 - COMMITMENTS AND CONTINGENCIES
The Company enters into contracts that contain a variety of indemnification provisions. The Company’s maximum exposure under these arrangements is unknown; however, the Company has not had prior claims or losses pursuant to these contracts. Management has reviewed the Company’s existing contracts and expects the risk of loss to the Company to be remote.
The Company has a conditional obligation to reimburse the Adviser for any payments made by the Adviser under the Expense Limitation Agreement. The Expense Limitation Agreement payments are subject to repayment by the Company within the three years following the end of the quarter in which the payment was made by the Adviser; subject to the Repayment Limitations.
The Company is not currently subject to any material legal proceedings and, to the Company’s knowledge, no material legal proceedings are threatened against the Company. From time to time, the Company may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Company’s rights under contracts with its portfolio companies. While the outcome of any legal proceedings cannot be predicted with certainty, the Company does not expect that any such proceedings will have a material adverse effect upon its financial condition or results of operations.
Undrawn committed revolver loans to our portfolio companies incur commitment and unused fees of 0.50%. As of December 31, 2025 and June 30, 2025, we had $129,746 and $656,566, respectively, of undrawn delayed draw term loan and revolver commitments to our portfolio companies. The fair value of our undrawn delayed draw term loan and revolver commitments was $0 and $0 as of December 31, 2025 and June 30, 2025, respectively, as they were all floating rate instruments that repriced frequently.
NOTE 10 - REVOLVING CREDIT FACILITIES
Senior Secured Revolving Credit Facility
On September 21, 2023, the Company entered into a senior secured revolving credit agreement (the "Senior Secured Revolving Credit Facility"), by and among the Company, as borrower, the lenders party thereto, and SMBC, as administrative agent. In conjunction with the closing of the Senior Secured Revolving Credit Facility, we terminated the previous credit facility.
The Senior Secured Revolving Credit Facility provided for borrowings in U.S. dollars and certain agreed upon foreign currencies in an initial aggregate amount of up to $20,000,000 with an option for the Company to request, at one or more times,

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
that existing and/or new lenders, at their election, provide up to $150,000,000 in aggregate. The Senior Secured Revolving Credit Facility provided for swingline loans in an aggregate principal amount at any time outstanding that will not exceed $5,000,000. On January 30, 2024, the Company entered into the first amendment (the "First Amendment") to the Senior Secured Revolving Credit Facility. Among other changes, the First Amendment amended the original Senior Secured Revolving Credit Facility to provide for an increase in the aggregate commitment from $20,000,000 to $65,000,000. On February 1, 2024, there was an automatic commitment increase which increased the aggregate commitment from $65,000,000 to $75,000,000. Availability under the Senior Secured Revolving Credit Facility will terminate on the earlier of the commitment termination date of September 19, 2025 ("Commitment Termination Date") or the date of termination of the revolving commitments thereunder, and the outstanding loans under the Senior Secured Revolving Credit Facility will mature on September 21, 2026. The Senior Secured Revolving Credit Facility also required mandatory prepayment of interest and principal upon certain events, including after the date of termination of the revolving commitments thereunder from asset sales, extraordinary receipts, returns of capital, equity issuances, and incurrence of indebtedness, with certain exceptions and minimum amount thresholds.
Borrowings under the Senior Secured Revolving Credit Facility were subject to compliance with a borrowing base test. Amounts drawn under the Senior Secured Revolving Credit Facility in U.S. dollars would bear interest at either term SOFR plus a credit spread adjustment of 0.10% plus 2.5%, or the prime rate plus 1.5%. The Company could elect either the term SOFR or prime rate at the time of drawdown, and loans denominated in U.S. dollars could be converted from one rate to another at any time at the Company’s option, subject to certain conditions. Amounts drawn under the Senior Secured Revolving Credit Facility in other permitted currencies bore interest at the relevant rate specified therein plus 2.5%.
During the period commencing on September 21, 2023 and ending on the earlier of the Commitment Termination Date or the date of termination of the revolving commitments under the Senior Secured Revolving Credit Facility, the Company paid a commitment fee of 0.375% per annum (based on the immediately preceding quarter’s average usage) on the daily unused amount of the commitments then available thereunder.
In connection with the Senior Secured Revolving Credit Facility, the Company had made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type. In addition, the Company complied with the following financial covenants with respect to the Company and its consolidated subsidiaries: (a) the Company maintained a minimum shareholders’ equity, measured as of each fiscal quarter end; and (b) the Company must maintain at all times an asset coverage ratio not less than 150%.
The Senior Secured Revolving Credit Facility contained events of default customary for facilities of this type. Upon the occurrence of an event of default, the administrative agent, at the request of the required lenders, may terminate the commitments and declare the outstanding advances and all other obligations under the Senior Secured Revolving Credit Facility immediately due and payable.
The Company’s obligations under the Senior Secured Revolving Credit Facility were guaranteed by Prospect Flexible Funding, LLC, a subsidiary of the Company, and will be guaranteed by certain domestic subsidiaries of the Company that are formed or acquired by the Company in the future. The Company’s obligations under the Senior Secured Revolving Credit Facility were secured by a first priority security interest in substantially all of the assets of the Company and certain of the Company’s subsidiaries.
During the three months ended December 31, 2025 and 2024, we had no realized loss on the extinguishment of debt.
During the six months ended December 31, 2025 and 2024, we realized a loss on the extinguishment of debt in the amount of $495,849 and $—, respectively related to the Senior Secured Revolving Credit Facility.
OZK Credit Facility
On August 12, 2025, the Company, as servicer, entered into a $75 million senior secured revolving credit facility (the “OZK Credit Facility”) with Bank OZK acting as facility agent. In connection with the OZK Credit Facility, the Company’s wholly-owned financing subsidiary, Prospect Flexible Funding, LLC (the “Borrower”), as borrower, and each of the other parties thereto entered into a Loan and Servicing Agreement, dated as of August 12, 2025 (the “Loan Agreement”). In conjunction with the closing of the OZK Credit Facility, we terminated and fully paid down the Senior Secured Revolving Credit Facility.
The OZK Credit Facility is scheduled to mature on August 10, 2029 and generally bears interest at a rate of one-month SOFR + 2.50%. The OZK Credit Facility is secured by assets of the Borrower. Under the Loan Agreement, the Borrower has made certain customary representations and warranties and is required to comply with various covenants, including borrowing restrictions, reporting requirements and other customary requirements for similar credit facilities. The Loan Agreement includes usual and customary events of default for credit facilities of this nature.
The OZK Credit Facility requires the Borrower to pledge assets as collateral in order to borrow under the OZK Credit Facility. The OZK Credit Facility contains restrictions pertaining to the geographic and industry concentrations of funded loans,

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
maximum size of funded loans, interest rate payment frequency of funded loans, maturity dates of funded loans and minimum equity requirements, among other items. The OZK Credit Facility also contains certain requirements relating to portfolio performance, including limitations on delinquencies and charge-offs, a violation of which could result in the early termination of the OZK Credit Facility. As of December 31, 2025, we were in compliance with the applicable covenants of the OZK Credit Facility.
As of December 31, 2025, we had $37,040,732 outstanding on our OZK Credit Facility. As of December 31, 2025, the investments used as collateral for the OZK Credit Facility had an aggregate fair value of $53,869,571, which represents 84% of our total investments for the period. As of December 31, 2025, cash balances of $8,165,849 were used as collateral for the OZK Credit Facility. The fair value of the OZK Credit Facility was $37,040,732 and is categorized as Level 3 under ASC 820 as of December 31, 2025. The fair value of the OZK Credit Facility approximates its carrying value as the OZK Credit Facility is repriced to a market rate of interest frequently.
In connection with the origination of the OZK Credit Facility, we incurred $959,106 in fees, all of which are being amortized over the term of the OZK Credit Facility. As of December 31, 2025, $866,543 remains to be amortized and is reflected as deferred financing costs on the Consolidated Statements of Assets and Liabilities.
During the three months ended December 31, 2025 and 2024, we recorded $717,929 and $0, respectively, of interest costs and amortization of financing costs on the OZK Credit Facility as interest expense.
During the six months ended December 31, 2025 and 2024, we recorded $1,562,879 and $0, respectively, of interest costs and amortization of financing costs on the OZK Credit Facility as interest expense.
For the three months ended December 31, 2025, the average stated interest rate (i.e., rate in effect plus the spread) was 6.48% under the OZK Credit Facility.
For the three months ended December 31, 2024, the average stated interest rate (i.e., rate in effect plus the spread) was 7.33% under the Senior Secured Revolving Credit Facility.
For the six months ended December 31, 2025, the average stated interest rate (i.e., rate in effect plus the spread) was 6.67% under the OZK Credit Facility and the Senior Secured Revolving Credit Facility.
For the six months ended December 31, 2024, the average stated interest rate (i.e., rate in effect plus the spread) was 7.65% under the Senior Secured Revolving Credit Facility.
For the three months ended December 31, 2025, average outstanding borrowings under the OZK Credit Facility was 37,848,806.
For the three months ended December 31, 2024, average outstanding borrowings under the Senior Secured Revolving Credit Facility was $46,311,957.
For the six months ended December 31, 2025, average outstanding borrowings under the OZK Credit Facility and Senior Secured Revolving Credit Facility were $39,620,704.
For the six months ended December 31, 2024, average outstanding borrowings under the Senior Secured Revolving Credit Facility was $38,936,957.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
NOTE 11- FINANCIAL HIGHLIGHTS
The following is a schedule of financial highlights for the three and six months ended December 31, 2025 and 2024:

	Three Months Ended December 31,				Six Months Ended December 31
	2025		2024(g)		2025		2024
Per Share Data(a):	Class A	Class I	Class A	Class I	Class A	Class I	Class A
Net asset value at beginning of period	$4.14	$4.14	$4.65	$4.65	$4.50	$4.50	$4.69
Net investment income (loss)	0.14	0.14	0.09	0.09	0.29	0.29	0.16
Net realized and unrealized gains (losses) on investments	(0.38)	(0.38)	(0.05)	(0.05)	(0.73)	(0.73)	(0.09)
Net realized (losses) on extinguishment of debt	—	—	—	—	(0.05)	(0.05)	—
Net increase (decrease) in net assets resulting from operations	(0.24)	(0.24)	0.04	0.04	(0.49)	(0.49)	0.07
Distributions(b)
Return of capital distributions	—	—	(0.01)	(0.01)	—	—	(0.02)
Distributions from net investment income	(0.11)	(0.11)	(0.09)	(0.09)	(0.22)	(0.22)	(0.17)
Total Distributions	(0.11)	(0.11)	(0.10)	(0.10)	(0.22)	(0.22)	(0.19)
Other(c)(e)	0.01	0.01	—	—	0.01	0.01	0.02
Net asset value at end of period	$3.80	$3.80	$4.59	$4.59	$3.80	$3.80	$4.59
Total return based on net asset value(d)	(5.87)%	(5.87)%	0.84%	0.84%	(11.27)%	(11.27)%	1.99%

Supplemental Data:
Net assets at end of period	$34,703,153	$8,493	$40,820,461	$10,260	$34,703,153	$8,493	$40,820,461
Average net assets	$35,959,920	$8,800	$40,948,160	$10,292	$37,299,398	$9,128	$40,948,160
Weighted average shares outstanding	9,088,804	2,237	8,893,718	2,237	9,019,327	2,237	8,835,245
Ratio to average net assets:
Total annual expenses(f)	16.04%	16.04%	18.04%	18.04%	16.35%	16.35%	19.44%
Total annual expenses (after expense limitation agreement/expense waivers)(e)(f)	7.98%	7.98%	14.98%	14.98%	8.38%	8.38%	16.25%
Net investment income (loss)(f)	14.30%	14.30%	7.45%	7.45%	14.11%	14.11%	7.40%

Portfolio Turnover	1.61%	1.61%	5.81%	5.81%	7.82%	7.82%	17.08%

(a) Calculated based on weighted average shares outstanding.
(b) The per share data for distributions is the actual amount of distributions paid or payable per share of common stock outstanding during the period. Distributions per share are rounded to the nearest $0.01.

(c) The amount shown represents the balancing figure derived from the other figures in the schedule, and is primarily attributable to the accretive effects from the sales of the Company’s shares and the effects of share repurchases during the period.
(d) Total return is based upon the change in net asset value per share between the opening and ending net asset values per share during the period and assumes that distributions are reinvested in accordance with the Company’s distribution reinvestment plan. The computation does not reflect the sales load for any class of shares. Total return based on market value is not presented since the Company’s shares are not publicly traded.
(e) The amounts shown for the three and six months ended December 31, 2024 represent the balancing figure derived from the other figures in the schedule, and is primarily attributable to the effect from the accepted subscription agreement from the Adviser for the sale of $10.0 million of the Class A shares and the impact of the large influx of investments purchased during the period.

(f) Annualized for the three and six months ended December 31, 2025 and 2024.
(g) In connection with the Multi-Class Offering, the Company authorized the issuance of separate classes of its common stock and designated such classes Class S, Class D and Class I common stock. The registration statement was declared effective by the SEC on May 10, 2024, however, as of December 31, 2025, there are no shares of Class S or Class D common stock outstanding. As of September 30, 2024, there are no shares of Class I common stock outstanding. As such, only the three months ended December 31, 2024 are presented above.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Information about our senior securities is shown in the following table since June 30, 2022. As of December 31, 2025 and June 30, 2025, our asset coverage ratio stood at 194% and 188%, respectively, based on the outstanding principal amount of our senior securities representing indebtedness.

Revolving Credit Facility	Total Amount Outstanding	Asset Coverage per Unit(1)	Involuntary Liquidating Preference per Unit(2)	Average Market Value per Unit(2)
December 31, 2025	$37,040,732	$1,937	—	—
September 30, 2025	$39,246,250	$1,949	—	—
June 30, 2025	$45,500,000	$1,879	—	—
June 30, 2024	$27,800,000	$2,125	—	—
June 30, 2023	$8,600,000	$2,709	—	—
June 30, 2022	$20,500,000	$1,815	—	—

(1) The asset coverage ratio is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by secured senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage Per Unit.
(2) This column is inapplicable.
NOTE 12 - NET INCREASE (DECREASE) IN NET ASSETS PER SHARE
The following information sets forth the computation of net increase in net assets resulting from operations per share during the three and six months ended December 31, 2025 and 2024.

	Three Months Ended December 31,				Six Months Ended December 31,
	2025		2024		2025		2024
	Class A	Class I	Class A	Class I(a)	Class A	Class I	Class A
Net increase/(decrease) in net assets resulting from operations	$(2,203,535)	$(539)	$333,598	$84	$(4,407,826)	$(1,087)	$592,061
Weighted average common stock outstanding	9,088,804	2,237	8,893,718	2,237	9,019,327	2,237	8,835,245
Net increase/(decrease) in net assets resulting from operations per share	$(0.24)	$(0.24)	$0.04	$0.04	$(0.49)	$(0.49)	$0.07
(a) In connection with the Multi-Class Offering, the Company authorized the issuance of separate classes of its common stock and designated such classes Class S, Class D and Class I common stock. The registration statement was declared effective by the SEC on May 10, 2024, however, as of December 31, 2025, there are no shares of Class S and Class D common stock outstanding. Class I common stock was issued on October 1, 2025, therefore only the three months ended December 31, 2024 are presented above.

NOTE 13 - SEGMENT REPORTING

The Company operates through a single operating and reporting segment with an investment objective to generate both current income and capital appreciation. The chief operating decision maker (“CODM”) is the Company’s chief executive officer and the CODM assesses the performance and makes operating decisions of the Company on a consolidated basis primarily based on the Company’s net increase (decrease) in net assets resulting from operations applicable to common stockholders (“net income”). In addition to numerous other factors and metrics, the CODM utilizes net income as a key metric in determining the amount of dividends to be distributed to the Company’s common stockholders. As the Company’s operations comprise of a single reporting segment, the segment assets are reflected on the accompanying consolidated statements of assets and liabilities as “total assets” and the significant segment expenses are listed on the accompanying consolidated statement of operations.
NOTE 14 - SUBSEQUENT EVENTS
Management has evaluated all known subsequent events through the date of issuance of these consolidated financial statements and notes the following:

Co-Investment Exemptive Order
On January 6, 2026, we, our Adviser and certain affiliates received an exemptive order from the SEC, which superseded the Order, that permits us, among other things, to participate with other funds managed by the Adviser or certain affiliates, including Prospect Capital Corporation, Priority Income Fund, Inc. and Prospect Enhanced Yield Fund, in certain co-investment transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions included therein.
Distributions:
On January 23, 2026, our Board of Directors declared a distribution for the month of January 2026, which reflects a targeted annualized distribution rate of 10.0% based on the net asset value per share for the first fiscal quarter ended September 30, 2025. The distribution has a record date as of the close of business of the last Friday of January 2026. The distribution will be payable to stockholders of record as of the monthly record date set forth below.

Record Date	Payment Date	PFLOAT Class A Common Stock, per share	PFLOAT Class I Common Stock, per share
January 30, 2026	February 6, 2026	$0.03970	$0.03970
Issuance of Common Stock
For the period beginning January 1, 2026 and ending February 11, 2026, the Company issued 141,753 shares of its Class A common stock pursuant to its distribution reinvestment plan in the amount of $582,602.
OZK Credit Facility
On January 30, 2026, February 5, 2026, and February 6, 2026, the Company drew $500,000, $3,100,000, and $500,000 on the OZK Credit Facility. On January 5, 2026, January 16, 2026, February 4, 2026, and February 11, 2026 the Company repaid $250,000, $500,000, $600,000, and $3,100,000 on the OZK Credit Facility, respectively. As of February 11, 2026, the outstanding balance on the OZK Credit Facility was $36,690,732.
Investment Activity
During the period beginning January 1, 2026 and ending February 11, 2026, the Company made two investments in a portfolio company totaling $533,640.
During the period beginning January 1, 2026 and ending February 11, 2026, the Company sold one investment in a portfolio company totaling $1,180,000.
NASAA-Related Amendments
During our state registration process, certain state securities regulatory authorities requested certain changes to our charter, bylaws, Amended and Restated Advisory Agreement and Administration Agreement based on the North American Securities Administrators Association Omnibus Guidelines. On December 23, 2025, our Board of Directors unanimously approved such changes and, on January 14, 2026, we filed with the SEC an information statement informing our stockholders that a Special Meeting of Stockholders will be held on March 4, 2026 to approve the proposed changes to our charter. A stockholder who holds a majority of our outstanding common stock voted in favor of the proposed changes to our charter in a written consent dated December 23, 2025. We expect that the proposed changes to our charter will be effected immediately after the special meeting of stockholders by filing the Fifth Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland, and we expect that, on the same day, we will adopt the Fifth Amended and Restated Bylaws and enter into the Second Amended and Restated Advisory Agreement and the Second Amended and Restated Administration Agreement.
Distribution Agreement
On January 26, 2026, the Company entered into a Distribution Agreement (the "Distribution Agreement") with Ultimus Fund Distributors, LLC (the "Distributor") to act as distributor in the Company's Multi-Class Offering. The Distribution Agreement will become effective as of the effective date of the post-effective amendment to the Company’s registration statement on Form N-2 naming the Distributor as the distributor of the Company (the "Distribution Agreement Effective Date"). Either party may terminate the Distribution Agreement upon 60 days’ written notice to the other party. Pursuant to the Distribution Agreement, the Company will indemnify the Distributor, its officers, directors, employees and other agents in certain circumstances, except that such parties will not be indemnified for any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under the Distribution Agreement.

Ultimus Fund Solutions, LLC, an affiliate of the Distributor, is expected to serve as the Company's transfer agent, plan administrator, distribution paying agent and registrar.
Termination of Dealer Manager Agreement
On January 26, 2026, the Company signed an agreement with the Dealer Manager to terminate its existing Dealer Manager Agreement. The termination of the existing Dealer Manager Agreement will be effective as of the Distribution Agreement Effective Date. The termination is by mutual agreement of the parties and no early termination penalties will be incurred by the Company resulting from the termination of the existing Dealer Manager Agreement.

Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion should be read in conjunction with our consolidated financial statements and related notes and other financial information appearing elsewhere in this quarterly report on Form 10-Q (the "Quarterly Report"). In addition to historical information, the following discussion and other parts of this Quarterly Report contain forward-looking information that involves risks and uncertainties. Our actual results may differ significantly from any results expressed or implied by these forward-looking statements due to the factors discussed in Part I, "Item 1A. Risk Factors" and "Forward-Looking Statements" appearing elsewhere herein.
The terms "PFLOAT," the "Company," "we," "us" and "our" mean Prospect Floating Rate and Alternative Income Fund, Inc. unless the context specifically requires otherwise.
Overview
We are an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"). Our investment objective is to generate current income and, as a secondary objective, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns. Under normal market conditions, we will invest at least 80% of our net assets (plus any borrowings for investment purposes) in floating rate loans and other income producing investments. We will provide shareholders with 60 days' advanced notice prior to changing this 80% investment policy. We intend to meet our investment objective by primarily lending to and investing in the debt of privately-owned U.S. middle market companies, which we define as companies with annual revenue between $50 million and $2.5 billion. We have elected and intend to continue to qualify annually to be taxed for U.S. federal income tax purposes as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code").
On November 5, 2021, we amended and restated the Investment Advisory Agreement (the "Amended and Restated Advisory Agreement") to reduce the base management fee and eliminate the incentive fee payable to the Adviser thereunder, effective as of January 1, 2022 and until the one-year anniversary of the listing of the Company’s common stock on a national securities exchange. The Amended and Restated Advisory Agreement was most recently approved by our Board of Directors, including all of our directors who are not “interested persons” (as defined in the 1940 Act), on June 18, 2025.
For additional information regarding the Amended and Restated Advisory Agreement, please refer to "Investment Advisory Fees" below.
Our Adviser
Our Adviser is a Delaware limited liability company and is registered as an investment adviser under the Advisers Act. Our Adviser is led by John F. Barry III and M. Grier Eliasek, two senior executives with significant investment advisory and business experience. Mr. Barry currently controls our Adviser.
Second Quarter Highlights
Investment Transactions
We seek to be a long-term investor with our portfolio companies. During the three and six months ended December 31, 2025, we purchased $1,076,816 and $5,696,509, respectively, in investment securities (excluding short-term securities). During the three and six months ended December 31, 2025, there was one noncash restructured investment of 3,241,856.
During the three months ended December 31, 2025, sales and redemptions of investment securities (excluding short-term securities) were $3,259,121, resulting in a total net portfolio decline of $2,182,305 for the three months ended December 31, 2025.
During the six months ended December 31, 2025, sales and redemptions of investment securities (excluding short-term securities) were $20,354,402, resulting in a total net portfolio decline of $14,657,893 for the six months ended December 31, 2025.
Debt Issuances and Redemptions
On August 12, 2025, the Company, as servicer, entered into a $75 million senior secured revolving credit facility (the “OZK Credit Facility”) with Bank OZK, as facility agent, the Company’s wholly-owned financing subsidiary, Prospect Flexible Funding, LLC, as borrower, and the lenders party thereto. As of December 31, 2025, there was a $37,040,732 balance on the OZK Credit Facility.
Equity Issuances
As part of the distribution reinvestment plan, we issued 60,559, 76,120, and 62,999 shares of our common stock on October 3, 2025, November 7, 2025 and December 5, 2025, respectively.

On September 29, 2025, under our share repurchase program, we made a tender offer to purchase up to the number of shares of our issued and outstanding Class A and Class I common stock we could repurchase with the cash we retained during the quarter ended June 30, 2025 as a result of issuing shares through our distribution reinvestment plan to those shareholders who elected to receive their distributions in the form of additional shares rather than in cash. The total cash retained during the quarter ended June 30, 2025 as a result of issuing shares through our distribution reinvestment plan prior to this tender offer was approximately $532,720. The tender offer was for cash at a price equal to the net asset value per share as of October 31, 2025. The offer expired at 4:00 P.M., Eastern Time, on October 30, 2025 and a total of 52,522 shares were validly tendered and not withdrawn at a price equal to $4.11 per Share for an aggregate purchase price of approximately $215,866.
On December 29, 2025, under our share repurchase program, we made a tender offer to purchase up to the number of shares of our issued and outstanding Class A and Class I common stock we could repurchase with the cash we retained during the quarter ended September 30, 2025 as a result of issuing shares through our distribution reinvestment plan to those shareholders who elected to receive their distributions in the form of additional shares rather than in cash. The total cash retained during the quarter ended September 30, 2025 as a result of issuing shares through our distribution reinvestment plan prior to this tender offer was approximately $879,611. The tender offer was for cash at a price equal to the net asset value per share as of January 31, 2026. The offer expired at 4:00 P.M., Eastern Time, on January 30, 2026.
Investments
Our investment objective is to generate current income and, as a secondary objective, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns. Under normal market conditions, we will invest at least 80% of our net assets (plus any borrowings for investment purposes) in floating rate loans and other income producing investments. We intend to meet our investment objective by primarily lending to and investing in the debt of privately-owned U.S. middle market companies. We may on occasion invest in smaller or larger companies if an attractive opportunity presents itself, especially when there are dislocations in the capital markets. We expect to focus primarily on directly originating senior secured first lien loans and senior secured second lien loans and making investments in syndicated senior secured first lien loans, syndicated senior secured second lien loans, and to a lesser extent, subordinated debt, of middle market companies in a broad range of industries. Syndicated secured loans refer to commercial loans provided by a group of lenders that are structured, arranged, and administered by one or several commercial or investment banks, known as arrangers. These loans are then sold (or syndicated) to other banks or institutional investors. Syndicated secured loans may have a first priority lien on a borrower’s assets (i.e., senior secured first lien loans), a second priority lien on a borrower’s assets (i.e., senior secured second lien loans), or a lower lien or unsecured position on the borrower’s assets (i.e., subordinated debt). We expect our target credit investments will typically have initial maturities between three and ten years and generally range in size between $1 million and $100 million, although the investment size will vary with the size of our capital base. We expect that the majority of our debt investments will bear interest at floating interest rates, but our portfolio may also include fixed-rate investments. We also expect to make our investments directly through the primary issuance by the borrower or in the secondary market. "Risk-adjusted returns" refers to a measure of investment return per unit of risk and provides a framework to compare and evaluate investment opportunities with differing risk/return profiles. The term "risk-adjusted returns" does not imply that we employ low-risk strategies or that an investment should be considered a low-risk or no risk investment.
We will generally source our investments primarily through our Adviser. We believe the investment management team of our Adviser has a significant amount of experience in the credit business, including originating, underwriting, principal investing and loan structuring. Our Adviser has access to over 120 professionals, approximately 50 of whom perform investment advisory functions.
We expect to dynamically allocate our assets in varying types of investments based on our analysis of the credit markets, which may result in our portfolio becoming more concentrated in particular types of credit instruments (such as senior secured loans) and less invested in other types of credit instruments. The loans in which we intend to invest are often rated by a nationally recognized ratings organization, and generally carry a rating below investment grade (rated lower than "Baa3" by Moody’s Investors Service or lower than "BBB-" by Standard & Poor’s Corporation - also known as "high yield" or "junk bonds"). However, we may also invest in non-rated debt securities.
To seek to enhance our returns, we may employ leverage as market conditions permit and at the discretion of our Adviser, but in no event will leverage employed exceed the maximum amount permitted by the 1940 Act.
As part of our investment objective to generate current income, we expect that at least 70% of our investments will consist primarily of directly originated or syndicated senior secured first lien loans, directly originated or syndicated senior secured second lien loans, and to a lesser extent, subordinated debt. We expect that up to 30% of our investments will consist of other securities, including private equity (both common and preferred), dividend-paying equity, royalties, and the equity and junior debt tranches of collateralized loan obligations ("CLOs"), which we also refer to as subordinated structured notes ("SSNs"). The senior secured loans underlying our CLO investments are expected typically to be BB or B rated (non-investment grade, which are often referred to as "high yield" or "junk") and in limited circumstances, unrated, senior secured loans.

As a BDC, we are subject to certain regulatory restrictions in making our investments. For example, we have in the past and expect in the future to co-invest on a concurrent basis with certain affiliates, consistent with applicable regulations and our allocation procedures. On January 13, 2020, (amended on August 2, 2022), the parent company of the Adviser received an exemptive order from the SEC (the "Order") granting the ability to negotiate terms, other than price and quantity, of co-investment transactions with other funds managed by our Adviser or certain affiliates, including us, Prospect Capital Corporation and Priority Income Fund, Inc., subject to certain conditions included therein. Under the terms of the Order permitting us to co-invest with other funds managed by our Adviser or its affiliates, a majority of our independent directors who have no financial interest in the transaction must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective and strategies. The Order also imposes reporting and record keeping requirements and limitations on transactional fees. We may only co-invest with certain entities affiliated with our Adviser in negotiated transactions originated by our Adviser or its affiliates in accordance with such Order and existing regulatory guidance. See Note 4 of the Consolidated Financial Statements. These co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among us and the other participating accounts. To mitigate these conflicts, our Adviser and its affiliates will seek to allocate portfolio transactions for all of the participating investment accounts, including us, on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments, the applicable investment programs and portfolio positions, the clients for which participation is appropriate and any other factors deemed appropriate. We intend to make all of our investments in compliance with the 1940 Act and in a manner that will not jeopardize our status as a BDC or RIC.
As a BDC, we are permitted under the 1940 Act to borrow funds to finance portfolio investments. To enhance our opportunity for gain, we intend to employ leverage as market conditions permit. At the 2019 Annual Meeting, Triton Pacific Investment Corporation, Inc.’s ("TPIC") stockholders approved a proposal allowing us to modify our asset coverage ratio requirement from 200% to 150%. As a result, we were allowed to increase our leverage capacity effective as of March 16, 2019. The use of leverage, although it may increase returns, may also increase the risk of loss to our investors, particularly if the level of our leverage is high and the value of our investments declines.
Revenues
We generate revenue in the form of dividends, interest and capital gains on the debt securities, equity interests and CLOs that we hold. In addition, we may generate revenue from our portfolio companies in the form of commitment, origination, structuring or diligence fees, monitoring fees, fees for providing managerial assistance and possibly consulting fees and performance-based fees. Any such fees will be recognized as earned.
Expenses
Our primary operating expenses will be the payment of advisory fees and other expenses under the Investment Advisory Agreement with the Adviser. The advisory fees will compensate our Adviser for its work in identifying, evaluating, negotiating, executing, monitoring and servicing our investments.
We will bear all other expenses of our operations and transactions, including (without limitation) fees and expenses relating to:
•    corporate and organizational expenses relating to offerings of our common stock, subject to limitations included in the investment advisory and management services agreement;
•    the cost of calculating our net asset value, including the cost of any third-party valuation services;
•    the cost of effecting sales and repurchase of shares of our common stock and other securities;
•    investment advisory fees;
•    fees payable to third parties relating to, or associated with, making investments and valuing investments, including fees and expenses associated with performing due diligence reviews of prospective investments;
•    transfer agent and custodial fees;
•    fees and expenses associated with marketing efforts;
•    federal and state registration fees;
•    federal, state and local taxes;
•    independent directors’ fees and expenses;
•    costs of proxy statements, stockholders’ reports and notices;
•    fidelity bond, directors and officers/errors and omissions liability insurance and other insurance premiums;

•    direct costs such as printing, mailing, long distance telephone, and staff;
•    fees and expenses associated with independent audits and outside legal costs, including compliance with the Sarbanes-Oxley Act;
•    costs associated with our reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws;
•    brokerage commissions for our investments;
•    legal, accounting and other costs associated with structuring, negotiating, documenting and completing our investment transactions;
•    all other expenses incurred by our Adviser, in performing its obligations, subject to the limitations included in the Investment Advisory Agreement; and
•    all other expenses incurred by either our Administrator or us in connection with administering our business, including payments to our Administrator under the Administration Agreement (as defined herein) that will be based upon our allocable portion of its overhead and other expenses incurred in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of compensation and related expenses of our CCO and chief financial officer and their respective staffs.
Reimbursement of our Administrator for Administrative Services
We will reimburse our Administrator for the administrative expenses necessary for its performance of services to us. Such costs will be reasonably allocated to us on the basis of assets, revenues, time records or other reasonable methods. However, such reimbursement is made in an amount equal to the lower of the Administrator’s actual costs or the amount that we would be required to pay for comparable administrative services in the same geographic location. We will not reimburse our Administrator for any services for which it receives a separate fee or for rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of our Administrator.
For the three months ended December 31, 2025, allocation of overhead from the Administrator to the Company was $165,000, of which $165,000 was waived by the Administrator under the Expense Limitation Agreement during the three months ended December 31, 2025.
For the six months ended December 31, 2025, allocation of overhead from the Administrator to the Company was $332,500 of which $332,500 was waived by the Administrator under the Expense Limitation Agreement during the six months ended December 31, 2025.
Portfolio and Investment Activity
We seek to be a long-term investor with our portfolio companies. During the three and six months ended December 31, 2025, we purchased $1,076,816 and $5,696,509, respectively, in investment securities (excluding short-term securities). During the three and six months ended December 31, 2025, there was one noncash restructured investment of 3,241,856.
During the three months ended December 31, 2025, sales and redemptions of investment securities (excluding short-term securities) were $3,259,121, resulting in a total net portfolio decline of $2,182,305 for the three months ended December 31, 2025.
During the six months ended December 31, 2025, sales and redemptions of investment securities (excluding short-term securities) were $20,354,402, resulting in a total net portfolio decline of $14,657,893 for the six months ended December 31, 2025.
As of December 31, 2025, our investment portfolio, with a total fair value of $63,918,767, consisted of interests in 62 investments (95% in senior secured loans, 5% in equity/other and less than 1% in CLO - subordinated notes).
Our financial condition, including the fair value and performance of certain of our portfolio investments, may be materially impacted after December 31, 2025 by circumstances and events that are not yet known. To the extent our portfolio investments are adversely impacted by the renewed hostilities in the Middle East, the ongoing conflict between Russia and Ukraine, rising interest rates, inflationary pressures, or by other factors, we may experience a material adverse impact on our future net investment income, the underlying value of our investments, our financial condition and the financial condition of our portfolio investments. For additional information concerning risks and their potential impact on our business and our operating results, see “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed on September 3, 2025.
During the three and six month period ended December 31, 2024, we purchased $4,870,193 and $37,735,814, respectively, in investment securities (excluding short-term securities).

During the same three and six month period ended December 31, 2024, there was a noncash restructured investment in the amount of $961,877 and $2,902,218, respectively.
During the same three and six month period ended December 31, 2024, sales and redemptions of investment securities (excluding short-term securities) were $5,212,294 and $12,924,933, respectively, resulting in a total net portfolio growth of $24,810,881 for the six months ended December 31, 2024 and a total net portfolio decline of $(342,101) for the three months ended December 31, 2024.
As of December 31, 2024, our investment portfolio, with a total fair value of $83,403,102, consisted of interests in 60 investments (97% in senior secured loans, 1% in equity/other and 2% in CLO - subordinated notes).
Portfolio Holdings
As of December 31, 2025, our investment portfolio, with a total fair value of $63,918,767, consisted of interests in 24 portfolio companies and 20 structured subordinated notes. The following table presents certain selected information regarding our portfolio composition and weighted average yields as of December 31, 2025 and June 30, 2025:

	As of December 31, 2025			As of June 30, 2025
	Amortized Cost	Fair Value	As Percent of Total Fair Value	Amortized Cost	Fair Value	As Percent of Total Fair Value
Senior Secured Loans-First Lien	$65,420,044	$57,875,202	91%	$79,543,576	$77,495,655	91%
Senior Secured Loans-Second Lien	2,557,387	2,557,387	4%	4,339,325	4,249,570	5%
Structured subordinated notes	192,700	169,710	—%	864,921	709,261	1%
Common Equity/Other	3,279,862	2,487,602	4%	3,279,862	2,061,100	2%
Preferred Equity	500,383	828,866	1%	377,122	501,010	1%
Total	$71,950,376	$63,918,767	100%	$88,404,806	$85,016,596	100%

Number of portfolio companies	24			27
Number of Structured subordinated notes	20			22

% Variable Rate (based on fair value)	98%	(1)		94%	(4)
% Fixed Rate (based on fair value)	2%	(1)		6%	(4)

% Weighted Average Yield Variable Rate (based on principal outstanding)	10.28%	(2)		11.14%	(5)
% Weighted Average Yield Fixed Rate (based on principal outstanding)	7.66%	(1)		10.64%	(4)
% Weighted Average Yield on Structured Subordinated Notes (based on cost)	—%			—%
% Weighted Average Yield on Fixed Rate Debt, Variable Rate Debt and Structured Subordinated Notes (based on cost)	10.37%	(3)		11.17%	(6)
% Weighted Average Yield (based on cost) for the entire portfolio	9.90%			10.70%

(1) The interest rate by type information is calculated using the Company’s debt and preferred equity portfolio and excludes common equity investments.
(2) The interest rate by type information is calculated using the Company’s debt and preferred equity portfolio and excludes structured subordinated notes.
(3) The interest rate by type information is calculated excluding the Company’s common equity investments.
(4) The interest rate by type information is calculated using the Company’s debt portfolio and excludes all equity investments.
(5) The interest rate by type information is calculated using the Company’s debt portfolio and excludes structured subordinated notes.
(6) The interest rate by type information is calculated excluding the Company’s entire equity investments.

The table below describes investments by industry classification and enumerates the percentage, by fair value, of the total portfolio assets in such industries as of December 31, 2025 and June 30, 2025:

	December 31, 2025
Industry	Investments at Amortized Cost	Percentage of Portfolio	Investments at Fair Value	Percentage of Portfolio
Healthcare & Pharmaceuticals	$23,261,465	32%	$23,923,428	37%
Consumer Goods: Non-Durable	5,957,747	8%	5,193,434	8%
Telecommunications	5,027,028	7%	5,077,922	8%
Services: Consumer	4,557,947	6%	4,582,654	7%
High Tech Industries	3,371,754	5%	3,421,392	5%
Beverage, Food & Tobacco	2,898,468	4%	2,986,573	5%
Wholesale	2,934,164	4%	2,959,691	5%
Transportation: Cargo	2,902,817	4%	2,951,307	5%
Automotive	9,767,604	14%	2,830,520	4%
Finance	2,657,387	4%	2,732,227	4%
Services: Business	2,994,046	4%	2,705,413	4%
Media: Advertising, Printing & Publishing	2,325,210	3%	2,403,481	4%
Banking	2,904,013	4%	1,981,015	3%
Structured Finance	192,700	1%	169,710	1%
Retail	198,026	—%	—	—%
Total	$71,950,376	100%	$63,918,767	100%

	June 30, 2025
Industry	Investments at Amortized Cost	Percentage of Portfolio	Investments at Fair Value	Percentage of Portfolio
Healthcare & Pharmaceuticals	$22,729,225	26%	$22,902,129	27%
Automotive	8,691,552	10%	8,145,766	9%
Telecommunications	8,197,147	9%	7,355,550	9%
Consumer Goods: Non-Durable	5,975,572	7%	5,069,461	6%
Beverage, Food & Tobacco	4,820,318	5%	4,954,278	6%
High Tech Industries	4,867,983	6%	4,915,366	6%
Services: Consumer	5,340,440	6%	4,655,664	5%
Transportation: Cargo	4,386,823	5%	4,466,250	5%
Consumer Goods: Durable	4,222,652	5%	4,296,202	5%
Services: Business	4,492,864	5%	4,184,835	5%
Media: Advertising, Printing & Publishing	3,293,835	4%	3,413,576	4%
Wholesale	2,957,298	3%	2,916,144	3%
Banking	2,926,825	3%	2,682,544	3%
Finance	2,600,000	3%	2,600,000	3%
Media: Diversified and Production	1,839,325	2%	1,749,570	2%
Structured Finance	864,921	1%	709,261	1%
Retail	198,026	—%	—	—%
Total	$88,404,806	100%	$85,016,596	100%
As of December 31, 2025 and June 30, 2025, we did not "control" any of our portfolio companies, as defined in the 1940 Act.

The following table shows the composition of our investment portfolio by level of control as of December 31, 2025 and June 30, 2025:

	December 31, 2025				June 30, 2025
Level of Control	Cost	% of Portfolio	Fair Value	% of Portfolio	Cost	% of Portfolio	Fair Value	% of Portfolio
Non-Control/Non-Affiliate	$71,950,376	100%	$63,918,767	100%	$88,404,806	100%	$85,016,596	100%
Total Investments	$71,950,376	100%	$63,918,767	100%	$88,404,806	100%	$85,016,596	100%

Net Asset Value
During the three months ended December 31, 2025, our net asset value decreased by $2,514,146, while our net asset value per share decreased by $0.34.
During the six months ended December 31, 2025, our net asset value decreased by $5,276,491, while our net asset value per share decreased by $0.70.
For the three months ended December 31, 2025, the decrease in net asset value per share was primarily attributable to an increase in net realized and net change in unrealized losses on investments of $3,489,580, or $0.38 per weighted average share.
For the six months ended December 31, 2025, the decrease in net asset value per share was primarily attributable to an increase in net realized and net change in unrealized losses on investments of $6,544,976, or $0.73 per weighted average share and a realized loss on the extinguishment of debt of $495,849, or $0.06 per weighted average share.
For the three months ended December 31, 2025, the decrease in our net asset value per share was partially offset by an increase of $0.03 due to net investment income exceeding distributions to common shareholders.
For the six months ended December 31, 2025, the decrease in our net asset value per share was partially offset by an increase of $0.07 due to net investment income exceeding distributions to common shareholders.
The following table shows the calculation of net asset value per share as of December 31, 2025 and June 30, 2025.

NET ASSET VALUE PER SHARE	December 31, 2025	June 30, 2025
Class A Shares:
Net assets	$34,703,153	$39,978,083
Common Shares outstanding ($0.001 par value, 37,500,000 authorized)	9,138,938	8,893,696
Net asset value per share	$3.80	$4.50

Class I Shares:
Net assets	$8,493	$10,054
Common Shares outstanding ($0.001 par value, 12,500,000 authorized)	2,237	2,237
Net asset value per share	$3.80	$4.50

Results of Operations
Investment Income
For the three months ended December 31, 2025 and 2024, we generated $2,029,763 and $2,296,155, respectively, in investment income in the form of interest and fees earned on our debt portfolio.
For the six months ended December 31, 2025 and 2024, we generated $4,221,119 and $4,461,365, respectively, in investment income in the form of interest and fees earned on our debt portfolio.
Such revenues were primarily cash income and non-cash portions related to the accretion of discounts and PIK. Investment income was lower for the three and six months ended December 31, 2025 compared to the three and six months ended December 31, 2024, due to decreases in SOFR, as most of the portfolio is floating rate.

For the three and six months ended December 31, 2025, our income from our structured subordinated notes decreased due to 20 investments with an effective yield estimated to be 0%, as expected future cash flows are anticipated to not be sufficient to repay these investments at cost as well as many investments exiting the reinvestment period.
For the three months ended December 31, 2025 and 2024, PIK interest included in interest income totaled $113,465 and $97,706, respectively.
For the six months ended December 31, 2025 and 2024, PIK interest included in interest income totaled $145,021 and $166,986, respectively.
For the three and six months ended December 31, 2025, PIK interest included in interest income in aggregate was lower due to a higher number of investments paying cash interest.
Operating Expenses
Total operating expenses before expense limitation support totaled $1,441,990 and $1,847,715 for the three months ended December 31, 2025 and 2024, respectively. Total operating expenses before expense limitation support totaled $3,050,305 and $3,667,760 for the six months ended December 31, 2025 and 2024, respectively. These operating expenses consisted primarily of interest and credit facility expense, offering costs, base management fees, administrator costs, legal expense, valuation services and audit and tax expense.
The base management fees for the three months ended December 31, 2025 and 2024, respectively, were $276,445 and $314,020. The base management fees for the six months ended December 31, 2025 and 2024, respectively, were $573,315 and $603,181. Base management fees were lower for the three and six months ended December 31, 2025 compared to the three and six months ended December 31, 2024 due to the decrease in net assets. Management fees for the three and six months ended December 31, 2025 and 2024 were waived.
The interest and credit facility expense for the three months ended December 31, 2025 and 2024, respectively, were $717,929 and $1,007,252. The interest and credit facility expense for the six months ended December 31, 2025 and 2024, respectively, were $1,562,879 and $1,811,639. The interest and credit facility expenses were lower for the three and six months ended December 31, 2025 compared to the three and six months ended December 31, 2024, due to a decrease in interest rates.
For the three months ended December 31, 2025, the average stated interest rate (i.e., rate in effect plus the spread) was 6.48% under the OZK Credit Facility. For the three months ended December 31, 2024, the average stated interest rate (i.e., rate in effect plus the spread) was 7.33% under the Senior Secured Revolving Credit Facility.
For the six months ended December 31, 2025, the average stated interest rate (i.e., rate in effect plus the spread) was 6.67% under the OZK Credit Facility and the Senior Secured Revolving Credit Facility. For the six months ended December 31, 2024, the average stated interest rate (i.e., rate in effect plus the spread) was 7.65% under the Senior Secured Revolving Credit Facility.
For the three months ended December 31, 2025, average outstanding borrowings under the OZK Credit Facility was 37,848,806. For the three months ended December 31, 2024, average outstanding borrowings under the Senior Secured Revolving Credit Facility was $46,311,957.
For the six months ended December 31, 2025, average outstanding borrowings under the OZK Credit Facility and Senior Secured Revolving Credit Facility were $39,620,704. For the six months ended December 31, 2024, average outstanding borrowings under the Senior Secured Revolving Credit Facility was $38,936,957.
The offering costs for the three months ended December 31, 2025 and 2024, respectively, were $40,122 and $137,292. The offering costs for the six months ended December 31, 2025 and 2024, respectively, were $82,085 and $272,819. The offering costs for the three and six months ended December 31, 2025 were lower compared to the three and six months ended December 31, 2024 due to the commencement of our Multi-Class Offering and the amortization of the initial costs associated with our registration statement that was declared effective by the SEC on May 10, 2024.
The legal expenses for the three months ended December 31, 2025 and 2024, respectively, were $27,960 and $17,956. The legal expenses for the six months ended December 31, 2025 and 2024, respectively, were $89,596 and $128,557. The legal expenses for the three and six months ended December 31, 2025 were lower in aggregate compared to the three and six months ended December 31, 2024 due to additional costs associated with launching our Multi-Class Offering.
The valuation services for the three months ended December 31, 2025 and 2024, respectively, were $18,274 and $13,581. The valuation services for the six months ended December 31, 2025 and 2024, respectively, were $24,274 and $29,887. The valuation costs for the three and six months ended December 31, 2025 were similar in aggregate compared to the three and six months ended December 31, 2024 due to an offset in provider costs and a decrease in investments held.

The audit expenses for the three months ended December 31, 2025 and 2024, respectively, were $83,750 and $100,000. The audit expenses for the six months ended December 31, 2025 and 2024, respectively, were $168,593 and $254,500. The audit costs for the three and six months ended December 31, 2025 were lower compared to the three and six months ended December 31, 2024 due to the additional procedures related to the re-issuance of the prior year audit opinion from the previous auditor.
The general and administrative expense for the three months ended December 31, 2025 and 2024, respectively, were $41,666, $22,236. The general and administrative expense for the six months ended December 31, 2025 and 2024, respectively, were $70,905 and $49,916. The general and administrative expenses were higher for the three and six months ended December 31, 2025 due to additional expenses incurred in relation to the new OZK Credit Facility.
Pursuant to the expense limitation support payment (discussed below), the sponsor reimbursed the Company $724,061 and $314,020 for the three months ended December 31, 2025 and 2024, respectively.
Pursuant to the expense limitation support payment (discussed below), the sponsor reimbursed the Company $1,487,426 and $603,181 for the six months ended December 31, 2025 and 2024, respectively.
Net Investment Income (Loss)
Our net investment income (loss) totaled $1,285,506 and $762,460 for the three months ended December 31, 2025 and 2024, respectively. Our net investment income (loss) totaled $2,631,912 and $1,396,786 for the six months ended December 31, 2025 and 2024, respectively. The net investment income for the three and six months ended December 31, 2025 was higher due to an increase in the number of investments generating interest income.
Net Realized Gains/Losses from Investments
We measure realized gains or losses by the difference between the net proceeds from the disposition and the amortized cost basis of investment, without regard to unrealized gains or losses previously recognized.
For the three months ended December 31, 2025 and 2024, we received proceeds from sales and repayments on unaffiliated investments of $3,259,122 and $0, respectively, from which we realized losses of $649,548.
For the six months ended December 31, 2025 and 2024, we received proceeds from sales and repayments on unaffiliated investments of $20,354,403 and $12,924,933, respectively, from which we realized gains/(losses) of $(1,596,355) and $47,581, respectively.
During the six months ended December 31, 2025, we recognized a realized loss from debt extinguishment of $495,849 related to the termination of the Senior Secured Revolving Credit Facility.
During the six months ended December 31, 2024, we did not recognize a realized loss from debt extinguishment.
During the six months ended December 31, 2024, our Research Now Group, LLC and Dynata, LLC First Lien Term Loan was restructured to new First Lien Debt and Common Stock of New Insight Holdings, Inc. A portion of the cost basis exchanged was written-off for tax purposes and we recorded a realized loss of $297,076 to our investment in Research Now Group, LLC and Dynata, LLC.
During the three months ended December 31, 2025 and 2024, we recognized a realized loss of $181,657 and $394,194, respectively, on our Structured Subordinated Notes.
During the six months ended December 31, 2025 and 2024, we recognized a realized loss of $418,030 and $871,345, respectively, on our Structured Subordinated Notes.
Net Unrealized Gains/Losses on Investments
For the three months ended December 31, 2025 and 2024, net change in unrealized gains (losses) totaled $(2,658,325) and $(34,438), respectively. For the six months ended December 31, 2025 and 2024, net change in unrealized gains (losses) totaled $(4,643,399) and $316,456, respectively. For the three and six months ended December 31, 2025, the fair value of our investments was negatively impacted by macro-economic challenges such as reduced demand, economic volatility, and inflationary pressures. During the six months ended December 31, 2025, First Brands Group and certain of its affiliates filed voluntary petitions for Chapter 11 bankruptcy protection which resulted in a net change in unrealized losses of $2,932,588 for the three months ended December 31, 2025 and $6,375,634 for the six months ended December 31, 2025.
Financial Condition, Liquidity and Capital Resources
We generate cash primarily from cash flows from fees (such as management fees), interest and dividends earned from our investments and principal repayments and proceeds from sales of our investments. Our primary use of funds is investments in companies, payments of our expenses and distributions to holders of our common stock.

Because many of our operating costs are not proportional to our size, including accounting/auditing, legal, insurance and administrative costs (which includes the reimbursement of the compensation of the chief financial officer, CCO, treasurer, secretary and other administrative personnel of our Administrator), we must raise sufficient capital in order to build a portfolio that generates sufficient revenue to cover our expenses. As of December 31, 2025, we have not raised sufficient capital to build a large enough portfolio to generate sufficient revenue to cover our operating expenses. We have entered into an Expense Limitation Agreement ("ELA") with our Adviser, which, as a result of our Adviser waiving fees that we would otherwise be required to pay to it, has allowed us to make distributions to shareholders and pay some expenses. However, after December 31, 2026, our Adviser will no longer be contractually obligated to waive fees. Our Adviser, in its capacity as an affiliate of our former adviser, has in the past agreed to voluntarily waive fees, but there is no guarantee that it will do so and, if it does not, we will be required to sell our investments to cover our expenses.
We previously publicly offered for sale a maximum amount of $300,000,000 in shares of common stock on a "best efforts" basis. Triton Pacific was not required to sell any specific number or dollar amount of shares but would use its best efforts to sell the shares offered. The minimum investment in shares of our common stock in the offering was $5,000. Effective February 19, 2021, the offering was terminated and, as a result, the dealer manager agreement terminated in accordance with its terms and Triton Pacific ceased serving as our dealer manager effective as of such date. Effective September 19, 2022, we engaged Preferred Capital Securities, LLC (the "Dealer Manager") as our dealer manager for our Private Offering. We are relying on the exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act in connection with our Private Offering.
We are conducting our continuous Multi-Class Offering of our Class S shares, Class D shares, and Class I shares, in a maximum aggregate amount of $300,000,000. Because the Multi-Class Offering is a "best efforts" offering, the Dealer Manager is only required to use its best efforts to sell the shares, which means that no underwriter, broker or other person will be obligated to purchase any shares.
We may borrow funds to make investments at any time, including before we have fully invested the proceeds of any offering, to the extent we determine that additional capital would allow us to take advantage of investment opportunities, or if our Board of Directors determines that leveraging our portfolio would be in our best interests and the best interests of our stockholders. We have not yet decided, however, whether, and to what extent, we will finance portfolio investments using debt. We do not currently anticipate issuing any preferred stock.
The North American Securities Administrators Association, in its Omnibus Guidelines Statement of Policy adopted on March 29, 1992 and as amended on May 7, 2007 and from time to time, requires that our sponsor and its affiliates have an aggregate financial net worth, exclusive of home, automobile and home furnishings, of 5% of the first $20,000,000 of both the gross amount of securities currently being offered and the gross amount of any originally issued direct participation program sold by our sponsor and its affiliates within the last 12 months, plus 1% of all amounts in excess of the first $20,000,000. Based on these requirements, our sponsor and its affiliates have an aggregate net worth in excess of those amounts required by the Omnibus Guidelines Statement of Policy.
For the six months ended December 31, 2025 and 2024, our operating activities (used) provided $17,064,182 and $(23,361,467), respectively. The change is primarily driven by an increase in repayment and sales of portfolio investments, a decrease in purchases, an increase in interest receivable, an increase in a payable for accrued legal and administrator fees and a decrease in the amortization of deferred financing costs.
For the six months ended December 31, 2025 and 2024, operating activities included the purchases of investments of $5,696,509 and $37,735,814, respectively.
For the six months ended December 31, 2025 and 2024, operating activities included the repayments and sales of portfolio investments of $20,354,403 and $12,924,933, respectively.
Financing activities provided/(used) $(10,148,275) and $25,743,506 of cash during the six months ended December 31, 2025 and 2024, respectively. During the six months ended December 31, 2025 and 2024 respectively, these included dividend payments of $215,781 and $255,526 and borrowings under the Secured Revolving Credit Facility of $3,400,000 and $36,900,000, respectively. During the six months ended December 31, 2025, financing activities also included borrowings under the OZK Credit Facility of $48,175,000.
For the six months ended December 31, 2025 and 2024, respectively, we repaid, in aggregate, $60,034,268 and $20,200,000, under the OZK Credit Facility and the Secured Revolving Credit Facility.

Senior Secured Revolving Credit Facility
On September 21, 2023, the Company entered into a senior secured revolving credit agreement (the "Senior Secured Revolving Credit Facility"), by and among the Company, as borrower, the lenders party thereto, and SMBC, as administrative agent. In conjunction with the closing of the Senior Secured Revolving Credit Facility, we terminated the previous credit facility.
The Senior Secured Revolving Credit Facility provided for borrowings in U.S. dollars and certain agreed upon foreign currencies in an initial aggregate amount of up to $20,000,000 with an option for the Company to request, at one or more times, that existing and/or new lenders, at their election, provide up to $150,000,000 in aggregate. The Senior Secured Revolving Credit Facility provided for swingline loans in an aggregate principal amount at any time outstanding that will not exceed $5,000,000. On January 30, 2024, the Company entered into the first amendment (the "First Amendment") to the Senior Secured Revolving Credit Facility. Among other changes, the First Amendment amended the original Senior Secured Revolving Credit Facility to provide for an increase in the aggregate commitment from $20,000,000 to $65,000,000. On February 1, 2024, there was an automatic commitment increase which increased the aggregate commitment from $65,000,000 to $75,000,000. Availability under the Senior Secured Revolving Credit Facility will terminate on the earlier of the commitment termination date of September 19, 2025 ("Commitment Termination Date") or the date of termination of the revolving commitments thereunder, and the outstanding loans under the Senior Secured Revolving Credit Facility will mature on September 21, 2026. The Senior Secured Revolving Credit Facility also required mandatory prepayment of interest and principal upon certain events, including after the date of termination of the revolving commitments thereunder from asset sales, extraordinary receipts, returns of capital, equity issuances, and incurrence of indebtedness, with certain exceptions and minimum amount thresholds.
Borrowings under the Senior Secured Revolving Credit Facility were subject to compliance with a borrowing base test. Amounts drawn under the Senior Secured Revolving Credit Facility in U.S. dollars would bear interest at either term SOFR plus a credit spread adjustment of 0.10% plus 2.5%, or the prime rate plus 1.5%. The Company could elect either the term SOFR or prime rate at the time of drawdown, and loans denominated in U.S. dollars could be converted from one rate to another at any time at the Company’s option, subject to certain conditions. Amounts drawn under the Senior Secured Revolving Credit Facility in other permitted currencies bore interest at the relevant rate specified therein plus 2.5%.
During the period commencing on September 21, 2023 and ending on the earlier of the Commitment Termination Date or the date of termination of the revolving commitments under the Senior Secured Revolving Credit Facility, the Company paid a commitment fee of 0.375% per annum (based on the immediately preceding quarter’s average usage) on the daily unused amount of the commitments then available thereunder.
In connection with the Senior Secured Revolving Credit Facility, the Company had made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type. In addition, the Company complied with the following financial covenants with respect to the Company and its consolidated subsidiaries: (a) the Company maintained a minimum shareholders’ equity, measured as of each fiscal quarter end; and (b) the Company must maintain at all times an asset coverage ratio not less than 150%.
The Senior Secured Revolving Credit Facility contained events of default customary for facilities of this type. Upon the occurrence of an event of default, the administrative agent, at the request of the required lenders, may terminate the commitments and declare the outstanding advances and all other obligations under the Senior Secured Revolving Credit Facility immediately due and payable.
The Company’s obligations under the Senior Secured Revolving Credit Facility were guaranteed by Prospect Flexible Funding, LLC, a subsidiary of the Company, and will be guaranteed by certain domestic subsidiaries of the Company that are formed or acquired by the Company in the future. The Company’s obligations under the Senior Secured Revolving Credit Facility were secured by a first priority security interest in substantially all of the assets of the Company and certain of the Company’s subsidiaries.
OZK Credit Facility
On August 12, 2025, the Company, as servicer, entered into a $75 million senior secured revolving credit facility (the “OZK Credit Facility”) with Bank OZK acting as facility agent. In connection with the OZK Credit Facility, the Company’s wholly-owned financing subsidiary, Prospect Flexible Funding, LLC (the “Borrower”), as borrower, and each of the other parties thereto entered into a Loan and Servicing Agreement, dated as of August 12, 2025 (the “Loan Agreement”). In conjunction with the closing of the OZK Credit Facility, we terminated and fully paid down the Senior Secured Revolving Credit Facility.
During the three months ended December 31, 2025 and 2024, we had no realized loss on the extinguishment of debt.
During the six months ended December 31, 2025 and 2024, we realized a loss on the extinguishment of debt in the amount of $495,849 and $—, respectively.

The OZK Credit Facility is scheduled to mature on August 10, 2029 and generally bears interest at a rate of one-month SOFR + 2.50%. The OZK Credit Facility is secured by assets of the Borrower. Under the Loan Agreement, the Borrower has made certain customary representations and warranties and is required to comply with various covenants, including borrowing restrictions, reporting requirements and other customary requirements for similar credit facilities. The Loan Agreement includes usual and customary events of default for credit facilities of this nature.
The OZK Credit Facility requires the Borrower to pledge assets as collateral in order to borrow under the OZK Credit Facility. The OZK Credit Facility contains restrictions pertaining to the geographic and industry concentrations of funded loans, maximum size of funded loans, interest rate payment frequency of funded loans, maturity dates of funded loans and minimum equity requirements, among other items. The OZK Credit Facility also contains certain requirements relating to portfolio performance, including limitations on delinquencies and charge-offs, a violation of which could result in the early termination of the OZK Credit Facility. As of December 31, 2025, we were in compliance with the applicable covenants of the OZK Credit Facility.
As of December 31, 2025, we had $37,040,732 outstanding on our OZK Credit Facility. As of December 31, 2025, the investments used as collateral for the OZK Credit Facility had an aggregate fair value of $53,869,571, which represents 84% of our total investments for the period. As of December 31, 2025, cash balances of $8,165,849 were used as collateral for the OZK Credit Facility. The fair value of the OZK Credit Facility was $37,040,732 and is categorized as Level 3 under ASC 820 as of December 31, 2025. The fair value of the OZK Credit Facility approximates its carrying value as the OZK Credit Facility is repriced to a market rate of interest frequently.
In connection with the origination of the OZK Credit Facility, we incurred $959,106 in fees, all of which are being amortized over the term of the OZK Credit Facility. As of December 31, 2025, $866,543 remains to be amortized and is reflected as deferred financing costs on the Consolidated Statements of Assets and Liabilities.
During the three months ended December 31, 2025 and 2024, we recorded $717,929 and $0, respectively, of interest costs and amortization of financing costs on the OZK Credit Facility as interest expense.
During the six months ended December 31, 2025 and 2024, we recorded $1,562,879 and $0, respectively, of interest costs and amortization of financing costs on the OZK Credit Facility as interest expense.
For the three months ended December 31, 2025, the average stated interest rate (i.e., rate in effect plus the spread) was 6.48% under the OZK Credit Facility.
For the three months ended December 31, 2024, the average stated interest rate (i.e., rate in effect plus the spread) was 7.33% under the Senior Secured Revolving Credit Facility.
For the six months ended December 31, 2025, the average stated interest rate (i.e., rate in effect plus the spread) was 6.67% under the OZK Credit Facility and the Senior Secured Revolving Credit Facility.
For the six months ended December 31, 2024, the average stated interest rate (i.e., rate in effect plus the spread) was 7.65% under the Senior Secured Revolving Credit Facility.
For the three months ended December 31, 2025, average outstanding borrowings under the OZK Credit Facility was 37,848,806.
For the three months ended December 31, 2024, average outstanding borrowings under the Senior Secured Revolving Credit Facility was $46,311,957.
For the six months ended December 31, 2025, average outstanding borrowings under the OZK Credit Facility and Senior Secured Revolving Credit Facility were $39,620,704.
For the six months ended December 31, 2024, average outstanding borrowings under the Senior Secured Revolving Credit Facility was $38,936,957.
Recent Developments
Management has evaluated all known subsequent events through the date of issuance of these consolidated financial statements and notes the following:

Co-Investment Exemptive Order
On January 6, 2026, we, our Adviser and certain affiliates received an exemptive order from the SEC, which superseded the Order, that permits us, among other things, to participate with other funds managed by the Adviser or certain affiliates, including Prospect Capital Corporation, Priority Income Fund, Inc. and Prospect Enhanced Yield Fund, in certain co-investment transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions included therein.
Distributions:
On January 23, 2026, our Board of Directors declared a distribution for the month of January 2026, which reflects a targeted annualized distribution rate of 10.0% based on the net asset value per share for the first fiscal quarter ended September 30, 2025. The distribution has a record date as of the close of business of the last Friday of January 2026. The distribution will be payable to stockholders of record as of the monthly record date set forth below.

Record Date	Payment Date	PFLOAT Class A Common Stock, per share	PFLOAT Class I Common Stock, per share
January 30, 2026	February 6, 2026	$0.03970	$0.03970
Issuance of Common Stock
For the period beginning January 1, 2026 and ending February 11, 2026, the Company issued 141,753 shares of its Class A common stock pursuant to its distribution reinvestment plan in the amount of $582,602.
OZK Credit Facility
On January 30, 2026, February 5, 2026, and February 6, 2026, the Company drew $500,000, $3,100,000, and $500,000 on the OZK Credit Facility. On January 5, 2026, January 16, 2026, February 4, 2026, and February 11, 2026 the Company repaid $250,000, $500,000, $600,000, and $3,100,000 on the OZK Credit Facility, respectively. As of February 11, 2026, the outstanding balance on the OZK Credit Facility was $36,690,732.
Investment Activity
During the period beginning January 1, 2026 and ending February 11, 2026, the Company made two investment in a portfolio company totaling $533,640.
During the period beginning January 1, 2026 and ending February 11, 2026, the Company sold one investment in a portfolio company totaling $1,180,000.
NASAA-Related Amendments
During our state registration process, certain state securities regulatory authorities requested certain changes to our charter, bylaws, Amended and Restated Advisory Agreement and Administration Agreement based on the North American Securities Administrators Association Omnibus Guidelines. On December 23, 2025, our Board of Directors unanimously approved such changes and, on January 14, 2026, we filed with the SEC an information statement informing our stockholders that a Special Meeting of Stockholders will be held on March 4, 2026 to approve the proposed changes to our charter. A stockholder who holds a majority of our outstanding common stock voted in favor of the proposed changes to our charter in a written consent dated December 23, 2025. We expect that the proposed changes to our charter will be effected immediately after the special meeting of stockholders by filing the Fifth Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland, and we expect that, on the same day, we will adopt the Fifth Amended and Restated Bylaws and enter into the Second Amended and Restated Advisory Agreement and the Second Amended and Restated Administration Agreement.
Distribution Agreement
On January 26, 2026, the Company entered into a Distribution Agreement (the "Distribution Agreement") with Ultimus Fund Distributors, LLC (the "Distributor") to act as distributor in the Company's Multi-Class Offering. The Distribution Agreement will become effective as of the effective date of the post-effective amendment to the Company’s registration statement on Form N-2 naming the Distributor as the distributor of the Company (the "Distribution Agreement Effective Date"). Either party may terminate the Distribution Agreement upon 60 days’ written notice to the other party. Pursuant to the Distribution Agreement, the Company will indemnify the Distributor, its officers, directors, employees and other agents in certain circumstances, except that such parties will not be indemnified for any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under the Distribution Agreement.

Ultimus Fund Solutions, LLC, an affiliate of the Distributor, is expected to serve as the Company's transfer agent, plan administrator, distribution paying agent and registrar.
Termination of Dealer Manager Agreement
On January 26, 2026, the Company signed an agreement with the Dealer Manager to terminate its existing Dealer Manager Agreement. The termination of the existing Dealer Manager Agreement will be effective as of the Distribution Agreement Effective Date. The termination is by mutual agreement of the parties and no early termination penalties will be incurred by the Company resulting from the termination of the existing Dealer Manager Agreement.
Distributions
General
We elected to be treated, beginning with our fiscal year ended December 31, 2012, and intend to qualify annually thereafter, as a RIC under the Code. To maintain RIC tax treatment, we generally must, among other things, distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our stockholders. In order to avoid certain excise taxes imposed on RICs, we must distribute during each calendar year an amount at least equal to the sum of: (i) 98% of our ordinary income for the calendar year, (ii) 98.2% of our recognized capital gains in excess of recognized capital losses for the one-year period generally ending on October 31 of the calendar year and (iii) any ordinary income or capital gains recognized but not distributed in preceding years and on which we paid no federal income tax.
While we intend to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% U.S. federal excise tax, we may retain sufficient amounts of our taxable income and capital gains such that we may be unable to avoid entirely the imposition of the tax. In that event, we will be subject to U.S. federal income tax imposed at the corporate rate on any retained income, and we will also be liable for the U.S. federal excise tax but only on the amount by which we do not meet the foregoing distribution requirement.
Our Board of Directors has authorized, and has declared, cash distributions on our common stock on a monthly basis since the second quarter of 2015 (in our capacity as TPIC). The amount of each such distribution is subject to our Board of Directors’ discretion and applicable legal restrictions related to the payment of distributions. We calculate each stockholder’s specific distribution amount for the month using record and declaration dates, and distributions will begin to accrue on the date we accept subscriptions for shares of our common stock. From time to time, we may also pay interim distributions at the discretion of our Board of Directors. Each year a statement on Internal Revenue Service Form 1099-DIV (or any successor form) identifying the source of the distribution (i.e., (i) paid from investment company taxable income, which is generally our net ordinary income plus our realized net short-term capital gains in excess of realized net long-term capital gains, (ii) paid from net capital gain on the sale of securities, which is our realized net long-term capital gains in excess of realized net-short term capital losses, and/or (iii) a return of paid-in capital surplus, which is generally a nontaxable distribution) will be mailed to our stockholders. Our distributions may exceed our earnings, especially during the period before we have substantially invested the proceeds from our Private Offering. As a result, a portion of the distributions we make may represent a return of capital for tax purposes.
We have adopted an "opt in" distribution reinvestment plan for our common stockholders. As a result, when we make a distribution, stockholders will receive distributions in cash unless they specifically "opt in" to the distribution reinvestment plan so as to have their cash distributions reinvested in additional shares of our common stock. Any distributions reinvested under the plan will nevertheless remain taxable to U.S. stockholders.
Related Party Transactions
License Agreement
We entered into a license agreement with an affiliate of our Adviser, pursuant to which the affiliate granted us a non-exclusive, royalty free license to use the "Prospect" name. Under this license agreement, we have the right to use such name for so long as our Adviser or another affiliate of the Adviser is our investment adviser. Other than with respect to this limited license, we have no legal right to the "Prospect" name or logo.
Investment Advisory Agreement
We have entered into the Investment Advisory Agreement with our Adviser, pursuant to which we would pay our Adviser a fee for its services under the Investment Advisory Agreement consisting of two components - a base management fee and an incentive fee. Under the Amended and Restated Advisory Agreement, we reduced the base management fee from an annual rate of 1.75% to 1.20% and eliminated the incentive fee payable thereunder, effective as of January 1, 2022 and until the one-year anniversary of the listing of our common stock on a national securities exchange (the "Listing Anniversary"). Until such January 1, 2022 effective date, the advisory fees payable to the Adviser were as set forth in the Investment Advisory

Agreement. The cost of any advisory fees payable to the Adviser will ultimately be borne by our stockholders. See "-Investment Advisory Fees."
Certain members of our senior management hold an equity interest in our Adviser.  Members of our senior management also serve as principals of other investment managers affiliated with our Adviser that do and may in the future manage investment funds, accounts or other investment vehicles with investment objectives similar to ours.
Administration Agreement
The Administrator, an affiliate of the Adviser, became the administrator for the Company pursuant to an administrative agreement, as amended and restated as of June 17, 2019 (the "Administration Agreement"). The Administrator performs, oversees and arranges for the performance of administrative services necessary for the operation of the Company. These services include, but are not limited to, accounting, finance and legal services. For providing these services, facilities and personnel, the Company reimburses the Administrator for the Company’s actual and allocable portion of expenses and overhead incurred by the Administrator in performing its obligations under the Administration Agreement, including rent and the Company’s allocable portion of the costs of its CCO and chief financial officer and their respective staffs.
For the three months ended December 31, 2025 and 2024, allocation of overhead from the Administrator to the Company was $165,000 and $106,000, respectively, of which $165,000 was waived by the Administrator under the Expense Limitation Agreement during the three months ended December 31, 2025. The Administrator did not waive any overhead during the three months ended December 31, 2024.
For the six months ended December 31, 2025 and 2024, allocation of overhead from the Administrator to the Company was $332,500 and $271,000, respectively, of which $332,500 was waived by the Administrator under the Expense Limitation Agreement during the six months ended December 31, 2025. The Administrator did not waive any overhead during the six months ended December 31, 2024.
During the three months ended December 31, 2025 and 2024, $0 and $20,000, respectively, of US Bank, BNY and Sumitomo Mitsui Banking Corporation ("SMBC") fees are being included within the Administrator costs incurred by the Company.
During the six months ended December 31, 2025 and 2024, $2,500 and $30,000, respectively, of US Bank, BNY and SMBC fees are being included within the Administrator costs incurred by the Company.
As of December 31, 2025 and June 30, 2025, $2,015,442 and $2,015,442, respectively, was payable to the Administrator, US Bank and SMBC by the Company.
Co-Investments
On January 13, 2020, (amended on August 2, 2022), the parent company of the Adviser received the Order, which superseded a prior co-investment exemptive order granted on February 10, 2014, granting the ability to negotiate terms other than price and quantity of co-investment transactions with other funds managed by the Adviser or certain affiliates, including Prospect Capital Corporation ("PSEC"), Priority Income Fund, Inc. ("PRIS") and Prospect Enhanced Yield Fund ("PENF"), where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions included therein.
Under the terms of the relief permitting us to co-invest with other funds managed by our Adviser or its affiliates, a "required majority" (as defined in Section 57(o) of the 1940 Act) of the Company’s independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Company and its stockholders and do not involve overreaching of the Company or its stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Company’s stockholders and is consistent with the Company’s investment objective and strategies. In certain situations where co-investment with one or more funds managed by the Adviser or its affiliates is not covered by the Order, such as when there is an opportunity to invest in different securities of the same issuer, the personnel of the Adviser or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. Moreover, except in certain circumstances, when relying on the Order, the Company will be unable to invest in any issuer in which one or more funds managed or owned by the Adviser or its affiliates has previously invested.
Officers and Directors
Certain officers and directors of the Company are also officers and directors of the Adviser and its affiliates. There were no fees paid to the independent directors of the Company as the Company did not exceed the minimum net asset value required (i.e., greater than $100 million) to receive a fee for the three and six months ended December 31, 2025 and 2024. The officers do not receive any direct compensation from the Company.

Dealer Manager Agreement
On May 13, 2024, the Company entered into the dealer manager agreement (“Dealer Manager Agreement”) with the Dealer Manager.
Pursuant to the terms of the Dealer Manager Agreement, the Company pays the Dealer Manager over time a shareholder servicing and/or distribution fee with respect to our outstanding Class S and Class D shares equal to 0.85% and 0.25%, respectively, per annum of the aggregate NAV of our outstanding Class S and Class D shares, including any Class S and Class D shares issued pursuant to our distribution reinvestment plan, which is included in the 10% underwriting compensation limit as discussed in “Item 1. Business – Compensation of the Dealer Manager and Selected Broker-Dealers.” The shareholder servicing and/or distribution fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers for ongoing shareholder services performed by such participating brokers.
Our Adviser or an affiliate may also pay directly, or reimburse the Dealer Manager if the Dealer Manager pays on our behalf, any organization and offering expenses (other than any underwriting compensation, including upfront selling commissions and shareholder servicing and/or distribution fees, subject to FINRA Rule 2310). Additionally, our Adviser will pay the Dealer Manager a distribution services fee of 0.848% of the sales price of each share sold, except for sales arranged by our Adviser, an affiliate of our Adviser, or their respective personnel.
Expense Limitation Agreement
On and effective April 20, 2021, the Company entered into a new expense limitation agreement with the Adviser, which was amended and restated on July 7, 2021 to extend the period during which the Adviser will be required to waive its investment advisory fees under the Investment Advisory Agreement, from September 30, 2021 to June 30, 2022 (the "First Amended and Restated ELA"). On August 23, 2022, the Company entered into the Second Amended and Restated Expense Limitation Agreement (the "Second Amended and Restated ELA") to extend the period during which the Adviser will be required to waive its investment advisory fees under the Investment Advisory Agreement from June 30, 2022 to December 31, 2022. On April 24, 2023, the Company entered into the Third Amended and Restated Expense Limitation Agreement (the "Third Amended and Restated ELA" to extend the period during which the Adviser will be required to waive its investment advisory fees under the Investment Advisory Agreement from December 31, 2022 to June 30, 2024. On May 13, 2024, we entered into a Fourth Amended and Restated Expense Limitation Agreement (the "Fourth Amended and Restated ELA") to extend the period during which the Adviser will be required to waive its investment advisory fees under the Investment Advisory Agreement from June 30, 2024 to December 31, 2024. Other than the change in time periods, the terms and conditions of the Fourth Amended and Restated ELA are identical to those of the First Amended and Restated ELA, the Second Amended and Restated ELA, and the Third Amended and Restated ELA. On February 12, 2025, we entered into a Fifth Amended and Restated Expense Limitation Agreement (the "Fifth Amended and Restated ELA" and, together with the First Amended and Restated ELA, the Second Amended and Restated ELA, the Third Amended and Restated ELA, and the Fourth Amended and Restated ELA, the "ELA") to extend the period during which the Adviser will be required to waive its investment advisory fees under the Investment Advisory Agreement from December 31, 2024 to June 30, 2025 as well as reduce the Annual Limit (as defined below) from 8.00% to 4.00%, as discussed below.
On July 25, 2025, the Company entered into a Sixth Amended and Restated Expense Limitation Agreement (the "Sixth Amended and Restated ELA") with the Adviser, which amended and restated the ELA, which was previously amended and restated on July 7, 2021, August 23, 2022, April 24, 2023 May 13, 2024, and February 12, 2025 to extend the period during which the Adviser has agreed to waive its investment advisory fees under the Investment Advisory Agreement, dated April 20, 2021, by and between the Company and the Adviser, and also requires the Adviser to reimburse the Company for certain other expenses in order to limit the Company’s operating expenses to an annual rate, expressed as a percentage of the Company’s average quarterly net assets, equal to 0.00%. The Sixth Amended and Restated ELA is in effect from July 1, 2025 until the quarter ending December 31, 2026. The Sixth Amended and Restated ELA permits for expenses waived or reimbursed by the Adviser to be recouped by the Adviser in accordance with the terms of the Sixth Amended and Restated ELA. However, pursuant to the terms of the Sixth Amended and Restated ELA, given the 0.00% annual rate, the expenses waived or reimbursed by the Adviser under the Sixth Amended and Restated ELA will effectively not be subject to recoupment. Other than these changes, the terms and conditions of the Sixth Amended and Restated ELA are identical to those of the Fifth Amended and Restated ELA.
Expense Limitation Agreement
Expense Limitation Agreement with the Adviser
Pursuant to the Sixth Amended and Restated ELA, our Adviser will be required to waive all of the investment advisory fees that it is entitled to receive pursuant to the Investment Advisory Agreement, commencing with the quarter ended September 30, 2025 through December 31, 2026, in order to limit our Operating Expenses (as defined below) to an annual rate, expressed as a percentage of our average quarterly net assets, equal to 0.00% (the "Annual Limit"). After December 31, 2026, such waiver may be made at our Adviser’s option and in its sole discretion. Even if the Adviser decides to voluntarily waive its investment advisory fees for a quarter ended after December 31, 2026, there is no guarantee that the Adviser will continue to do so. For purposes of the ELA, the term "Operating Expenses" with respect to the Company, is defined to include all expenses necessary or appropriate for the operation of the Company, including but not limited to our Adviser’s base management fee, any and all costs and expenses that qualify as line item "operating" expenses in the consolidated financial statements of the Company as the same are filed with the SEC and other expenses described in the Investment Advisory Agreement, but does not include any portfolio transaction or other investment-related costs (including brokerage commissions, dealer and underwriter spreads, prime broker fees and expenses and dividend expenses related to short sales), shareholder servicing and/or distribution fees, interest expenses and other financing costs, extraordinary expenses and acquired fund fees and expenses. Upfront shareholder transaction expenses, such as sales commissions, dealer manager fees and similar expenses, are not Operating Expenses. Our Adviser waived expenses, pursuant to the ELA, in an amount of $724,061 and $314,020 for the three months ended December 31, 2025 and 2024, respectively. Our Adviser waived expenses, pursuant to the ELA, in an amount of $1,487,426 and $603,181 for the six months ended December 31, 2025 and 2024, respectively. As of December 31, 2025, pursuant to the Sixth Amended and Restated ELA, we are due $282,615 from our Adviser. This amount comprises of all of the Company's Operating Expenses. As of June 30, 2025, there was no amount due from the Adviser.
Any ELA Reimbursement can be made solely in the event that we have sufficient excess cash on hand at the time of any proposed ELA Reimbursement and shall be limited to the lesser of (i) the excess of the Annual Limit applicable to such quarter over the Company’s actual Operating Expenses for such quarter and (ii) the amount of ELA Reimbursement which, when added to the Company’s expenses for such quarter, permits the Company to pay the then-current aggregate quarterly distribution to its shareholders, at a minimum annualized rate of at least 6.00% (based on the gross offering prices of Company shares) (the "Distribution") from the sum of (x) the Company’s net investment income (loss) for such quarter plus (y) the Company’s net realized gains (losses) for such quarter (collectively, the "Repayment Limitations"). For the purposes of the calculations pursuant to (i) and (ii) of the preceding sentence, any ELA Reimbursement will be treated as an expense of the Company for such quarter, without regard to the GAAP treatment of such expense. In the event that the Company is unable to make a full payment of any ELA Reimbursements due for any applicable quarter because the Company does not have sufficient excess cash on hand, any such unpaid amount shall become a payable of the Company for accounting purposes and shall be paid when the Company has sufficient cash on hand (subject to the Repayment Limitations); provided, that in the case of any ELA Reimbursements, such payment shall be made no later than the date that is three years after the date on which the applicable waiver was made by our Adviser.
Investment Advisory Fees
Overview
On April 20, 2021, the Company entered into the Investment Advisory Agreement with the Adviser, which was unanimously approved by the Company’s Board of Directors, including by all of the directors who are not "interested persons" (as defined in the 1940 Act), on February 18, 2021, subject to stockholder approval of the Investment Advisory Agreement. The Company’s stockholders approved the Investment Advisory Agreement at a Special Meeting of Stockholders held on March 31, 2021.
On November 5, 2021, we amended and restated the Investment Advisory Agreement to reduce the base management fee and eliminate the incentive fee payable to the Adviser thereunder, effective as of January 1, 2022 and until the one-year anniversary of the listing of the Company’s common stock on a national securities exchange. The Amended and Restated Advisory Agreement was most recently approved by our Board of Directors, including all of our directors who are not "interested persons" (as defined in the 1940 Act), on June 18, 2025.
The Investment Advisory Agreement, as amended and restated, is further discussed below.
Investment Advisory Agreement
Pursuant to the Investment Advisory Agreement, we paid the Adviser a fee for investment advisory and management services consisting of a base management fee and an incentive fee. The cost of both the base management fee payable to the Adviser and any incentive fees it earns is ultimately borne by our stockholders. See "Amended and Restated Advisory Agreement" below for additional information.
Base Management Fee. The base management fee was calculated at an annual rate of 1.75% (0.4375% quarterly) of our average total assets, which includes any borrowings for investment purposes. For the first quarter of our operations following the date of Investment Advisory Agreement, the base management fee was calculated based on the average value of our total assets as of the date of the Investment Advisory Agreement and at the end of the calendar quarter in which the date of the Investment Advisory Agreement fell, and was appropriately adjusted for any share issuances or repurchases during the then current calendar quarter. Subsequently, the base management fee is payable quarterly in arrears, and is calculated based on the average value of our total assets at the end of the two most recently completed calendar quarters, and is appropriately adjusted for any share issuances or repurchases during the then current calendar quarter. Base management fees for any partial month or quarter are appropriately pro-rated. At the Adviser’s option, the base management fee for any period may be deferred, without interest thereon, and paid to the Adviser at any time subsequent to any such deferral as the Adviser determines.
Incentive Fee. The incentive fee consisted of two parts: (1) the subordinated incentive fee on income and (2) the capital gains incentive fee.
Subordinated Incentive Fee on Income. The first part of the incentive fee, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears based upon our "pre-incentive fee net investment income" for the immediately preceding calendar quarter. For purposes of this fee, "pre-incentive fee net investment income" means interest income, dividend income and distribution cash flows from equity investments and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, expenses reimbursed under the Investment Advisory Agreement and the Administration Agreement, any interest expense and dividends paid on any issued and outstanding preferred shares, but excluding the organization and offering expenses and incentive fees on income and capital gains). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The subordinated incentive fee on income is subject to a quarterly fixed preferred return to investors, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, of 1.5% (6.0% annualized), subject to a "catch up" feature. Operating expenses are included in the calculation of the subordinated incentive fee on income.
We will pay our Adviser a subordinated incentive fee on income for each calendar quarter as follows:
•    No incentive fee will be payable to our Adviser in any calendar quarter in which our pre-incentive fee net investment income does not exceed the preferred return rate of 1.5%.
•    100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the preferred return but is less than or equal to 1.875% in any calendar quarter (7.5% annualized). We refer to this portion of our pre-incentive fee net investment income (which exceeds the preferred return but is less than or equal to 1.875%) as the "catch-up." The effect of the "catch-up" provision is that, if our pre-incentive fee net investment income reaches 1.875% in any calendar quarter, our Adviser will receive 20.0% of our pre-incentive fee net investment income as if a preferred return did not apply.
•    20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 1.875% in any calendar quarter (7.5% annualized) will be payable to our Adviser. This reflects that once the preferred return is reached and the catch-up is achieved, 20.0% of all pre-incentive fee net investment income thereafter will be allocated to our Adviser.
Capital Gains Incentive Fee. The second part of the incentive fee, which is referred to as the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 20.00% of our realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year; provided that the incentive fee determined as of December 31, 2021 will be calculated for a period of shorter than twelve calendar months to take into account any net realized capital gains, if any, computed net of all realized capital losses and unrealized capital depreciation for the period commencing as of the date of the Investment Advisory Agreement and ending on December 31, 2021. In determining the capital gains incentive fee payable to the Adviser, we calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each investment that has been in our portfolio. For the purpose of this calculation, an "investment" is defined as the total of all rights and claims which may be asserted against a portfolio company arising from our participation in the debt, equity, and other financial instruments issued by that company. Aggregate realized capital gains, if any, equal the sum of the differences between the aggregate net sales price of each investment and the aggregate amortized cost basis of such investment when sold or otherwise disposed. Aggregate realized capital losses equal the sum of the amounts by which the aggregate net sales price of each investment is less than the aggregate amortized cost basis of such investment when sold or otherwise disposed. Aggregate unrealized capital depreciation equals the sum of the differences, if negative, between the aggregate valuation of each investment and the aggregate amortized cost basis of such investment as of the applicable calendar year-end. At the end of the applicable calendar year, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive fee involves netting aggregate realized capital gains against aggregate realized capital losses on a since-inception basis and then reducing this amount by the aggregate unrealized capital depreciation. If this number is positive, then the capital gains incentive fee payable is equal to 20.00% of such amount, less the aggregate amount of any capital gains incentive fees paid since inception. Operating expenses are not taken into account when determining capital gains incentive fees.

Amended and Restated Advisory Agreement
On November 5, 2021, we amended and restated the Investment Advisory Agreement to reduce the base management fee from an annual rate of 1.75% (0.4375% quarterly) to 1.20% (0.30% quarterly) and eliminate the incentive fee payable thereunder, effective as of January 1, 2022 and until the Listing Anniversary.
Following the Listing Anniversary (1) the base management fee will be calculated at an annual rate of 1.75% (0.4375% quarterly), commencing with the first base management fee calculation that occurs after such anniversary, and (2) the Adviser will be entitled to receive the same incentive fee, including the subordinated incentive fee on income and the capital gains incentive fee, as set forth in the Investment Advisory Agreement and discussed above, commencing with the first calendar quarter after such anniversary. The Amended and Restated Advisory Agreement became effective on January 1, 2022. Until such effective date, the advisory fees payable to the Adviser were as set forth in the Investment Advisory Agreement. See "Investment Advisory Agreement" above.
During the three months ended December 31, 2025 and 2024, the total base management fee incurred by the Adviser was $276,445 and $314,020, respectively, which were waived by the Adviser. As of December 31, 2025 and June 30, 2025, the total base management fee due to the Adviser after the waiver was $0 and $0, respectively.
There were no incentive fees payable as of December 31, 2025 or June 30, 2025. During the three months ended December 31, 2025 and 2024, there were no incentive fees incurred.
Asset Coverage
In accordance with the 1940 Act, the Company is currently only allowed to borrow amounts such that its "asset coverage," as defined in the 1940 Act, is at least 150% after such borrowing. "Asset coverage" generally refers to a company’s total assets, less all liabilities and indebtedness not represented by "senior securities," as defined in the 1940 Act, divided by total senior securities representing indebtedness and, if applicable, preferred stock. "Senior securities" for this purpose includes borrowings from banks or other lenders, debt securities and preferred stock.
On March 23, 2018, an amendment to Section 61(a) of the 1940 Act was signed into law to permit BDCs to reduce the minimum "asset coverage" ratio from 200% to 150%, so long as certain approval and disclosure requirements are satisfied. In addition, for BDCs like the Company whose securities are not listed on a national securities exchange, the Company is also required to offer to repurchase its outstanding shares at the rate of 25% per quarter over four calendar quarters. Under the existing 200% minimum asset coverage ratio, the Company is permitted to borrow up to one dollar for investment purposes for every one dollar of investor equity, and under the 150% minimum asset coverage ratio, the Company will be permitted to borrow up to two dollars for investment purposes for every one dollar of investor equity. In other words, Section 61(a) of the 1940 Act, as amended, permits BDCs to potentially increase their debt-to-equity ratio from a maximum of 1 to 1 to a maximum of 2 to 1.
At the 2019 Annual Meeting, stockholders approved the application to the Company of the 150% minimum asset coverage ratio set forth in Section 61(a)(2) of the 1940 Act. As a result, and subject to certain additional disclosure requirements and the repurchase obligations described above, the minimum asset coverage ratio applicable to the Company was reduced from 200% to 150%, effective as of March 16, 2019.
Below is our annual asset coverage since June 30, 2022. As of December 31, 2025, our asset coverage ratio stood at 194% based on the outstanding principal amount of our senior securities representing indebtedness.

Revolving Credit Facility	Total Amount Outstanding	Asset Coverage per Unit(1)	Involuntary Liquidating Preference per Unit(2)	Average Market Value per Unit(2)
December 31, 2025	$37,040,732	$1,937	—	—
September 30, 2025	$39,246,250	$1,949	—	—
June 30, 2025	$45,500,000	$1,879	—	—
June 30, 2024	$27,800,000	$2,125	—	—
June 30, 2023	$8,600,000	$2,709	—	—
June 30, 2022	$20,500,000	$1,815	—	—

(1) The asset coverage ratio is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by secured senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage Per Unit.

Critical Accounting Estimates
We prepare our financial statements in accordance with U.S. GAAP. In applying many of these accounting principles, we make estimates that affect the reported amounts of assets, liabilities, revenues and expenses in our consolidated financial statements. We base our estimates on historical experience and other factors that we believe are reasonable under the circumstances. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ materially. These estimates, however, are subjective and subject to change, and actual results may differ materially from our current estimates due to the inherent nature of these estimates.
Our critical accounting estimates, including those relating to the valuation of our investment portfolio, are described below. The critical accounting estimates should be read in conjunction with our risk factors as disclosed in "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025. See Note 2 to our consolidated financial statements for more information on how fair value of our investment portfolio is determined, and Note 8 to our consolidated financial statements for information about the inputs and assumptions used to measure fair value of our investment portfolio.
Fair value of Financial Instruments
To value our investments, we follow the guidance of ASC 820, Fair Value Measurement ("ASC 820"), that defines fair value, establishes a framework for measuring fair value in conformity with GAAP, and requires disclosures about fair value measurements. In accordance with ASC 820, the fair value of our investments is defined as the price that we would receive upon selling an investment in an orderly transaction to an independent buyer in the principal or most advantageous market in which that investment is transacted.
ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:
Level 1. Quoted prices in active markets for identical assets or liabilities, accessible by us at the measurement date.
Level 2. Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.
Level 3. Unobservable inputs for the asset or liability.
In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment. All of our investments carried at fair value are classified as Level 2 or Level 3 as of December 31, 2025 and June 30, 2025, with a significant portion of our investments classified as Level 3.
Investments
We determine the fair value of our investments on a quarterly basis, with changes in fair value reflected as a net change in unrealized gains (losses) from investments in the Consolidated Statement of Operations.
The Company applies the SEC’s Rule 2a-5 in determining fair value of its investments. Rule 2a-5 establishes a consistent, principles-based framework for boards of directors to use in creating their own specific processes in order to determine fair values in good faith.
Investments for which market quotations are readily available must be valued at such market quotations. In order to validate market quotations, management and the independent valuation firm look at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. In determining the range of values for debt instruments where market quotations are not readily available, we perform a multiple step valuation process with our investment professionals alongside our independent valuation firms. The independent valuation firms prepare valuations for each investment which are presented by the independent valuation firms to the Audit Committee of our Board of Directors. The Audit Committee makes a recommendation to the Board of Directors of the value for each investment and the Board of Directors approves the values with the input of the Adviser quarterly. For intra-quarter valuations, the Adviser as valuation designee takes the most recent quarterly valuations approved by the Board of Directors, calculates the estimated earnings per share for each investment in order to adjust the valuation of each investment for income that is expected to be realized and considers other factors that should be taken into account in order to adjust the valuations, including, market changes in expected returns for similar investments; performance improvement or deterioration which would change the margin added to the base interest rate charged; the nature and realizable value of any collateral; the issuer’s ability to make payments and its earnings and discounted cash flow; the markets in which the issuer does business; comparisons to publicly traded securities; and other relevant factors.
Management and the independent valuation firm may consider various factors in determining the fair value of our investments. One prominent factor is the enterprise value of a portfolio company determined by applying a market approach such as using earnings before interest, taxes, depreciation and amortization ("EBITDA") multiples, net income and/or book value multiples for similar guideline public companies and/or similar recent investment transactions and/or an income approach, such as the discounted cash flow technique. If relevant, management and the independent valuation firms will consider the pricing indicated by external events such as a purchase or sale transaction to corroborate the valuation.
Changes in market yields, discount rates, capitalization rates or EBITDA multiples, each in isolation, may change the fair value measurement of certain of our investments. Generally, an increase in market yields, discount rates or capitalization rates, or a decrease in EBITDA (or other) multiples may result in a decrease in the fair value measurement of certain of our investments.
Our investments that are classified as Level 3 are primarily valued utilizing a discounted cash flow, enterprise value ("EV") waterfall, or asset recovery analysis. The discounted cash flow converts future cash flows or earnings to a range of fair values from which a single estimate may be derived utilizing an appropriate discount rate. The fair value measurement is based on the net present value indicated by current market expectations about those future amounts. Under the EV waterfall, the EV of a portfolio company is first determined and allocated over the portfolio company’s securities in order of their preference relative to one another (i.e., "waterfall" allocation). To determine the EV, we typically use a market (multiples) valuation approach that considers relevant and applicable market trading data of guideline public companies, transaction metrics from precedent merger and acquisitions transactions, and/or a discounted cash flow. The asset recovery analysis is intended to approximate the net recovery value of an investment based on, among other things, assumptions regarding liquidation proceeds based on a hypothetical liquidation of a portfolio company’s assets.
In determining the range of values for our investments in CLOs, the independent valuation firm uses a discounted multi-path cash flow model. Various risk factors are sensitized in the multi-path cash flow model using Monte Carlo simulations to generate probability-weighted (i.e., multi-path) cash flows for the underlying assets and liabilities. These cash flows are discounted using appropriate market discount rates, and relevant data in the CLO market and certain benchmark credit indices are considered, to determine the value of each CLO investment.
At December 31, 2025, $45,155,076, $8,005,892, and $10,757,799 of our total investments were valued using the discounted cash flow, enterprise value waterfall, and market quotes, respectively, compared to $52,562,069, $6,758,562, and $25,695,965 of our total investments which were valued using the discounted cash flow, enterprise value waterfall, and market quotes, respectively, at June 30, 2025.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which we have recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the currently assigned valuations.
Recent Accounting Pronouncements
For discussion of recent accounting pronouncements, refer to Note 2 within the accompanying notes to the consolidated financial statements.
Item 3: Quantitative and Qualitative Disclosures About Market Risk.
We are subject to financial market risks, including inflation, changes in interest rates and equity price risk. The impact of global health epidemics, wars and civil disorder and other events outside our control, including, but not limited to, the renewed hostilities in the Middle East and the conflict between Russia and Ukraine, and the effects of this volatility could materially impact our market risks. For additional information concerning risks and their potential impact on our business and our operating results, see "Part 1: Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
Interest rate sensitivity refers to the change in our earnings that may result from changes in the level of interest rates impacting some of the loans in our portfolio which have floating interest rates. Additionally, because we fund a portion of our investments with borrowings, our net investment income is affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. See "Part 1: Item 1A. Risk Factors - Risks Relating to Our Business and Structure - Rising interest rates may adversely affect the value of our portfolio investments which could have an adverse effect on our business, financial condition and results of operations" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

Our debt investments may be based on floating rates or fixed rates. For our floating rate loans, the rates are determined from the SOFR, EURO Interbank Offer Rate, the Federal Funds Rate or the Prime Rate. The floating interest rate loans may be subject to a SOFR floor. Our loans typically have durations of one, three or six months after which they reset to current market interest rates. As of December 31, 2025, 98% (based on fair value) of our investments paid variable interest rates and 2% paid fixed rates (considering interest rate flows for floating rate instruments, excluding our investments in equity and structured subordinated notes). A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to certain variable rate investments we hold and to declines in the value of any fixed rate investments we may hold in the future.
The OZK Credit Facility is based on floating SOFR or prime rate. Amounts drawn under the OZK Credit Facility in U.S. dollars will bear interest at either term SOFR plus 2.5%. The outstanding balance of the OZK Credit Facility is $37,040,732 as of December 31, 2025.
The following table shows the estimated annual impact of changes in interest rates (considering interest rate flows for floating rate instruments, excluding our investments in equity, fixed rate instruments and structured subordinated notes) on our interest income, interest expense and net interest income, assuming no changes in our investment portfolio in effect as of December 31, 2025:

Interest Rate Basis Point Change	Interest Income	Interest Expense	Net Investment Income
Up 300 basis points	$1,849,458	$1,111,222	$738,236
Up 200 basis points	$1,232,972	$740,815	$492,157
Up 100 basis points	$616,486	$370,407	$246,079
Down 100 basis points	$(494,778)	$(370,407)	$(124,371)
Down 200 basis points	$(803,915)	$(740,815)	$(63,100)
Down 300 basis points	$(1,079,003)	$(1,111,222)	$32,219
Because we may borrow money to make investments, our net investment income may be dependent on the difference between the rate at which we borrow funds and the rate at which we invest these funds. In periods of increasing interest rates, our cost of funds would increase, which may reduce our net investment income. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.
We may also face risk due to the lack of liquidity in the marketplace which could prevent us from raising sufficient funds to adequately invest in a broad pool of assets. We are subject to other financial market risks, including changes in interest rates. However, at this time, with no portfolio investments, this risk is immaterial.
In addition, we may have risk regarding portfolio valuation. For discussion of critical accounting policies, estimates and risks regarding our portfolio valuation, refer to "Critical Accounting Estimates" above and in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
Item 4: Controls and Procedures
Evaluation of Disclosure Controls and Procedures
As of December 31, 2025, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act). Based on that evaluation, our management, including the Chief Executive Officer and Chief Financial Officer, concluded that our disclosure controls and procedures were effective and provided reasonable assurance that information required to be disclosed in our periodic SEC filings is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. However, in evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management was necessarily required to apply its judgment in evaluating the cost-benefit relationship of such possible controls and procedures.
Changes in Internal Control Over Financial Reporting
There were no changes in our internal control over financial reporting during the quarter ended December 31, 2025, that have materially affected, or are reasonably likely to materially affect our internal control over financial reporting.
PART II
Item 1. Legal Proceedings

From time to time, we may become involved in various investigations, claims and legal proceedings that arise in the ordinary course of our business. These matters may relate to intellectual property, employment, tax, regulation, contract or other matters. The resolution of such matters as may arise will be subject to various uncertainties and, even if such claims are without merit, could result in the expenditure of significant financial and managerial resources. We are not aware of any material legal proceedings as of December 31, 2025.
Item 1A. Risk Factors
In addition to the other information set forth in this report, you should carefully consider the risk factors in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended June 30, 2025, which could materially affect our business, financial condition or future results. The risks described in this report and in our Annual Report on Form 10-K are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or future results.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds
Recent Sales of Unregistered Securities
In order to satisfy the reinvestment portion of our dividends for the six months ended December 31, 2025, we issued the following shares of common stock to stockholders of record on the dates noted below as part of our distribution reinvestment plan. These issuances were not subject to the registration requirements of the Securities Act of 1933, as amended.

Record Date	Date of Issuance	Number of Shares	Purchase Price per Share
July 25, 2025	August 1, 2025	60,071	$4.46
August 29, 2025	September 8, 2025	74,472	$4.53
September 26, 2025	October 3, 2025	60,559	$4.53
October 31, 2025	November 7, 2025	76,120	$4.53
November 28, 2025	December 5, 2025	62,299	$4.11
December 26, 2025	January 2, 2026	62,731	$4.11
Item 3. Defaults Upon Senior Securities
Not applicable.
Item 4. Mine Safety Disclosures
Not applicable.
Item 5. Other Information
During the six months ended December 31, 2025, no director or officer of the Company adopted or terminated a "Rule 10b5-1 trading arrangement" or "non-Rule 10b5-1 trading arrangement," as each term is defined in Item 408 of Regulation S-K.

We have adopted insider trading policies and procedures governing the purchase, sale, and disposition of our securities by our officers and directors that are reasonably designed to promote compliance with insider trading laws, rules and regulations.
Item 6. Exhibits
The following exhibits are filed as part of this report or hereby incorporated into this report by reference to exhibits previously filed with the SEC (according to the number assigned to them in Item 601 of Regulation S-K):
Exhibit No.
3.1     Fourth Amended Articles of Incorporation(8)
3.2     Articles Supplementary(7)
3.3     Articles Supplementary(5)
3.4    Articles of Merger of the Registrant(6)
3.5    Articles of Amendment(4)
3.6    Articles of Amendment(3)
3.7    Articles of Amendment(1)
3.8    Fourth Amended and Restated Bylaws(2)

31.1     Certification by Chief Executive Officer pursuant to Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 *
31.2     Certification by Chief Financial Officer pursuant to Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 *
32.1     Certification by Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (furnished herewith)*
32.2    Certification by Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (furnished herewith)*
101.INS Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document*
101.SCH Inline XBRL Taxonomy Extension Schema Document*
101.CAL Inline XBRL Taxonomy Extension Calculation Linkbase Document*
101.DEF Inline XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB Inline XBRL Taxonomy Extension Label Linkbase Document*
101.PRE Inline XBRL Taxonomy Extension Presentation Linkbase Document*
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)
________________________
*    Filed herewith.
(1)Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on September 21, 2022.
(2)Incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed with the SEC on September 21, 2022.
(3)Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on January 11, 2022.
(4)Incorporated by reference to Exhibit 2(a)(4) to the Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-2 (SEC File No. 333-230251) filed with the SEC on August 6, 2020.
(5)Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 23, 2019.
(6)Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 1, 2019.
(7)Incorporated by reference to Exhibit 2(a)(1) to the Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (SEC File No. 333-206730) filed with the SEC on March 3, 2016.
(8)Incorporated by reference to Exhibit 2(a) to the Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-2 (SEC File No. 333-174873) filed with the SEC on November 1, 2013.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on February 11, 2026.

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.

    By: /s/ M. Grier Eliasek
    M. Grier Eliasek
    Chief Executive Officer
    (Principal Executive Officer)

    By: /s/ Kristin Van Dask
    Kristin Van Dask
    Chief Financial Officer
    (Principal Accounting and Financial Officer)